Exhibit 10.42

                                                                  EXECUTION COPY





                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                           OG RETAIL HOLDING CO., LLC



          THE INTERESTS OF THE MEMBERS ISSUED UNDER THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES ACT OF ANY STATE OR THE DISTRICT OF COLUMBIA. NO RESALE OF AN INTEREST BY A MEMBER IS PERMITTED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF THIS AGREEMENT AND ANY APPLICABLE FEDERAL OR STATE SECURITIES LAWS, AND ANY VIOLATION OF SUCH PROVISIONS COULD EXPOSE THE SELLING MEMBER AND THE COMPANY TO LIABILITY.



                          Dated as of December 29, 2005

                                TABLE OF CONTENTS

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ARTICLE 1. DEFINITIONS                                                        1

1.1      Definitions..........................................................1
1.2      Terms Generally.....................................................11

ARTICLE 2. THE COMPANY AND ITS BUSINESS                                      12

2.1      Classes of Interests................................................12
2.2      Company Name........................................................12
2.3      Duration............................................................12
2.4      Filing of Certificate and Amendments................................12
2.5      Business; Scope of Members' Authority...............................12
2.6      Principal Office; Registered Agent..................................13
2.7      Representations by the Members......................................13
2.8      Organizational Expenses and Syndication Expenses....................14
2.9      Subsidiaries of the Company.........................................14

ARTICLE 3. MANAGEMENT OF COMPANY BUSINESS; POWERS AND DUTIES OF THE
           ADMINISTERING MEMBER .............................................15

3.1      Management and Control..............................................15
3.2      Role of Administering Member........................................15
3.3      Management Agreement................................................19
3.4      Decisions Requiring Approval of the Management Committee............19
3.5      Management Committee................................................24
3.6      Sale of the Subject Subsidiary......................................26

ARTICLE 4. RIGHTS AND DUTIES OF MEMBERS                                      31

4.1      Duties and Obligations of the Administering Member..................31
4.2      Other Activities of Class A Member..................................32
4.3      Indemnification.....................................................33
4.4      Dealing with Members................................................34
4.5      Use of Company Assets and Subsidiary Assets.........................34
4.6      Designation of Tax Matters Member...................................34

ARTICLE 5. BOOKS AND RECORDS; ANNUAL REPORTS                                 35

5.1      Books of Account....................................................35
5.2      Availability of Books of Account....................................36
5.3      Annual Reports and Statements; Annual Budgets and Business Plans....36
5.4      Accounting Expenses.................................................37
5.5      Bank Accounts.......................................................37


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ARTICLE 6. CAPITAL CONTRIBUTIONS, LOANS AND LIABILITIES                      38

6.1      Capital Contributions...............................................38
6.2      Capital Calls.......................................................38
6.3      Capital of the Company..............................................40
6.4      Limited Liability of Members........................................40

ARTICLE 7. CAPITAL ACCOUNTS, PROFITS AND LOSSES AND ALLOCATIONS              40

7.1      Capital Accounts....................................................40
7.2      Profits and Losses..................................................41

ARTICLE 8. APPLICATIONS AND DISTRIBUTIONS OF AVAILABLE CASH                  44

8.1      Applications and Distributions......................................44
8.2      Liquidation.........................................................45
8.3      Repayment of Member Loans...........................................45

ARTICLE 9. TRANSFER OF COMPANY INTERESTS                                     46

9.1      Limitations on Assignments of Interests by Members..................46
9.2      First Offer Right on Interests......................................46
9.3      Tag-Along Rights; Drag-Along Rights.................................49
9.4      Assignment Binding on Company.......................................50
9.5      Bankruptcy of a Member..............................................50
9.6      Substituted Members.................................................50
9.7      Acceptance of Prior Acts. ..........................................51
9.8      Additional Limitations..............................................51

ARTICLE 10. DISSOLUTION OF THE COMPANY;  WINDING UP AND DISTRIBUTION
            OF ASSETS .......................................................51

10.1     Dissolution.........................................................51
10.2     Winding Up..........................................................52
10.3     Distribution of Assets..............................................52

ARTICLE 11. AMENDMENTS                                                       53

11.1     Amendments..........................................................53
11.2     Additional Members..................................................53

ARTICLE 12. MISCELLANEOUS                                                    53

12.1     Further Assurances..................................................53
12.2     Notices.............................................................53
12.3     Headings and Captions...............................................54
12.4     Variance of Pronouns................................................54
12.5     Counterparts. ......................................................54
12.6     Governing Law.......................................................54


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12.7     Arbitration.........................................................54
12.8     Partition. .........................................................54
12.9     Invalidity..........................................................55
12.10    Successors and Assigns..............................................55
12.11    Entire Agreement....................................................55
12.12    Waivers.............................................................55
12.13    No Brokers..........................................................55
12.14    Maintenance as a Separate Entity....................................55
12.15    Confidentiality.....................................................55
12.16    No Third Party Beneficiaries........................................56
12.17    Construction of Documents...........................................56
12.18    Time of Essence.....................................................56



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

                                    SCHEDULES


SCHEDULE 1     DESCRIPTION OF INITIAL PROPERTY
SCHEDULE 2 MEMBERS' ADDRESSES, INITIAL CAPITAL CONTRIBUTIONS AND PERCENTAGE INTERESTS



                                    EXHIBITS
                                    --------

EXHIBIT A      FORM OF MANAGEMENT AGREEMENT
EXHIBIT B      INITIAL ANNUAL BUDGET AND BUSINESS PLAN
EXHIBIT C      FORM OF LEVEL 1 SUBSIDIARY LIMITED LIABILITY COMPANY AGREEMENT
EXHIBIT D      FORM OF LEVEL 2 SUBSIDIARY LIMITED LIABILITY COMPANY AGREEMENT

                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                           OG RETAIL HOLDING CO., LLC


     This LIMITED LIABILITY COMPANY AGREEMENT, dated as of December 29, 2005, by and among Glimcher Properties Limited Partnership, a Delaware limited partnership ("Class A Member") and OMERS Realty Corporation, a Canadian corporation ("Class B Member"; each of Class A Member and Class B Member, a "Member" and collectively, the "Members").

                                    RECITALS
                                    --------

     WHEREAS, Class A Member has entered into an Agreement of Sale and Purchase and Joint Escrow Instructions, dated as of October 5, 2005 (the "Purchase Agreement"), with the sellers named therein ("Sellers"), to purchase the property commonly known as the Puente Hills Mall, located in the City of Industry, California, and as more particularly described on Schedule 1 attached hereto (the "Initial Property");

     WHEREAS, concurrently herewith, Class A Member is assigning its rights under the Purchase Agreement, including, without limitation, its right to purchase the Initial Property, to Puente Hills Mall, LLC, a Delaware limited liability company (the "Initial Subsidiary"); and

     WHEREAS Class A Member and Class B Member wish to form the Company and wish to enter into this Agreement to define and express all of their respective rights and obligations with respect to the operation of the Company and its Subsidiaries (as defined herein).

     NOW, THEREFORE, in order to carry out their intent as expressed above and in consideration of the mutual agreements hereinafter contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE 1.

                                   DEFINITIONS
                                   -----------

     1.1 Definitions. As used in this Agreement, the following terms shall have the meanings set forth below, which meanings shall be applicable equally to the singular and plural of any terms defined:

     "Acceptance Notice" shall have the meaning set forth in Section 9.2(b)(ii).

     "Acceptance Period" shall have the meaning set forth in Section 9.2(b)(ii).

     "Acquisition Financing" shall mean any loan or other financing made to and/or assumed by the Company or its Subsidiaries in connection with the purchase of any Property or any refinancing thereof.

     "Acquisition Lender" shall mean the holder(s) of any Acquisition Financing or portion thereof.

     "Acquisition Loan Documents" shall mean the documents evidencing, securing and relating to any Acquisition Financing.

     "Act" shall mean the Delaware Limited Liability Company Act (6 Del. C. 18-101, et seq.), as amended from time to time.

     "Administering Member" shall mean (i) upon the execution and delivery hereof, Class A Member or (ii) if for any reason Class A Member ceases to be Administering Member pursuant to the terms hereof, the Person that is designated by Class B Member as a New Administering Member pursuant to Section 3.2(d).

     "Affiliate" shall mean with respect to any Person (i) any other Person that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with such Person, (ii) any other Person owning or controlling ten percent (10%) or more of the outstanding voting securities, of or other ownership interests in, such Person, (iii) any officer, director, member or partner of such Person and/or (iv) if such Person is an officer, director, member or partner, the company for which such Person acts in any such capacity. For purposes of this definition, the term "control," when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Agreement" shall mean this Limited Liability Company Agreement, as it may hereafter be amended or modified from time to time.

     "Annual Budget" shall mean the annual budget for the Company and its Subsidiaries prepared by the Administering Member for the approval of the Management Committee.

     "Approved Budget" shall mean, with respect to each Budget Year, the Initial Annual Budget and each subsequent Annual Budget for the Budget Year in question, in each case as approved by the Management Committee in accordance with the provisions hereof and as any of the same may be amended from time to time in accordance with the provisions hereof.

     "Available Cash Flow" shall mean, for any specified period, the excess, if any, of (A) the sum of (i) all cash receipts (other than Capital Event Proceeds) of the Company during such period from whatever source and (ii) any working capital and reserves of the Company, existing at the start of such period, less
(B) the sum of (i) all cash amounts paid or payable (without duplication) in such period on account of any expenses of any type whatsoever (including capital expenditures, operating expenses, taxes, amortization and interest on any debt of the Company), and (ii) any cash reserves that the Management Committee determines may be required for the working capital, capital expenditures and future needs of the Company, provided that such cash reserves shall at all times prior to dissolution of the Company be not less than $100,000.

     "Bankruptcy" shall mean, with respect to the affected party, (i) the entry of an Order for Relief under the Bankruptcy Code, (ii) the admission by such party of its inability to pay its debts as they mature, (iii) the making by it of an assignment for the benefit of creditors, (iv) the filing by it of a petition in bankruptcy or a petition for relief under the Bankruptcy Code or any other applicable federal or state bankruptcy or insolvency statute or any similar law, (v) the expiration of sixty (60) days after the filing of an involuntary petition under the Bankruptcy Code, (vi) an application by such party for the appointment of a receiver for the assets of such party, (vii) an involuntary petition seeking liquidation, reorganization, arrangement or readjustment of its debts under any other federal or state insolvency law, provided that the same shall not have been vacated, set aside or stayed within such sixty-day period or (viii) the imposition of a judicial or statutory lien on all or a substantial part of its assets unless such lien is discharged or vacated or the enforcement thereof stayed within sixty (60) days after its effective date.

     "Bankruptcy Code" shall mean Title 11 of the United States Code, as amended.

     "Book Value" shall mean, with respect to any Company Asset, its adjusted basis for federal income tax purposes, except that the initial Book Value of any asset contributed by a Member to the Company shall be an amount equal to the agreed gross fair market value of such asset, and such Book Value shall thereafter be adjusted in a manner consistent with Treasury Regulations Section 1.704-1(b)(2)(iv)(g) for revaluations pursuant to Section 7.1(b) and for the Depreciation taken into account with respect to such asset.

     "Budget Year" shall mean the period beginning on the Effective Date and ending on December 31, 2006 and each successive calendar year thereafter, beginning on January 1, 2007.

     "Business Day" shall mean any day other than a Saturday, Sunday and any day on which banks in Columbus, Ohio are authorized to close.

     "Business Plan" shall mean, for each Budget Year, the Approved Budget in effect together with the annual strategic plan (including a leasing plan and capital expenditure plan) in effect for that Budget Year. Each Business Plan shall include a comparison to the Underwriting Plan for the applicable Property that was provided to Class B Member, measuring the positive or negative deviations from such Underwriting Plan.

     "Capital Account" shall mean, when used in respect of any Member, the Capital Account maintained for such Member in accordance with Section 7.1, as said Capital Account may be increased or decreased from time to time pursuant to the terms of this Agreement.

     "Capital Call" shall have the meaning set forth in Section 6.2(b).

     "Capital Contribution" shall mean, with respect to any Member, the aggregate amount of capital actually contributed to the Company by such Member in accordance with Article 6.

     "Capital Event" shall mean (i) any sale or refinancing of an interest in a Subsidiary or of other Company Assets, or (ii) to the extent permitted hereunder, any sale, financing, casualty or condemnation affecting all or any portion of a Property or any other Subsidiary Assets or any direct or indirect interest therein.

     "Capital Event Proceeds" shall mean all proceeds resulting from a Capital Event listed in clause (i) of the definition of Capital Event and all proceeds resulting from a Capital Event listed in clause (ii) of the definition of Capital Event to the extent distributed to the Company.

     "Cause" shall mean (i) the occurrence of any Default or (ii) the existence of any grounds for a Subsidiary to terminate any Management Agreement (other than upon a sale).

     "Certificate" shall mean the Certificate of Formation of the Company filed with the Secretary of State of the State of Delaware on December 2, 2005, as the same may hereafter be amended and/or restated from time to time.

     "Change of Control" shall mean (i) any change in the ownership of Class A Member whereby Glimcher Realty Trust either shall cease to own a majority of the economic interests in Class A Member or shall cease to control the sole general partner of Class A Member, (ii) any change in the identity of the owners of the general partnership interests in Class A Member, (iii) any change in the membership of Glimcher Realty Trust's current board of directors which results in the current board members as of any date after the Effective Date constituting less than fifty percent (50%) of the total board members at any time during the one (1) year period following such date, (iv) the acquisition of more than twenty-five percent (25%) of the capital stock of Glimcher Realty Trust by any person or "group" (within the meaning of Rules 13d-3 and 13d-5 of the Securities Exchange Act of 1934, as amended) or (v) if none of Class A Member or any Affiliates of Class A Member shall own an equity interest in the Company.

     "Class A Interest" shall mean the entire interest of Class A Member in the Company at any particular time, including the right of Class A Member to any and all benefits to which Class A Member may be entitled as provided in this Agreement, together with the obligations of Class A Member to comply with all the terms and provisions of this Agreement.


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

     "Class A Member" shall mean Glimcher Properties Limited Partnership, a Delaware limited partnership, and any Substituted Members therefor, for so long as such Persons shall be Members of the Company.

     "Class B Interest" shall mean the entire interest of Class B Member in the Company at any particular time, including the right of Class B Member to any and all benefits to which Class B Member may be entitled as provided in this Agreement, together with the obligations of Class B Member to comply with all the terms and provisions of this Agreement.

     "Class B Member" shall mean OMERS Realty Corporation, a Canadian corporation, and any Substituted Members therefor, for so long as such Persons shall be Members of the Company.

     "Closing Period" shall have the meaning set forth in Section 3.6(b)(iii).

     "Code" shall mean the Internal Revenue Code of 1986, as amended, or any corresponding provision(s) of succeeding law.

     "Committee Representative" shall mean each individual appointed from time to time by any Member pursuant to Section 3.5, and "Committee Representatives" shall mean all of such individuals, collectively.

     "Company" shall mean OG Retail Holding Co., LLC, a Delaware limited liability company, as said Company may from time to time be hereafter constituted.

     "Company Assets" shall mean all right, title and interest of the Company in and to all or any portion of its assets and any property (real, personal, tangible or intangible) or estate acquired in exchange therefor or in connection therewith, including, without limitation, its interests in the Subsidiaries.

     "Company Loan" shall have the meaning set forth in Section 6.2(e).

     "Confidential Information" shall have the meaning set forth in Section
12.15.

     "Contributing Member" shall have the meaning set forth in Section 6.2(c).

     "Debtor Member" shall have the meaning set forth in Section 8.3.

     "Default" shall mean the occurrence of any one of the following: (i) Administering Member or its Affiliates commits gross negligence, fraud, misappropriation of funds or willful misconduct in carrying out its duties and obligations hereunder, under the Management Agreement or under any other agreement to which Administering Member or its Affiliates, on the one hand, and the Company and/or its Subsidiaries, on the other, are parties or (ii) any Bankruptcy or any criminal indictment or conviction occurs with respect to Administering Member or its Affiliates.

     "Deposit" shall have the meaning set forth in Section 3.6(b)(v).

     "Depreciation" shall mean, with respect to any Fiscal Year, all deductions attributable to depreciation or cost recovery with respect to Company Assets, including any improvements made thereto and any tangible personal property located therein, or amortization of the cost of any intangible property or other assets acquired by the Company or its Subsidiaries, which have a useful life exceeding one year; provided, however, that with respect to any Company Asset whose tax basis differs from its Book Value at the beginning of such Fiscal Year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Book Value as the depreciation, amortization or other cost recovery deduction for such period with respect to such asset for federal income tax purposes bears to its adjusted tax basis as of the beginning of such Fiscal Year; provided, however, that if the federal income tax depreciation, amortization or other cost recovery deduction for such Fiscal Year is zero, Depreciation shall be determined using any reasonable method selected by the Management Committee. "Effective Date" shall mean December 29, 2005.

     "Election Period" shall have the meaning set forth in Section 3.6(b)(ii).

     "Equity Commitment" shall have the meaning set forth in Section 4.2(a).

     "Exclusivity Period" shall mean that period beginning on the Effective Date and ending on the earlier of (i) the date on which there is a Change of Control of Glimcher Realty Trust, (ii) subject to the provisions of Section 4.2 hereof, the date on which Class B Member rejects or fails to accept three consecutive Proposals, (iii) the third anniversary of the Effective Date, or (iv) the 90th day after the date hereof if the Equity Commitment is not obtained as described in Section 4.2.

     "Exercise Notice" shall have the meaning set forth in Section 3.6(b)(ii).

     "Failed Contribution" shall have the meaning set forth in Section 6.2(c).

     "Filings" shall have the meaning as set forth in Section 4.1(b).

     "Fiscal Year" shall mean the fiscal year of the Company, which shall be the calendar year; but upon termination of the Company, "Fiscal Year" shall mean the period from the end of the last preceding Fiscal Year to the date of such termination.

     "Funded Portion" shall have the meaning set forth in Section 6.2(c).

     "Initial Capital Contributions" shall have the meaning set forth in Section 6.1(a).


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

     "Initial Property" shall have the meaning set forth in the Recitals.

     "Initial Subsidiary" shall have the meaning set forth in the Recitals.

     "Interest" shall mean the entire interest of a Member in the Company at any particular time, including the right of such Member to any and all benefits to which a Member may be entitled as provided in this Agreement, together with the obligations of such Member to comply with all the terms and provisions of this Agreement.

     "Interest Marketing Period" shall have the meaning set forth in Section 9.2(b)(iii).

     "Interest Purchase Deposit" shall have the meaning set forth in Section 9.2(b)(v).

     "Interest Purchase Option" shall have the meaning set forth in Section 9.2(b)(i).

     "Interest Purchase Price" shall have the meaning set forth in Section 9.2(b)(iii).

     "Interest Purchaser" shall have the meaning set forth in Section 9.2(b).

     "Internal Rate of Return" means, with respect to any Member's investment in the Company, the discount rate that causes the sum of net present value of all cash in-flows from that Member (i.e., Capital Contributions) and the net present value of all cash out-flows to that Member resulting from the investment to equal zero dollars ($0). A Member will be deemed to receive a specified Internal Rate of Return, with respect to any Capital Contributions, when that Member has received a return of all those Capital Contributions plus a cumulative, daily compounded, return on those Capital Contributions at the specified annual rate, calculated commencing on the date or dates those Capital Contributions are made and compounded daily to the extent the return is not paid on a current basis, taking into account the timing and amounts of all previous distributions made (or deemed made) by the Company to that Member and the timing and amounts of all previous Capital Contributions made to the Company by that Member. For purposes of computing the Internal Rate of Return, (i) all cash in-flows and cash out-flows from or to Members actually received will be discounted to present value using daily measuring periods, (ii) amounts received by a Member in respect of interest on or principal of a Company Loan made by that Member will be disregarded in calculating that Member's Internal Rate of Return and will not be deemed to be a distribution or cash out-flow to that Member, and (iii) amounts received by a Lender Member in respect of interest on or principal of a Member Loan will be deemed received by the Debtor Member and not the Lender Member for purposes of calculating the Members' Internal Rate of Return. All IRR calculations assume contributions and distributions on the date made and use the XIRR function as calculated in Microsoft Excel.

     "IRS" shall mean the Internal Revenue Service and any successor agency or entity thereto.

     "Lender Member" shall have the meaning set forth in Section 8.3.


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

     "Level 1 Subsidiary" shall mean each direct subsidiary formed by the Company, including Puente Hills Mall REIT, LLC, a Delaware limited liability company.

     "Level 2 Subsidiary" shall mean each direct and indirect subsidiary of the Level 1 Subsidiaries, including the Initial Subsidiary.

     "Lockout Period" shall mean the period ending on the fourth anniversary of the date of the acquisition by the Company of the Initial Property; provided, however, that upon the occurrence of Cause, Class B Member may, in its discretion, elect to terminate the Lockout Period together with other agreements related thereto to which Manager or any of its Affiliates is a party.

     "Losses" shall have the meaning set forth in Section 7.2.

     "Majority Decisions" shall mean any of the Majority Decisions listed in
Section 3.4(b).

     "Management Agreement" shall mean each Property Management Agreement entered into between each Subsidiary that owns a Property and Manager in respect of the Property owned by such Subsidiary, each in the form attached hereto as Exhibit A.

     "Management Committee" shall have the meaning set forth in Section 3.5(a).

     "Manager" shall mean Glimcher Properties Limited Partnership or its Affiliate, in its capacity as property manager.

     "Marketing Period" shall have the meaning set forth in Section 3.6(b)(iii).

     "Member" shall mean each of Class A Member and Class B Member, any Substituted Members and any New Administering Member, for so long as such Persons shall be Members of the Company and "Members" shall mean such Persons, collectively.

     "Member-Funded Debt" shall mean any non-recourse debt of the Company that is loaned or guaranteed by any Member and/or is treated as Member non-recourse debt with respect to a Member under Treasury Regulations Section 1.704-2(b)(4).

     "Member Indemnitee" shall mean any Affiliate of a Member and any officer, director, partner, member, agent or employee of a Member or its Affiliates.

     "Member Loan" shall have the meaning set forth in Section 6.2(d).

     "Minimum Gain" shall mean an amount equal to the excess of the principal amount of debt of the Company for which no Member is liable ("non-recourse debt"), over the adjusted basis of the Company Assets which represents the minimum taxable gain which would be recognized by the Company if the non-recourse debt were foreclosed upon and the Company Assets were transferred to the creditor in satisfaction thereof, and which is referred to as "minimum gain" in Treasury Regulations Section 1.704-2(b)(2). A Member's share of Minimum Gain shall be determined pursuant to Treasury Regulations Section 1.704-2.

     "New Administering Member" shall have the meaning set forth in Section 3.2(d).

     "Non-Contributing Member" shall have the meaning set forth in Section
6.2(c).

     "Non-Triggering Member" shall have the meaning set forth in Section 3.6(a).

     "Objection Notice" shall have the meaning set forth in Section 5.3(c).

     "Organizational Document" shall mean, with respect to any Person, (i) in the case of a corporation, such Person's certificate of incorporation and by-laws, and any shareholder agreement, voting trust or similar arrangement applicable to any of such Person's authorized shares of capital stock, (ii) in the case of a partnership, such Person's certificate of limited partnership, partnership agreement, voting trusts or similar arrangements applicable to any of its partnership interests, (iii) in the case of a limited liability company, such Person's certificate of formation, limited liability company agreement or other document affecting the rights of holders of limited liability company interests, or (iv) in the case of any other legal entity, such Person's organizational documents and all other documents affecting the rights of holders of equity interests in such Person.

     "Organizational Expenses" shall mean expenses incurred in connection with the organization and formation of the Company and its Subsidiaries, but excluding the respective attorneys' fees of the Members.

     "Percentage Interest" shall mean, (i) with respect to Class B Member, 48%, and (ii) with respect to Class A Member, 52%.

     "Person" shall mean any individual, partnership, corporation, limited liability company, trust or other legal entity.

     "Profits" shall have the meaning set forth in Section 7.2.

     "Property" shall mean each real property acquired by a Subsidiary, including the Initial Property; and "Properties" shall mean all of them collectively.

     "Property Lockout Period" shall mean, with respect to any Property or the interests in a Subsidiary owning a Property, the period ending on the fourth anniversary of the date of the acquisition of such Property; provided, however, that upon the occurrence of Cause, Class B Member may, in its discretion, elect to terminate the Property Lockout Period together with other agreements related thereto to which Manager or any of its Affiliates is a party.


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

     "Proposal" shall have the meaning set forth in Section 4.2(a).

     "Proposed Interest Sale Notice" shall have the meaning set forth in Section 9.2(b)(i).

     "Proposed Sale Notice" shall have the meaning set forth in Section 3.6(b).

     "Proposing Member" shall have the meaning set forth in Section 9.3(a).

     "Prospective Acquisitions" shall mean only prospective acquisitions by Class A Member or its Affiliates of (i) regional or super-regional malls with one or more traditional anchors and (ii) department store anchored lifestyle centers, either of which must generate a levered return in excess of ten percent (10%) per annum based on project level returns as calculated by Class A Member.

     "Purchase Agreement" shall have the meaning set forth in the Recitals.

     "Purchase Option" shall have the meaning set forth in Section 3.6(b).

     "Purchase Price" shall have the meaning set forth in Section 3.6(b)(i).

     "Required Committee Approval" shall mean, with respect to any Unanimous Decision, the unanimous affirmative approval of all of the Committee Representatives, and with respect to any Majority Decision, the affirmative approval of a majority of the Committee Representatives.

     "Required Expenditures" shall mean all costs, expenditures or amounts required to be expended, whether or not of a recurring nature, that are provided for in an Approved Budget.

     "Responding Member" shall have the meaning set forth in Section 9.2(a).

     "Sellers" shall have the meaning set forth in the Recitals.

     "Subject Interest" shall have the meaning set forth in Section 9.2(a).

     "Subject Subsidiary" shall have the meaning set forth in Section 3.6(a).

     "Subsidiary" shall mean each direct or indirect subsidiary formed by the Company from time to time, including each Level 1 Subsidiary and each Level 2 Subsidiary, and "Subsidiaries" means all of them collectively.

     "Subsidiary Assets" shall mean all right, title and interest of each Subsidiary in and to all or any portion of its assets and any property (real, personal, tangible or intangible) or estate acquired in exchange therefor or in connection therewith, including, without limitation, the Properties.

     "Substituted Member" shall mean any Person admitted to the Company as a Member pursuant to the provisions of Section 9.6.

     "Superintendent" shall have the meaning set forth in Section 4.1(b).

     "Syndication Expenses" shall mean expenses incurred in connection with the offering of the interests in the Company, including the advisory fee payable to Wachovia Securities, but excluding the respective attorneys' fees of the Members.

     "Third Party Purchaser" shall have the meaning set forth in Section 3.6(b)(iii).

     "Third-Party Interest Purchase Price" shall have the meaning set forth in
Section 9.2(b)(iii).

     "Third-Party Purchase Price" shall have the meaning set forth in Section 3.6(b)(iii).

     "Transfer" shall mean, with respect to a Member, any transfer, sale, pledge, hypothecation, encumbrance, assignment or other disposition of any portion of the Interest of such Member or the proceeds thereof (whether voluntarily, involuntarily, by operation of law or otherwise).

     "Transferring Member" shall have the meaning set forth in Section 9.2(a).

     "Treasury Regulations" shall mean the regulations promulgated under the Code, as such regulations are in effect on the date hereof.

     "Triggering Member" shall have the meaning set forth in Section 3.6(a).

     "Unanimous Decision" means any of the Unanimous Decisions listed in Section 3.4(a). "Underwriting Plan" shall mean, with respect to any Property, the original underwriting plan which details the projected cash flow of such Property during the holding period, the anticipated capital expenditures, the planned refinancing and the planned exit as agreed upon by the Members for such Property.

     1.2 Terms Generally. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

     (a) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision; and

     (b) the words "including" and "include" and other words of similar import shall be deemed to be followed by the phrase "without limitation."

                                   ARTICLE 2.

                          THE COMPANY AND ITS BUSINESS
                          ----------------------------

     2.1 Classes of Interests. The Company has two classes of Interests outstanding and authorized for issuance: Class A Interests and Class B Interests. As of the date hereof, Class A Member is the sole holder of Class A Interests and Class B Member is the sole holder of Class B Interests.

     2.2 Company Name. The business of the Company shall be conducted under the name of "OG Retail Holding Co., LLC" in the State of Delaware and under such name or such assumed names as the Management Committee deems necessary or appropriate to comply with the requirements of any other jurisdiction in which the Company may be required to qualify.

     2.3 Duration. The term of the Company will commence on the Effective Date and shall continue in full force and effect until December 31, 2030.

     2.4 Filing of Certificate and Amendments. The Members hereby approve and ratify the execution and filing by George A. Schmidt of the Certificate of Formation with the Secretary of State of the State of Delaware. The Administering Member shall execute and file any required amendments to the Certificate and shall do all other acts requisite for the constitution of the Company as a limited liability company pursuant to the laws of the State of Delaware or any other applicable law.

     2.5 Business; Scope of Members' Authority.

     (a) The Company is organized exclusively for the purpose of holding all the interests in the Subsidiaries (other than the preferred membership interests), which will each be organized solely for the purpose of acquiring, owning, financing, refinancing, managing, maintaining, operating, improving, developing and selling a Property. Except for interests in the Subsidiaries and incidental amounts of personal property, the Company shall not own any other property or asset. The Company shall be prohibited at all times from having any employees. The Company is empowered to form, own and manage the Subsidiaries, contribute capital or lend funds to the Subsidiaries for acquisitions of Properties, and fund or provide guarantees and other collateral necessary to satisfy liabilities of the Subsidiaries, all in accordance with this Agreement. The Company is further empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Company, including, without limitation, full power and authority to enter into, perform and carry out contracts of any kind, borrow money and issue evidence of indebtedness whether or not secured by any mortgage, deed of trust, pledge or other lien.

     (b) All property owned by the Company and its Subsidiaries, whether real or personal, tangible or intangible, shall be deemed to be owned by the Company or a Subsidiary, as the case may be, as an entity, and no Member, individually, shall have any ownership of such property. The Company and any Subsidiary may hold any of its assets in its own name or in the name of a Person acting as its nominee at its direction.

     2.6 Principal Office; Registered Agent. The principal office and mailing address of the Company shall be at 150 East Gay Street, 24th floor, Columbus, Ohio 43215. The Company may change its place of business to such location or locations as may at any time or from time to time be determined by the Management Committee. The address of the Company's registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808. The name of the Company's registered agent at such address is Corporation Service Company.

     2.7 Representations by the Members.

     (a) Each Member represents, warrants, agrees and acknowledges that:

          (i) it is a corporation, a limited liability company or partnership, as applicable, duly organized or formed and validly existing and in good standing under the laws of the state or province of its organization or formation; it has all requisite corporate, limited liability company or partnership power and authority to enter into this Agreement, to acquire and hold its Interest and to perform its obligations hereunder; and the execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate, limited liability company or partnership action;

          (ii) its execution and delivery of this Agreement and the performance of its obligations hereunder will not conflict with, result in a breach of or constitute a default (or any event that, with notice or lapse of time, or both, would constitute a default) or result in the acceleration of any obligation under any of the terms, conditions or provisions of any other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets are subject, conflict with or violate any of the provisions of its Organizational Documents, or violate any statute or any order, rule or regulation of any court or governmental or regulatory agency, body or official, that would materially and adversely affect the performance of its duties hereunder; such Member has obtained any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by such Member of its obligations hereunder;

          (iii) there is no action, suit or proceeding pending against such Member or, to its knowledge, threatened in any court or by or before any other governmental agency or instrumentality which would prohibit its entering into or performing its obligations under this Agreement;

          (iv) this Agreement is a binding agreement on the part of such Member enforceable in accordance with its terms against such Member; and

          (v) such Member is acquiring its Interest for its own account for investment purposes only and not with a view to the distribution or resale thereof, in whole or in part, and agrees that it will not Transfer all or any part of its Interest, or solicit offers to buy from or otherwise approach or negotiate in respect thereof with any Person or Persons whomsoever, all or any portion of its Interest in any manner that would violate or cause the Company or any Member to violate applicable federal or state securities laws.

     (b) Class A Member hereby represents and warrants to Class B Member as of the Effective Date that (i) each of its partners is a United States Person, as defined in Section 7701 of the Code, and (ii) to the extent a limited partner other than Glimcher Realty Trust is a partnership, corporation or trust, the beneficial owners of such partnership, corporation or trust are each a United States Person, as such term is defined in Section 7701 of the Code. Class A Member hereby agrees that it shall promptly notify Class B Member if it becomes aware that either of the preceding representations become untrue.

     (c) Class B Member hereby represents and warrants to Class A Member that no individual (as such term is used in Section 542 of the Code) beneficially owns more than five percent (5%) of Class B Member, after applying the constructive ownership rules of Section 544 of the Code, as modified by Section 856 of the Code. Class B Member hereby agrees that it shall promptly notify Class A Member if it becomes aware that the preceding representation becomes untrue.

     2.8 Organizational Expenses and Syndication Expenses. Class A Member and Class B Member agree to pay their Percentage Interests of all Organizational Expenses and Syndication Expenses, or if Organizational Expenses and Syndication Expenses are initially incurred in a different proportion, the party incurring less than its Percentage Interest shall reimburse the other. The Company shall credit the Capital Accounts of Class A Member and Class B Member with their Percentage Interests of all Organizational Expenses and Syndication Expenses.

     2.9 Subsidiaries of the Company. The Company intends to form one Level 1 Subsidiary and one or more Level 2 Subsidiaries for each Property that the Company desires to acquire. Each Level 1 Subsidiary will be formed as a limited liability company and will be governed by a limited liability company agreement substantially in the form of Exhibit C (with such modifications as the Members shall mutually agree upon). Each Level 2 Subsidiary will be formed as a limited liability company and will be governed by a limited liability company agreement substantially in the form of Exhibit D (with such modifications as the Members shall mutually agree upon). The Company will not enter into any limited liability company agreement or other organizational document of any Subsidiary unless the Company or a board of directors consisting of the same Persons as those who serve on the Management Committee retains the full and exclusive right, power and authority to make any decision and take any action on behalf of such Subsidiary that constitutes a Majority Decision or Unanimous Decision. It is intended that the business, operations and affairs of each Level 1 Subsidiary will be conducted in a manner that permits such Level 1 Subsidiary to qualify as a "real estate investment trust" within the meaning of Section 856(a) of the Code (a "REIT") and the provisions of this Agreement shall be interpreted and applied in a manner consistent with such qualification. The Company shall cause each Level 1 Subsidiary to elect to be treated as an association treated as a REIT for its first taxable year by timely filing Form 1120-REIT, and to conduct its business as a REIT.

                                   ARTICLE 3.

                         MANAGEMENT OF COMPANY BUSINESS;
                  POWERS AND DUTIES OF THE ADMINISTERING MEMBER
                  ---------------------------------------------

     3.1 Management and Control.

     (a) Except as otherwise specifically set forth in this Agreement, the Management Committee shall have the right, power and authority to conduct the business and affairs of the Company and each Subsidiary and to do all things necessary to carry on the business of the Company and each Subsidiary, and is hereby authorized to take any action of any kind and to do anything and everything the Management Committee deems necessary or appropriate in accordance with the provisions of this Agreement and applicable law.

     (b) The Management Committee may, by unanimous approval, delegate certain of its rights to manage the day-to-day business of the Company and its Subsidiaries and to implement the decisions made and the actions authorized for and on behalf of the Company and its Subsidiaries by the Management Committee to the Administering Member, provided, however, that the Administering Member shall not, without the prior approval of the Management Committee, take any action on behalf of or in the name of the Company (or cause the Company to take any action on behalf of any Subsidiary), or enter into any commitment or obligation binding upon the Company or its Subsidiaries, except for actions expressly authorized by the Management Committee.

     3.2 Role of Administering Member.

     (a) In addition to such powers and rights of the Administering Member as are expressly set forth herein, and subject to the express restrictions set forth in herein, the Administering Member shall have the right and the duty to manage the day-to-day business of the Company and each Subsidiary, to execute documents and to implement the decisions made on behalf of the Company and each Subsidiary by the Management Committee in accordance with the terms hereof and applicable laws and regulations, and such other rights and powers as are granted to the Administering Member hereunder and as the Management Committee may from time to time expressly delegate to the Administering Member (provided, that any such obligations or responsibilities that are delegated to the Administering Member shall be subject to the Administering Member's acceptance to the extent not set forth herein). The Administering Member shall devote such time to the Company and its business as shall be necessary to conduct the business of the Company and its Subsidiaries in an efficient manner and to carry out the Administering Member's responsibilities as set forth herein. Without limiting the generality of the foregoing, but subject to the Management Committee's rights with respect to Majority Decisions and Unanimous Decisions, the Administering Member shall have the right and duty to do, accomplish and complete, for and on behalf of the Company and its Subsidiaries with diligence and in a prompt and businesslike manner, exercising such care and skill as a prudent owner with sophistication and experience in owning, operating and managing properties like the Properties, would exercise in dealing with its own property, all of the following:

          (i) applying for and using diligent efforts to obtain any and all necessary consents, approvals and permits required for the, occupancy, operation and development of each of the Properties;

          (ii) paying, before delinquency and prior to the addition of interest or penalties, all taxes, assessments and other impositions applicable to any Property, and retaining counsel to initiate any action or proceeding seeking to reduce such taxes, assessments or other impositions;

          (iii) procuring and arranging all necessary insurance to the extent available at commercially reasonable rates for the Company and its Subsidiaries in accordance with the insurance program adopted by the Management Committee from time to time;

          (iv) demanding, receiving, acknowledging and instituting legal action for recovery of any and all revenues, receipts and considerations due and payable to the Company or its Subsidiaries, in accordance with prudent business practices, except to the extent such legal action would constitute a Unanimous Decision;

          (v) keeping all books of account and other records of the Company and delivering all reports in the manner provided in Article 5 below;

          (vi) maintaining all funds of the Company and each Subsidiary in separate bank accounts in the manner provided in Article 5 below, which funds shall not be commingled with the funds of any other Person;

          (vii) using commercially reasonable efforts to protect and preserve the title and interests of the Company in the Company Assets and the title and interests of each Subsidiary in the Subsidiary Assets, including arranging for the discharge or bonding of mechanics' and materialmen's liens encumbering any Property;

          (viii) preparing for approval by the Management Committee, and implementing once the same shall have been approved in accordance herewith, all Annual Budgets and Business Plans, including negotiating all contracts and expending funds in accordance therewith;

          (ix) opening and maintaining bank accounts to the extent required or permitted by Section 5.5;

          (x) coordinating the defense of any claims, demands, suits or legal proceedings made or instituted against the Company, any Subsidiary or the Members by other parties, through legal counsel for the Company engaged in accordance with the terms of this agreement;

          (xi) giving the Management Committee prompt notice of (i) any material claim or demand or the commencement of any suit or legal proceeding by or against the Company or any Subsidiary and promptly providing the Management Committee all information relevant or necessary thereto and (ii) any notice of any violation of, or any material violation which the Administering Member has actual knowledge of, federal, state or municipal laws, ordinances, orders, rules, regulations or requirements of federal, state or municipal governments, courts, departments, commissions, boards and officers, the requirements of any insurance policy (or any insurer thereunder) covering any Company Assets or the Properties (and any improvements thereon) or any Subsidiary Assets, or any other body exercising functions similar to those of any of the foregoing which may be applicable to any Company Assets or the Properties or any of the Subsidiary Assets and promptly providing the Management Committee all information relevant or necessary thereto;

          (xii) using commercially reasonable efforts to comply with (i) the terms and provisions of any restrictive covenants or easement agreements affecting the Properties or any portion thereof, and any and all leases and other contracts entered into or assumed by the Company or any Subsidiary, including, without limitation, the exceptions noted in the title policy for each Property, copies of which have been provided to the Administering Member and (ii) the terms and provisions of the Acquisition Loan Documents or any other note, mortgage and other loan documents assumed or executed by the Company or any Subsidiary;

          (xiii) subject to the provisions of this Agreement and consistent with the Underwriting Plan and any subsequently approved Business Plan, operating, maintaining, developing and otherwise managing each Property in an efficient manner;

          (xiv) during the term of this Agreement, using commercially reasonable efforts to promptly comply with all present and future laws, ordinances, orders, rules, regulations and requirements of all federal, state and municipal governments, courts, departments, commissions, boards and officers, the requirements of any insurance policy (or any insurer thereunder) covering any of the Company Assets or any of the Properties (and any improvements thereon) or any of the

     Subsidiary Assets, or any other body exercising functions similar to those of any of the foregoing, which may be applicable to any of the Company Assets or any of the Properties (and any improvements thereon) or any of the Subsidiary Assets and the operation and management thereof, and when and to the extent approved by the Management Committee, the Administering Member shall contest or assist the Management Committee in contesting the validity or application of any such law, ordinance, order, rule, regulation or requirement;

          (xv) performing, or causing the performance of, all other services reasonably necessary or required for the ownership, development, maintenance and operation by the Company and/or its Subsidiaries of the Properties or otherwise required to be performed by the Administering Member pursuant to this Agreement and not otherwise prohibited hereunder; and

          (xvi) subject to the rights of the Management Committee to approve Unanimous Decisions and Majority Decisions, implementing the terms of the then Approved Budget and the then approved Business Plan.

     (b) The Administering Member shall not (and shall not have any right, power or authority to), without the prior approval of the Management Committee, bind or take any action on behalf of or in the name of the Company or any Subsidiary, or enter into any commitment or obligation binding upon the Company or any Subsidiary, except for actions authorized under this Agreement or actions authorized by the Management Committee in the manner set forth herein.

     (c) If Administering Member fails to perform or comply with, or to cause the performance of or compliance with, any obligation or duty imposed on it pursuant to this Agreement, then, without limiting any other remedy available to Class B Member, Class B Member may, after at least ten (10) Business Days' notice to the Administering Member, or if a cure cannot reasonably be concluded within such ten (10) Business Day period, such longer time, not to exceed ten
(10) additional Business Days, as reasonably required provided that the Administering Member begins action to effect a cure within such ten (10) Business Day period, perform or comply with, or cause the performance of or compliance with, that obligation or duty, and any expense arising from that performance or compliance will be borne by the Administering Member.

     (d) Upon the occurrence of Cause, (i) Class B Member shall have the sole right to, until the occurrence of the events described in Section 3.2(d)(ii) and
(iii) below (which events shall occur no more than three (3) months after the occurrence of Cause), (x) in the case of the occurrence of any event under clause (i) of the definition of Cause, make all decisions on behalf of the Management Committee, including Unanimous Decisions and Majority Decisions, and make all decisions on behalf of the Administering Member and (y) in the case of the occurrence of any event under clause (ii) of the definition of Cause, make all Majority Decisions on behalf of the Management Committee and make all decisions on behalf of the Administering Member, (ii) Class B Member may elect to remove Class A Member as the Administering Member and to either appoint a new Administering Member or appoint itself as the new Administering Member (such new Administering Member, a "New Administering Member"), and (iii) upon the appointment of a New Administering Member pursuant to clause (ii) of this
Section 3.2(d), either (x) in the case of the occurrence of any event under clause (i) of the definition of Cause, all of the Committee Representatives appointed by Class A Member, in its capacity as the Administering Member, shall be removed and the New Administering Member shall appoint three (3) Committee Representatives to fill such vacancies or (y) in the case of the occurrence of any event under clause (ii) of the definition of Cause, two (2) of the Committee Representatives appointed by Class A Member, in its capacity as the Administering Member, shall be removed and the New Administering Member shall appoint two (2) Committee Representatives to fill such vacancies, (iv) Class B Member shall have the right to elect to terminate the Lockout Period, and/or (v) Class B Member shall have the right to elect to terminate the Property Lockout Period.

     3.3 Management Agreement. Notwithstanding anything in this Agreement to the contrary, (i) Administering Member must obtain the approval of Class B Member with respect to any amendment, extension, or renewal of any Management Agreement on behalf of any Subsidiary, any consent, approval, waiver or direction required of or permitted by any Subsidiary thereunder (in each case, to the extent the same would constitute a Unanimous Decision) and (ii) Class B Member shall have the full authority and discretion, without the approval of any Member or the Management Committee, to exercise any right to terminate the Manager pursuant to the provisions of any Management Agreement upon the occurrence of Cause.

     3.4 Decisions Requiring Approval of the Management Committee. Notwithstanding any provisions in this Agreement to the contrary other than
Section 3.6, no act shall be taken, sum expended, decision made or obligation incurred by the Company or any Subsidiary or by the Administering Member with respect to a matter within the scope of any of the Unanimous Decisions or Majority Decisions, unless and until the Required Committee Approval shall have been obtained pursuant to and in accordance with this Section 3.4. In the event of any need for consent of the Management Committee to any Unanimous Decision or Majority Decision, the Administering Member shall make such request of the Management Committee in writing and shall provide each Committee Representative with all information reasonably necessary for the Management Committee to make an informed decision. The Administering Member shall use its commercially reasonable efforts to keep the Management Committee informed of the status of any matter regarding which the Administering Member intends to request the Management Committee's consent under this Section 3.4. For the avoidance of doubt, and notwithstanding anything to the contrary herein, any sale pursuant to the terms of Section 3.6 shall not constitute either a Unanimous Decision or a Majority Decision and the Triggering Member shall be fully authorized to act on behalf of the Company in carrying out such a sale in accordance with Section
3.6. With respect to any decision to be made by the board of directors of any

Subsidiary that is expressly designated herein as a decision to be made solely by Class B Member or as a decision requiring the consent of Class B Member, each Member hereby agrees that they shall cause their respective Committee Representatives, in their capacity as directors of such Subsidiary, to vote on such decision as directed by Class B Member or to obtain the written consent of Class B Member to such decision, as the case may be.

     (a) The "Unanimous Decisions" are:

          (i) approving or adopting any Annual Budget or Business Plan (including leasing guidelines) or approving or adopting any variance or modification thereto, except that the Administering Member may incur expenses in excess of the Approved Budget as long as such expenses do not exceed (a) individually, the greater of (i) five percent (5%) for the applicable line item or (ii) $2,500, or (b) in the aggregate, five percent (5%) of the total Approved Budget;

          (ii) altering the nature of the business of the Company from the businesses permitted by Section 2.5, forming or organizing any subsidiary of the Company or causing or permitting any Subsidiary to change or alter the nature of its business as permitted by Section 2.5;

          (iii) entering into or renewing any lease for space in excess of 10,000 square feet; it being agreed and understood that with respect to any lease requiring the consent of the Management Committee, such consent shall be deemed given if not denied within five (5) Business Days after receipt by the Management Committee of a detailed term sheet and financial analyses relating thereto;

          (iv) making a Capital Call;

          (v) instituting proceedings to adjudicate the Company or any Subsidiary bankrupt, or consent to the filing of a bankruptcy proceeding against the Company or any Subsidiary or file a petition or answer or consent seeking reorganization of the Company or any Subsidiary under the Bankruptcy Code or any other similar applicable federal or state law, or consent to the filing of any such petition against the Company or any Subsidiary, or consent to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of the Company or any Subsidiary or of its property, or make an assignment for the benefit of creditors of the Company or any Subsidiary, or admit the Company's or any Subsidiary's inability to pay its debts generally as they become due;

          (vi) merging, converting, consolidating, dissolving or winding up the Company or any Subsidiary with or into another Person or engaging in any other transaction having substantially the same effect other than as permitted under Section 3.6;

          (vii) other than pursuant to the provisions of Section 3.6, approving the terms and conditions of any direct or indirect sale, transfer, exchange, mortgage, assignment, hypothecation, pledge, security interest, ground lease, master lease or other disposition of all or any portion of any Company Asset, Property, Subsidiary Asset or any interest in any of the foregoing, except for (x) any lease or installment sales contract for personal property in the ordinary course of business and as provided for in the Approved Budget and (y) any sale or disposition and/or replacement of personal property in the ordinary course of business;

          (viii) extending credit, making loans or becoming or acting as a surety, guarantor, endorser or accommodation endorser (or materially modifying any obligations relating to the foregoing), except (a) in connection with negotiating checks or other instruments received by the Company or any Subsidiary and except for immaterial amounts in the ordinary course of business and (b) loans and advances to tenants in the ordinary course of business;

          (ix) obtaining financing or refinancing for, or otherwise incurring any indebtedness or issuing any debt or equity securities of, the Company or any Subsidiary or any assets of the Company or any Subsidiary, including, without limitation, any loan secured by a mortgage on any Property and any financing of the operations of the Company or its Subsidiaries, except for unsecured loans for working capital specifically set forth in an Approved Budget; placing or suffering of any other lien or encumbrance (other than leases permitted under paragraph (b) of the definition of "Majority Decisions" in this Section 3.4) on or affecting any Property or any portion thereof or any other material property or asset owned by the Company or any Subsidiary or selling any debt securities of the Company or any Subsidiary in a public or private offering or otherwise (or taking any action which has substantially the same effect or commits the Company or its Subsidiaries to any of the foregoing) except for a private placement of preferred interests in each Level 1 Subsidiary for purposes of satisfying the requirements of Code Section 856(a)(5); approving any document (including any amendment, supplement or other modification) containing or evidencing any modification of any term of any such financing, refinancing or encumbrance which was previously approved by the Management Committee; and approving the terms of a workout of any such financing or refinancing with the lender thereof;

          (x) approving the admission to the Company or to any Subsidiary of a successor or a new member (except for the admission to each Level 1 Subsidiary of members holding preferred interests for purposes of satisfying the requirements of Code Section 856(a)(5)) or removing any member, designating or approving the classification of any new class of membership units issued to a new member (and establishing the designations, preferences and relative, participating, optional or other special rights, powers and duties of each class of membership units);

          (xi) except for the Initial Property, acquiring, or causing any Subsidiary to acquire, any land or other real property or any interest therein;

          (xii) approving or undertaking any development, alteration, modification, improvement or renovation of any portion of any Property costing individually or, if in a series of transactions, in the aggregate, in excess of $150,000, except for such tenant improvements and capital improvements or renovations contained in the current Approved Budget;

          (xiii) entering, or causing any Subsidiary to enter, into any agreement with the Administering Member or any Affiliate of the Administering Member, except for services provided by the Administering Member or an Affiliate of the Administering Member on customary terms and at competitive rates of compensation which prevail in the marketplace with unrelated third parties; provided that prior to entering any such agreement the Administering Member shall provide to Class B Member a copy of the agreement;

          (xiv) instituting or settling any material litigation, action or claim, or confessing any judgment against the Company or any Subsidiary; or

          (xv) unless required pursuant to the terms of any ground lease or mortgage encumbering any Property, deciding whether to repair or rebuild in case of material damage to any of the improvements on any Property, or any part thereof, arising out of a casualty or condemnation (except such emergency repairs as may be necessary to protect any Property), which material damage is in excess of $1,000,000.

     (b) The "Majority Decisions" are:

          (i) executing, modifying, accepting the surrender of or terminating any lease or other arrangement involving the rental, use or occupancy of any Property or any part thereof, except where such action would constitute a Unanimous Decision;

          (ii) instituting or settling any litigation, action or claim, or confessing any judgment against the Company or any Subsidiary, except where such action would constitute a Unanimous Decision;

          (iii) approving an insurance program for the Company, any of the Subsidiaries or any of the Properties;

          (iv) taking any action in respect of any Property relating to environmental matters other than obtaining environmental studies and reports and conduct (or arrange for) evaluations and analyses thereof;

          (v) unless required pursuant to the terms of any ground lease or mortgage encumbering any Property, deciding whether to repair or rebuild in case of material damage to any of the improvements on any Property, or any part thereof, arising out of a casualty or condemnation (except such emergency repairs as may be necessary to protect any Property) to the extent such decision does not constitute a Unanimous Decision under Section 3.4(a) above;

          (vi) selecting the Company's accountants and independent auditors; and approving financial statements prepared by the Company's auditors; provided, however, that in no event may the Company's accountants or auditors be other than BDO Seidman, LLP without the unanimous written consent of the Management Committee;

          (vii) determining that a Company Asset should be appraised and selecting an appraiser in connection therewith;

          (viii) entering into any contract involving payment of $50,000 or more during any calendar year;

          (ix) selecting or varying tax or accounting methods which would have a material effect on income, loss, gain or deduction of the Company or any Subsidiary and making any other decisions or elections with respect to federal, state, local or foreign tax matters or other financial purposes;

          (x) making or agreeing to any changes to the zoning of any Property; and approving the terms and provisions of any restrictive covenants or easement agreements (other than utility easements or other non-material easements necessary for the operation or development of any Property) affecting any Property or any portion thereof;

          (xi) conducting any remediation of any environmental contamination or other similar matters;

          (xii) approving the hiring or removal of any mall manager at a Property; or

          (xiii) taking any other decision or action that requires Management Committee approval or consent hereunder and that is not expressly a Unanimous Decision.

     (c) Any action to be taken or made by or on behalf of a Subsidiary that if taken or made by or on behalf of the Company would constitute a Majority Decision or a Unanimous Decision shall be subject to the provisions of this
Section 3.4. Notice of any action relating to a Majority Decision taken by the Management Committee and any material change to the leasing model used by Administering Member at the Property shall be promptly provided to Class B Member, unless the Committee Representatives appointed by Class B Member shall have been present at the meeting of the Management Committee where such Majority Decision was made.

     3.5 Management Committee.

     (a) A committee consisting of the Committee Representatives (the "Management Committee") is hereby established and is granted the sole and exclusive right, power and authority to make, approve or disapprove all Unanimous Decisions and Majority Decisions on behalf of the Company, and is hereby authorized to designate an authorized signatory to execute and deliver on behalf of the Company any and all such contracts, certificates, agreements, instruments and other documents, and to take any such action, as the Management Committee deems necessary or appropriate relating to Unanimous Decisions and Majority Decisions.

     (b) The Administering Member shall cause such reports as the Management Committee shall reasonably request to be prepared and delivered on a timely basis to the members of the Management Committee. Unless and until a new Approved Budget shall be established, the Company shall operate under the most recent Approved Budget with actual increases for non-discretionary expenses. The Administering Member may from time to time submit amendments to any Business Plan for the approval of the Management Committee. The Management Committee will meet promptly after the submission of a Business Plan or proposed amendment thereto with the object of reaching some conclusion thereon within not later than thirty (30) days after the submission of the same.

     (c) The Management Committee shall at all times consist of four (4) Committee Representatives, three of whom shall be appointed by the Administering Member and one of whom shall be appointed by Class B Member; provided, that upon the election of Class B Member under Section 3.2(d)(iii)(y) and so long as Class B Member has not made an election under Section 3.2(d)(iii)(x), the Management Committee shall consist of four (4) Committee Representatives, two of whom shall be appointed by the New Administering Member, one of whom shall be appointed by Class A Member and one of whom shall be appointed by Class B Member. Each Member may appoint an alternate for any Committee Representative appointed by it to the Management Committee, who shall have all the powers of the Committee Representative in his absence or inability to serve. Each Member shall have the power to remove any Committee Representative or alternative Committee Representative of the Management Committee appointed by it by delivering written notice of such removal to the Company and to the other Members. Subject to the provisions of Section 3.2(d), vacancies on the Management Committee shall be filled by the Member that appointed the Committee Representative previously holding the position which is then vacant.

     (d) The Committee Representatives effective as of the date hereof shall be as follows:

     ---------------------------------------------------------------------------

     Administering Member:              (1)  Michael P. Glimcher
     ---------------------------------------------------------------------------

                                        (2) Marshall A. Loeb
     ---------------------------------------------------------------------------

                                        (3)  Mark Yale
     ---------------------------------------------------------------------------

     Class B Member:                    (1)  Christopher Voutsinas
     ---------------------------------------------------------------------------


     (e) The Management Committee shall act with respect to all matters (whether to approve any Unanimous Decision and any Majority Decision or to exercise any other right (or to grant any consent or approval) accorded to the Management Committee hereunder) by Required Committee Approval. Each Committee Representative shall have one (1) vote on all matters that arise before the Management Committee. For avoidance of doubt and notwithstanding anything to the contrary herein, no matter may be approved and no action taken by the Management Committee without Required Committee Approval.

     (f) (i) The Management Committee shall meet annually to review and vote on the proposed Business Plan and Annual Budget and shall meet not less than quarterly to review and vote on any Unanimous Decisions and Majority Decisions. Special meetings of the Management Committee may be called by any Committee Representative on at least four (4) Business Days' prior written notice of time and place of such meeting; provided, however, that such notice requirement shall be deemed waived by any Committee Representative who is present (in person or by telephone) at the commencement of any such special meeting. Regular and special meetings may be held at any place in Canada or the continental United States as may be designated from time to time by the Administering Member, including meetings by telephone conference. All four (4) Committee Representatives shall constitute a quorum for Management Committee action with respect to any Unanimous Decision. Two (2) Committee Representatives shall constitute a quorum for Management Committee action with respect to any Majority Decision.

     (ii) Actions taken or approved by the Management Committee will be evidenced by a written resolution prepared within ten (10) Business Days of a meeting of the Management Committee by the Administering Member and approved in writing by the Committee Representatives who were present at such meeting and who adopted such resolutions.

     (iii) Any action required or permitted to be taken at a meeting of the Management Committee may be taken without a meeting if a written consent setting forth the action so taken is signed by the Committee Representatives whose approval is required to constitute the Required Committee Approval. In the event of any action which is taken, or is to be taken pursuant to a written consent and not pursuant to a vote at a duly called and authorized meeting of the Management Committee, the Administering Member shall endeavor, in good faith, to solicit input from all Committee Representatives prior to the execution by any Committee Representative of such written consent. Such consent may be in one instrument or in several instruments, and shall have the same force and effect as a vote of such Committee Representatives. An action so taken shall be deemed to have been taken at a meeting held on the effective date so certified.

     (iv) Each Committee Representative may authorize any other Committee Representative to act for him or her by proxy on all matters in which a Committee Representative is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Committee Representative. Every proxy shall be revocable at the pleasure of the Committee Representative executing it, such revocation to be effective upon the Company's receipt of written notice thereof.

     (v) All reasonable travel expenses incurred by each of the Committee Representatives in connection with their service on the Management Committee shall be borne by the Company.

     3.6 Sale of the Subject Subsidiary.

     (a) Notwithstanding any other provisions of this Agreement, at any time from and after the end of the Property Lockout Period with respect to any Level 1 Subsidiary, Class B Member and Class A Member shall each have the right to commence the marketing of, and cause the sale of, all of the membership interests held by the Company ("shares") in such Level 1 Subsidiary (the "Subject Subsidiary", such selling Member being referred to herein as the "Triggering Member," and the non-selling Member being referred to herein as the "Non-Triggering Member"), without the approval or consent of the Non-Triggering Member, subject to the terms of this Section 3.6.

     (b) Prior to causing the sale of the shares of the Subject Subsidiary, the Triggering Member shall provide the Non-Triggering Member with a right to purchase the shares of such Subject Subsidiary for cash (the "Purchase Option") on and subject to the following terms and conditions:

          (i) The Triggering Member shall give written notice (the "Proposed Sale Notice") to the Non-Triggering Member setting forth the proposed purchase price (the "Purchase Price").

          (ii) The Non-Triggering Member shall have thirty (30) days (the "Election Period") after the delivery by the Triggering Member to the Non-Triggering Member of the Proposed Sale Notice to elect to exercise the Purchase Option with respect to the Subject Subsidiary (such election to be made, if at all, by giving written notice thereof (the "Exercise Notice") to the Triggering Member within the Election Period); it being agreed and understood that, during the Election Period, neither Class B Member nor Class A Member may give another Proposed Sale Notice with respect to the Subject Subsidiary; it being agreed and understood that in the event that a Member has delivered a Proposed Sale Notice and no sale is ultimately consummated pursuant to the terms of this Section 3.6 in connection with such Proposed Sale Notice issued by such Member, such Member shall not have the right to issue another Proposed Sale Notice with respect to the Subject Subsidiary hereunder for a period of six (6) months following the Marketing Period.

          (iii) If the Non-Triggering Member fails to exercise the Purchase Option, then, the Non-Triggering Member shall have no further right to purchase the shares of the Subject Subsidiary, except as may be expressly provided for below in this Section 3.6(b)(iii), and the Triggering Member shall have the right to cause the Company to enter into an agreement with customary representations, terms and conditions to sell, and to sell, the shares of the Subject Subsidiary to an independent third party ("Third Party Purchaser") at any time or times during a one hundred eighty (180) day period (such period, the "Marketing Period"; it being agreed and understood that the Triggering Member shall have the right to end the Marketing Period at any time prior to the end of such 180-day period upon notice to the Non-Triggering Member), which period shall commence on the earlier of (A) the first day after the Election Period expires and (B) the date on which the Non-Triggering Member notifies the Triggering Member that the Non-Triggering Member will not be exercising the Purchase Option, for aggregate cash consideration (the "Third-Party Purchase Price") which is not less than 100% of the Purchase Price (excluding any customary pro-rations to such consideration determined and effectuated as of the date of the closing of the sale of the shares of the Subject Subsidiary, transfer taxes and other closing costs payable by the Company or any brokerage commissions that would actually be payable to any third-party broker). If during the Marketing Period, the Company receives an offer that satisfies the conditions of this Section 3.6, except that the offer is for less than the Purchase Price, then the Triggering Member, if it wishes to accept such offer, shall so notify the Non-Triggering Member and give the Non-Triggering Member the option to purchase the shares of the Subject Subsidiary at the price indicated in such offer. Within fifteen (15) days after receiving such notice (and, if such notice is given within fifteen
     (15) days prior to the expiration of the Marketing Period, the Marketing Period shall be extended day-by-day to give effect to the fifteen (15) day notice period of this sentence), the Non-Triggering Member shall have the right to deliver to the Triggering Member an Exercise Notice to purchase the shares of the Subject Subsidiary at the price indicated in the offer, and if such Exercise Notice is not timely delivered, the Triggering Member shall be permitted to sell the shares of the Subject Subsidiary to the third party at the price and on the terms specified in the third party offer. If no agreement is executed during the Marketing Period or an agreement is executed during the Marketing Period but the closing under such agreement does not occur within sixty (60) days after the end of the Marketing Period (the "Closing Period"), the Purchase Option will apply as to any sale of the shares of the Subject Subsidiary occurring after such sixty (60) day period. The Non-Triggering Member shall not have the right to approve, object or interfere with any sale under, and conforming to, this Section 3.6 irrespective of the terms of the sale (the Triggering Member being fully authorized and empowered to execute and deliver all necessary documents, agreements and instruments on behalf of the Company and to cause the Company to make representations and warranties as the Triggering Member determines); provided that the Non-Triggering Member shall have the right to approve any sale that is for consideration other than cash. In connection with the sale of the shares of the Subject Subsidiary under Section 3.6(a), (b) or (c), (i) the Members agree to cooperate fully and in good faith consummate the sale of the shares of the Subject Subsidiary and to deliver any materials reasonably requested by the potential purchaser (all of which shall be provided, to the extent reasonably available, within three (3) Business Days of request (or earlier if such earlier time period is reasonable)) and to use their commercially reasonable efforts to cause the sale of the shares of the Subject Subsidiary and (ii) the Members agree to cooperate fully and in good faith in the assumption by any potential purchaser of the Acquisition Financing and the Acquisition Loan Documents, including promptly delivering to Acquisition Lender any documents reasonably requested by Acquisition Lender and executing any documents or agreements reasonably required by Acquisition Lender in connection with any such assumption (to the extent such documents or agreements do not materially increase such party's liabilities or obligations). During the Marketing Period, none of the Members shall have the right to bid for the shares of the Subject Subsidiary.

          (iv) If the Non-Triggering Member exercises the Purchase Option within the Election Period, then such exercise shall be deemed to create a contract between the Non-Triggering Member, on one hand, and the Triggering Member on the other hand, pursuant to which the Non-Triggering Member irrevocably agrees to acquire the shares of the Subject Subsidiary for the Purchase Price, except that the closing date for such sale shall be thirty
     (30) days after the making of such election or such later date (not to exceed ninety (90) days in total) as reasonably required to obtain any necessary third-party consents, and the provisions of Section 3.6(b)(v) shall apply.

          (v) Simultaneously with the delivery of the Exercise Notice (and as a condition to the effectiveness of such Exercise Notice), the Non-Triggering Member shall deposit with the Triggering Member a deposit by certified or cashier's check or wire transfer of immediately available federal funds in an amount equal to two percent (2%) of the Purchase Price (the "Deposit"). If the Non-Triggering Member fails to deliver the Deposit in the manner described above, then the Non-Triggering Member shall be deemed to have failed to exercise the Purchase Option and the Triggering Member may proceed in accordance with Section 3.6(b)(iii) above. The Deposit shall be non-refundable to the Non-Triggering Member in the event of a failure by the Non-Triggering Member to consummate the purchase of the shares of the Subject Subsidiary on the relevant closing date (other than solely by reason of a default by the Triggering Member), in which case the Triggering Member may terminate (or cause the termination of) the contract created by the Proposed Sale Notice and the Exercise Notice and the Triggering Member may (A) retain the Deposit as liquidated damages for the benefit and account of the Triggering Member only and (B) to sell at any time the shares of the Subject Subsidiary to any Person and on any terms as the Triggering Member may determine in its sole discretion, without any consent or approval of any other Member and without having to comply with any of the terms of this Section 3.6. The parties agree that damages to the Triggering Member will be difficult and impracticable to ascertain in connection with a default by the Non-Triggering Member under this Section
     3.6 and the retention of the Deposit by the Triggering Member is a reasonable estimate of such damages from such default and shall not be considered a penalty. If the sale of the shares of the Subject Subsidiary fails to occur on the relevant closing date solely by reason of a default by the Triggering Member (other than as a result of any act or omission by the Non-Triggering Member), then, at the election of the Non-Triggering Member, (x) the contract created by the Proposed Sale Notice and the Exercise Notice shall be terminated and the Deposit shall be refunded to the Non-Triggering Member; or (y) the Non-Triggering Member may seek specific performance of such contract, but the Non-Triggering Member shall have no other rights or remedies by reason of such breach. If the closing of the sale of such shares to the Non-Triggering Member occurs, then the Deposit shall be applied towards the Purchase Price at closing. The Triggering Member shall, and shall cause the Company to, execute such instruments of transfer as are customarily executed and reasonably requested to evidence and consummate the transfer of the shares of the Subject Subsidiary to the Non-Triggering Member; provided, however, that such documents shall indicate that the sale of the shares of the Subject Subsidiary is on an "As-Is," "Where Is," "With-All-Faults" basis with no representations, warranties or indemnities whatsoever, other than representations to the effect that each of the relevant selling entities is duly organized and existing, that it is authorized and empowered to effect the sale, and, in the case of a sale of the shares of the Subject Subsidiary or of interests in the Company, a representation that such interests being transferred are free from any liens and encumbrances.

          (vi) Notwithstanding anything to the contrary, (x) the Triggering Member shall, subject to and in accordance with this Section 3.6, have full right, power and authority (acting alone and without the consent of any other Member or the Management Committee) to execute, deliver and perform, for and in the name of the Company, any and all documents, agreements and instruments, and to take any other actions as may be required or desirable for the purpose of transferring the shares of the Subject Subsidiary to a Third Party Purchaser or the Non-Triggering Member, as the case may be, and
     (y) in the case of the sale of the shares of the Subject Subsidiary or the Property owned by such Subject Subsidiary to a Third Party Purchaser in accordance with this Section 3.6, any Management Agreement, and each other agreement with any Member (other than the Triggering Member) or any Affiliate of any Member (other than the Triggering Member) applicable to such Property shall immediately and automatically terminate without penalty upon such sale.

          (vii) Except as otherwise expressly provided herein, each party shall bear its own legal fees and expenses in connection with a sale under this
     Section 3.6, and the Triggering Member and the Non-Triggering Member (in the case of a sale pursuant to Section 3.6(b)(iv)) shall each indemnify the other against claims for brokers' fees and commissions. Unless otherwise provided in the offer from a Third Party Purchaser, the Company shall bear any debt repayment fees and, in the case of the sale of the Property owned by the Subject Subsidiary, either the Company or the purchaser shall bear any transfer taxes and other closing costs in accordance with local custom for properties similar to such Property. The Company shall pay all costs of marketing the shares of the Subject Subsidiary and any legal fees incurred as seller.

          (viii) Upon any sale pursuant to this Section 3.6, the Management Agreement relating to the Property owned by the Subject Subsidiary (or by any Subsidiary of the Subject Subsidiary) will automatically terminate without penalty.

     (c) At the option of Class B Member, if (i) there would be substantial savings achieved by structuring a sale of the Property owned by the Subject Subsidiary instead of a sale of the shares of the Subject Subsidiary and (ii) by structuring the sale as a sale of the Property owned by the Subject Subsidiary, then, Class B Member may elect to sell such Property, in which case all of the provisions of this Section 3.6 shall apply mutatis mutandis.

     (d) Without the consent of Class B Member, no Property may be sold (as opposed to a sale of shares) by the Administering Member.

     (e) Notwithstanding anything to the contrary herein, in the event of a Default, Class B Member shall have the right to sell any shares in a Subsidiary or the Property owned by any Subsidiary without first providing Class A Member with a right to purchase the shares of such Subsidiary or such Property, as the case may be, and Class A Member shall have no right to receive or exercise any purchase option with respect to such shares of such Subsidiary or such Property, as the case may be.

     (f) Notwithstanding anything in this Agreement to the contrary, in the event that Class B Member elects to remove Class A Member as Administering Member pursuant to a Change of Control of Class A Member (as provided in Section 3.2(d) herein), Class A Member shall have the right to (i) terminate the Lockout Period, (ii) terminate the Property Lockout Period and/or (iii) commence the sale of the Subject Subsidiary or the Subject Interest, as the case may be.

                                   ARTICLE 4.

                          RIGHTS AND DUTIES OF MEMBERS
                          ----------------------------

     4.1 Duties and Obligations of the Administering Member.

     (a) In addition to such duties as are described elsewhere in this Agreement, the Administering Member shall (i) prepare and deliver to the Management Committee (or cause to be prepared and delivered to the Management Committee) the Business Plan for each Budget Year, (ii) deliver to the Management Committee promptly upon its receipt, copies of all (x) summonses and complaints served on the Company, any of the Subsidiaries, or the Administering Member (as a Member of the Company) and (y) notices of default on any loan or other indebtedness of the Company or on any liens against any Property or Company Asset, (iii) monitor compliance by the Company and any Subsidiary with any loan agreements, mortgages, purchase agreements and other material agreements to which the Company or any Subsidiary is bound (and take appropriate steps to cure any non-compliance to the extent permitted under this Agreement or otherwise promptly notify the Management Committee of any non-compliance) and
(iv) manage the Company, each Subsidiary, the Company Assets and the Subsidiary Assets with the same care as it would use if it owned the Company Assets and the Subsidiary Assets.

     (b) The Administering Member shall cause the Company and its Subsidiaries to file with the Ontario Superintendent of Financial Institutions (the "Superintendent") such documents, returns, reports, financial statements and other information and undertakings ("Filings") as and when directed by Class B Member. Class B Member assumes complete responsibility for determining the form and content of all Filings and for determining when and how such Filings shall be submitted, and shall bear the cost of preparing and filing the Filings and for any other costs that would not otherwise have been incurred were it not for the need to comply with the Filings. If the Administering Member timely submits all Filings as and when directed by Class B Member, it shall have no liability to Class B Member with respect to any deficiency in the Filings or any action by the Superintendent.

     4.2 Other Activities of Class A Member.

     (a) During the Exclusivity Period, Class A Member shall offer the Company or any Subsidiary, and the Company or such Subsidiary, shall have the exclusive right to acquire, all Prospective Acquisitions other than the exceptions noted in Section 4.2(b) below. Within ninety (90) days of the Effective Date, Class B Member intends to seek approval for authorization to commit up to $200,000,000 to Prospective Acquisitions (the "Equity Commitment"), it being understood, however, that Class B Member shall have the sole and absolute discretion to approve any Prospective Acquisition and the actual investment of such equity. An authorized representative of Class B Member shall provide Class A Member a certified resolution of the "Investment Committee" of The Ontario Municipal Employees Retirement System (of which Class B Member is a wholly-owned subsidiary) authorizing and approving the Equity Commitment. Upon the termination of the Exclusivity Period for any reason, any such Equity Commitment shall be terminable by Class B Member, in its sole and absolute discretion. With respect to any Prospective Acquisition, Class A Member shall submit to Class B Member an investment memorandum setting forth a description of such Prospective Acquisition, a pursuit budget and a preliminary pro forma business plan for such Prospective Acquisition and Class A Member's projected returns on such Prospective Acquisition and the percentage of the equity investment (not less than twenty five percent (25%)) that Class A Member intends to make in respect of such Prospective Acquisition (the "Proposal"). Class B Member has no obligation to approve any Proposal and may decline any Prospective Acquisition in its sole discretion. Within five (5) Business Days of its receipt of the Proposal, Class B Member will notify Class A Member if it is interested in pursuing the acquisition of the Prospective Acquisition and, if so, Class A Member and Class B Member shall jointly complete due diligence for the Prospective Acquisition. In the event that after completion of due diligence, Class B Member and Class A Member elect to invest in such Prospective Acquisition, Class B Member and Class A Member shall cause a Subsidiary to acquire such Prospective Acquisition and shall make Capital Contributions to the Company pursuant to the percentages stated in the Proposal as needed to permit the Subsidiary to acquire such Prospective Acquisition. In the event that Class B Member rejects or fails to accept a Proposal within five (5) Business Days after its receipt thereof, Class A Member shall have the right to proceed with such Prospective Acquisition and to seek equity and debt financing for such Prospective Acquisition from sources other than Class B Member, in which event, any expenses incurred by the Company in respect of such Prospective Acquisition shall be reimbursed by Class A Member. Any costs of due diligence for Prospective Acquisitions that are not completed by either Class A Member or Class B Member shall be borne equally by Class A Member and Class B Member. In no event shall the Company or any of its Subsidiaries acquire a Property after the date that is the third anniversary of the Effective Date, except for the closing of acquisitions approved before such date. For the avoidance of doubt, if Class A Member does not make a preliminary bid on the Prospective Acquisition, Class B Member shall not be charged with rejecting or failing to accept the Proposal related to such Prospective Acquisition.

     (b) Notwithstanding anything to the contrary in Section 4.2(a), Class A Member will not be obligated to offer the Company or any Subsidiary the opportunity to invest in (i) the property known as the Sherwood Mall located in Stockton, California, (ii) any assets being acquired by Class A Member in connection with a like-kind, tax-free exchange under Section 1031 of the Code and (iii) any assets being acquired in whole or in part through the issuance of operating partnership units in Class A Member.

     (c) If Class B Member rejects or fails to accept a Proposal during the Exclusivity Period and the Prospective Acquisition is within 10 miles (7.5 miles in a major metropolitan area having a population of 1,500,000 people or greater) of any Property owned by a Subsidiary, Class A Member or its Affiliates shall not be permitted to complete the purchase of the Prospective Acquisition if (i) the Prospective Acquisition is of the same property type as the Property currently owned and (ii) Class A Member or its Affiliates would own, directly or indirectly, a percentage interest in the Prospective Acquisition that is equal to or greater than the percentage interest that Class A Member or its Affiliates owns, directly or indirectly, in such Subsidiary. For the avoidance of doubt, a regional mall shall be considered the same property type as a super-regional mall, but a lifestyle center shall not be considered the same property type as a regional or super-regional mall.

     4.3 Indemnification.

     (a) Notwithstanding anything in this Agreement to the contrary, no Member shall be liable, responsible or accountable in damages or otherwise to the Company, its Subsidiaries, or any third party or to any other Member for (i) any act performed within the scope of the authority conferred on such Member by this Agreement except for the gross negligence or willful misconduct of such Member in carrying out its obligations hereunder or any act that is in breach of its fiduciary duties, (ii) such Member's failure or refusal to perform any act, except those required by the terms of this Agreement, (iii) such Member's performance of, or failure to perform, any act on the reasonable reliance on advice of legal counsel to the Company or its Subsidiaries or (iv) the negligence, dishonesty or bad faith of any agent, consultant or broker of the Company or its Subsidiaries selected, engaged or retained in good faith.

     (b) In any threatened, pending or completed action, suit or proceeding, each Member and Member Indemnitee shall be fully protected and indemnified and held harmless by the Company and its Subsidiaries against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, proceedings, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, reasonable attorneys' fees, costs of investigation, fines, judgments and amounts paid in settlement, actually incurred by such Member or Member Indemnitee in connection with such action, suit or proceeding) by virtue of its status as Member or Member Indemnitee or with respect to any action or omission taken or suffered in good faith, other than liabilities and losses resulting from the gross negligence or willful misconduct of such Member or Member Indemnitee. The indemnification provided by this Section 4.3 shall be recoverable only out of the assets of the Company, and no Member shall have any personal liability (or obligation to contribute capital to the Company) on account thereof.

     (c) Each Member shall defend and indemnify the Company, the Subsidiaries and the other Members and Member Indemnitees against, and shall hold it and them harmless from, any damage, loss, liability, or expense, including reasonable attorneys' fees, as and when incurred by the Company, the Subsidiaries or the other Members in connection with or resulting from such indemnifying Member's gross negligence, malfeasance, fraud or willful misconduct.

     4.4 Dealing with Members.

     (a) Subject to paragraph (b) below, the fact that a Member, an Affiliate of a Member, or any officer, director, employee, partner, consultant or agent of a Member, is directly or indirectly interested in or connected with any Person retained by the Company or its Subsidiaries to render or perform a service, or from or to whom the Company may buy or sell any property or have other business dealings, shall not prohibit a Member from employing such Person or from dealing with such Person on customary terms and at competitive rates of compensation which prevail in the marketplace with unrelated third parties, and none of the Company, the Subsidiaries or any of the other Members shall have any right in or to any income or profits derived therefrom by reason of this Agreement; provided, however, that the Member employing the services of such Person shall disclose the nature of the related party activity to the other Members. The foregoing is not intended to modify the restrictions on the authority of the Administering Member under Article III.

     (b) None of the Members or any of their respective Affiliates, shall be entitled to compensation from the Company or its Subsidiaries in connection with any matter that may be undertaken in connection with the fulfillment of its duties and responsibilities hereunder, except as provided in this Section 4.4, or as set forth in an approved Business Plan.

     (c) Except as provided in this Section 4.4 or in Section 3.6, the Company and its Subsidiaries shall not employ to render or perform a service, buy or sell any property from or to, or have any other business dealings with, any Person who is an Affiliate of any Member.

     4.5 Use of Company Assets and Subsidiary Assets. No Member shall make use of the funds or Company Assets or Subsidiary Assets, or assign its rights to specific Company Assets or Subsidiary Assets, other than for the business or benefit of the Company and its Subsidiaries .

     4.6 Designation of Tax Matters Member.

     (a) Class A Member shall act as the "tax matters partner" of the Company, as provided in the regulations pursuant to Section 6231 of the Code, and shall make and determine, with the consent of Class B Member which consent shall not be unreasonably withheld and shall be deemed given if not denied within ten (10) Business Days of a request therefor accompanied by relevant materials, all elections with respect to the Code and Treasury Regulations issued thereunder. As tax matters partner, Class A Member is authorized and required to represent the Company (at the Company's expense) in connection with all examinations of the Company's affairs by tax authorities, and to expend Company funds for professional services and costs associated therewith. Class A Member shall provide all notices and perform all acts required of a tax matters partner under Subchapters C of Chapter 63 of the Code. Class A Member is authorized to take any action to comply with the requirements of Code Sections 1441, 1442, 1445 or 1446 with respect to withholding certain amounts with respect to payments or distributions to a Member who is not a U.S. person (as defined in Code Section
7701) or withholding of certain amounts with respect to the sale of a "United States real property interest" (as defined in Code Section 897), but in each case, not without the consent of Class B Member, which consent shall not be unreasonably withheld. Each Member hereby reserves all rights under applicable law, including the right to retain independent counsel or consultant of its choice at its expense (which counsel or consultant shall receive the full cooperation of Class A Member and shall be entitled to prior review of submissions by the Company in respect of any dispute with relevant taxing authorities).

     (b) Notwithstanding anything to the contrary in Section 4.6(a), Class A Member, in its capacity as tax matters partner, agrees that for all purposes, including its obligation to cause the Company to withhold under Code Section 1441, 1442, 1445 and 1446, it will (i) treat Class B Member as being exempt from federal income tax under Section 892 of the Code with respect to all distributions made to Class B Member and (ii) treat each Level 1 Subsidiary as a "domestically controlled REIT" for purposes of Section 897(h)(3) of the Code, provided that each of the partners of Class A Member are United States Persons, as defined in Section 7701 of the Code; provided, that if Class A Member receives an opinion of nationally recognized tax counsel reasonably acceptable to Class B Member to the effect that, based on a change in law or fact after the date hereof, it should or must withhold under the preceding Code Sections, then it may withhold pursuant to such Code Sections notwithstanding the preceding.

     (c) Class B Member shall indemnify the Company and/or Class A Member or its Affiliates for any tax, interest and penalties that are imposed upon them solely because the Company failed to withhold taxes from distributions made to Class B Member in accordance with Section 4.6(b) of this Agreement.

                                   ARTICLE 5.

                        BOOKS AND RECORDS; ANNUAL REPORTS
                        ---------------------------------

     5.1 Books of Account. At all times during the continuance of the Company, the Administering Member shall keep or cause to be kept true and complete books of account in which shall be entered fully and accurately each transaction of the Company. Such annual books shall be kept on the basis of the Fiscal Year in accordance with the accrual method of accounting, and shall reflect all Company transactions in accordance with generally accepted accounting principles.

     5.2 Availability of Books of Account. All of the books of account referred to in Section 5.1, together with an executed copy of this Agreement and the Certificate, and any amendments thereto, and all other material agreements, documents and records relating to the Company and its Subsidiaries shall at all times be maintained at the principal office of the Company or such other location as the Administering Member may propose and the Management Committee shall approve (which other location, upon such approval, shall be communicated to all Committee Representatives), and upon reasonable notice to the Administering Member, shall be open to the inspection, copying and examination by the Members or their representatives during reasonable business hours.

     5.3 Annual Reports and Statements; Annual Budgets and Business Plans.

     (a) For each Fiscal Year, the Administering Member shall send to each Person who was a Member at any time during such Fiscal Year, by no later than February 28 of the next Fiscal Year, an annual report of the Company including an annual balance sheet, profit and loss statement and a statement of changes in financial position, and a statement showing distributions to the Members all as prepared in accordance with generally accepted accounting principles consistently applied and audited by the Company's independent public accountants, and a statement showing allocations to the Members of taxable income, gains, losses, deductions and credits, as prepared by such accountants. For each quarter, the Administering Member shall send to each Person who was a Member at any time during such quarter, within forty-five (45) days after the end of such quarter, quarterly financial statements of the Company including a quarterly balance sheet, profit and loss statement and a statement of changes in financial position, and a statement showing distributions to the Members all as prepared in accordance with generally accepted accounting principles consistently applied. In addition, the Administering Member shall send to each Member (i) within twenty-five (25) days after the end of each month of each Fiscal Year a monthly report setting forth (x) the financial and operating information on an accrual basis and in form and substance approved by the Members (acting reasonably) after the date hereof and (y) variances from the Approved Budget and (ii) such other information concerning the Company and reasonably requested by any Member as is necessary for the preparation of each Member's federal, state and local income or other tax returns. The Administering Member shall prepare and deliver to the lender under any loan documents to which the Company or any Subsidiary is a party all reports and statements required by such lender. The Administering Member shall use its commercially reasonable efforts to comply with the deadlines provided above.

     (b) The Administering Member shall prepare or cause to be prepared a proposed an Annual Budget and related Business Plan. The initial Annual Budget and the related Business Plan for the Budget Year of 2006 are attached as Exhibit B to this Agreement. Not later than November 1 of the prior Budget Year with respect to each subsequent Budget Year, the Administering Member shall prepare for the Company for the Budget Year in question, a proposed Annual Budget for the Company and a proposed Business Plan and deliver them to the Management Committee.

     (c) Not later than twenty (20) days after receipt by the Management Committee of a proposed Annual Budget or Business Plan (or such longer period as any Committee Representative may reasonably request on notice to the Administering Member), any Committee Representative may deliver a notice (an "Objection Notice") to the Administering Member stating that it objects to any information contained in or omitted from such proposed Annual Budget or Business Plan and setting forth the nature of such objections. With respect to all or any portion of such proposed Annual Budget or Business Plan as to which no Objection Notice is delivered prior to such twentieth (20th) day (or such longer period as Class B Member may have reasonably requested), the proposed Annual Budget or Business Plan or such portion thereof will be deemed to have been accepted and consented to by the Management Committee. If the Objection Notice is timely delivered, the Administering Member shall modify the proposed Annual Budget or Business Plan, taking into account the objections of all Committee Representatives, and shall resubmit the same to the Management Committee for the Management Committee's approval within fifteen (15) days thereafter, and Committee Representatives may deliver further Objection Notices (if any) within fifteen (15) days thereafter (in which event, the re-submission and review process described above in this sentence shall continue until the Annual Budget or Business Plan in question is accepted and consented to by the Management Committee or deemed to be so accepted and consented to). As to any portion of a proposed Annual Budget or Business Plan that is the subject of an Objection Notice, the Annual Budget or Business Plan (as the case may be) for the immediately preceding year shall be deemed to control (with actual increases for non-discretionary expenses) pending resolution of the disputed items.

     5.4 Accounting Expenses. All out-of-pocket expenses payable to Persons who are not Affiliates of the Administering Member in connection with the keeping of the books and records of the Company and the preparation of audited or unaudited financial statements and federal and local tax and information returns required to implement the provisions of this Agreement or required by any governmental authority with jurisdiction over the Company shall be borne by the Company as an ordinary expense of its business in accordance with the then Approved Budget. The Company shall reimburse the Administering Member's consultants for the preparation of federal and local tax and information returns.

     5.5 Bank Accounts. All funds of the Company shall be held in bank accounts in the Company's name. Upon reasonable notice to the Administering Member, the bank accounts shall be made available for periodic audit and inspection by the other Members.

                                   ARTICLE 6.

                  CAPITAL CONTRIBUTIONS, LOANS AND LIABILITIES
                  --------------------------------------------

     6.1 Capital Contributions.

     (a) Each Member has made an initial Capital Contribution to the Company on the date hereof in the amounts set forth opposite its name on Schedule 2 (each, an "Initial Capital Contribution" and collectively, the "Initial Capital Contributions"). The Initial Capital Contribution of each Member shall be credited to such Member's Capital Account.

     (b) An additional Capital Contribution of up to $10,000,000 for renovation and repositioning of the Initial Property is hereby approved by the Members; provided, however, that the plan for such renovation and repositioning is subject to the unanimous approval of the Members. All of the foregoing additional Capital Contributions shall be contributed by the Members pro rata based on their Percentage Interests and shall be added to and become part of each Member's Capital Account.

     6.2 Capital Calls.

     (a) The Management Committee may, at any time or times, require all Members, and each Member hereby agrees, to make additional cash Capital Contributions to the Company that the Management Committee determines in good faith are necessary (i) to fund any Required Expenditure, (ii) to develop, operate, maintain, preserve, market or protect any of the Properties, including, without limitation, real estate taxes, operating deficits, insurance premiums, costs of restoring any of the Properties after a casualty or condemnation thereof, utility costs, costs of compliance with law, payments with respect to the Acquisition Financing or any refinancing thereof or other mortgages and other liens, and payments on or of contractual obligations of the Company (including any fees due and payable to the Manager pursuant to any Management Agreement) or (iii) otherwise to conduct the business of the Company as the Management Committee deems appropriate, in each case, the event Available Cash Flow are not sufficient to pay for such cost or expense.

     (b) The Management Committee shall notify all of the Members of any capital call made pursuant to Section 6.2(a), and any such calls for additional Cash Capital contributions of the Members shall be in writing to all of the Members, shall provide for at least thirty (30) days' advance notice before the contributions are payable and, unless otherwise provided herein, shall be apportioned among the Members pro rata based on each Member's Percentage Interest (each such call, a "Capital Call").

     (c) If any Member shall fail to make a Capital Contribution required pursuant to any Capital Call in the amount and within the time periods specified therein (such Member is hereinafter referred to as a "Non-Contributing Member"), the Administrative Member (or, if the Administrative Member is the Non-Contributing Member, Class B Member) shall give notice of such failure to all other Members and the amount of the Capital Contribution not funded by the Non-Contributing Member (such amount is hereinafter referred to as the "Failed Contribution") and, within ten (10) Business Days after receiving notice of such failure, any Member or Members that is or are not in default with respect to such Capital Call may fund all or part of such Failed Contribution (each such funding Member is hereinafter referred to as a "Contributing Member"). If more than one Member desires to be a Contributing Member, each such Member shall have the right to fund its pro rata share such Failed Contribution determined based on the relative Percentage Interests of the Contributing Members. At any time after funding all or part of a Failed Contribution, any Contributing Member may elect to treat the portion of the Failed Contribution funded by it (the "Funded Portion") either as a Member Loan as described in Section 6.2(d) below or as a Company Loan as described in Section 6.2(e) below.

     (d) A Contributing Member may elect to treat and deem any Funded Portion as a loan (a "Member Loan") by such Contributing Member to the Non-Contributing Member (or the Non-Contributing Members in proportion to their respective Percentage Interests), which Member Loan shall be treated as (i) a demand loan made by the Contributing Member to the Non-Contributing Member(s) (bearing interest at a rate of twenty percent (20%) per annum, compounded quarterly to the extent not paid currently) followed by (ii) a Capital Contribution by such Non-Contributing Member(s) to the Company. Any such Member Loan (to the extent of unpaid principal and interest) shall be recourse only to the Non-Contributing Member's Interest and shall be repaid directly by the Company on behalf of the Non-Contributing Member from Available Cash Flow or the proceeds of liquidation that would otherwise be distributable to the Non-Contributing Member, prior to any distribution thereof pursuant to Sections 8.1 or 10.3 hereof. Any Available Cash Flow or proceeds of liquidation used to repay such Member Loan shall be applied first to interest and then to principal.

     (e) If a Contributing Member does not make an affirmative election under paragraph (d) above, the Contributing Member will be deemed to have elected to make a demand loan to the Company (a "Company Loan") in the amount equal to the Funded Portion funded by it, unless the existence of a Company Loan would violate the terms of any third party loan documents, in which case the Contributing Member will be deemed to have made a Member Loan. A Company Loan will bear interest at a rate of twenty percent (20%) per annum, compounded quarterly to the extent not paid currently and will be repaid to the Contributing Member from distributions otherwise distributable to the Members before any other distributions are made to any Member. Any payments made by the Company on such Company Loans shall be applied first to interest and then to principal and shall not be deemed a distribution from the Company to the Contributing Member nor affect the Capital Accounts of the Members. Notwithstanding anything to the contrary contained herein, the Members hereby acknowledge that any Company Loan shall be subordinate in all respects to any Acquisition Financing.

     6.3 Capital of the Company. Except as otherwise expressly provided herein, no Member shall be entitled to withdraw or receive any interest or other return on, or return of, all or any part of its Capital Contribution, or to receive any Company property (other than cash) in return for its Capital Contribution. No Member shall be entitled to make a Capital Contribution to the Company except as expressly authorized by the Agreement.

     6.4 Limited Liability of Members. No Member shall be bound by, or be personally liable for, the expenses, liabilities, indebtedness or obligations of the Company or of the other Members.

                                   ARTICLE 7.

              CAPITAL ACCOUNTS, PROFITS AND LOSSES AND ALLOCATIONS
              ----------------------------------------------------

     7.1 Capital Accounts.

     (a) The Company shall maintain a Capital Account for each Member in accordance with federal income tax accounting principles. Each Member's Capital Account as of the Effective Date will be equal to its Initial Capital Contribution as set forth on Schedule 2 plus its share of Organizational and Syndication Expenses. Class A Member shall not receive any Capital Account credit for the contribution of the Purchase Agreement to the Initial Subsidiary.

     (b) The Capital Account of each Member shall be increased by (i) the amount of any cash and the agreed Book Value of any property (net of liabilities encumbering such property) as of the date of contribution subsequently contributed as a Capital Contribution to the capital of the Company by such Member, (ii) the amount of any Profits allocated to such Member and (iii) such Member's pro rata share (determined in the same manner as such Member's share of Profits pursuant to Section 7.2) of income of the Company that is exempt from tax. The Capital Account of each Member shall be decreased by (i) the amount of any Losses allocated to such Member, (ii) the amount of distributions to such Member and (iii) such Member's pro rata share (determined in the same manner as such Member's share of Losses pursuant to Section 7.2) of any other expenditures of the Company that are not deductible in computing Company Profits or Losses and which are not chargeable to the Capital Account. In all respects, the Member's Capital Accounts shall be determined in accordance with the detailed capital accounting rules set forth in Treasury Regulations Section 1.704-1(b)(2)(iv) and shall be adjusted upon the occurrence of certain events as provided in Treasury Regulations Section 1.704-1(b)(2)(iv)(f).

     (c) A transferee of all (or a portion) of an Interest shall succeed to the Capital Account (or portion of the Capital Account) attributable to the transferred Interest.

     7.2 Profits and Losses.

     (a) The profits and losses of the Company ("Profits" and "Losses") shall be the net income or net loss (including capital gains and losses), respectively, of the Company determined for each Fiscal Year in accordance with the accounting method followed for federal income tax purposes except that (i) in computing Profits and Losses, all depreciation and cost recovery deductions shall be deemed equal to Depreciation and (ii) in computing Profits and Losses, gains or losses shall be determined by reference to Book Value rather than tax basis.

     (b) Whenever a proportionate part of the Profits or Losses is allocated to a Member, every item of income, gain, loss, deduction or credit entering into the computation of such Profits or Losses or arising from the transactions with respect to which such Profits or Losses were realized shall be credited or charged, as the case may be, to such Member in the same proportion; provided, however, that "recapture income", if any, shall be allocated to the Members who were allocated the corresponding depreciation deductions.

     (c) If any Member transfers all or any part of its Interest during any Fiscal Year or its Interest is increased or decreased, Profits and Losses attributable to such Interest for such Fiscal Year shall be apportioned between the transferor and transferee or computed as to such Members, as the case may be, ratably on a daily basis, provided in all events that any apportionment described above shall be permissible under the Code and applicable regulations thereunder.

     (d) For all purposes, including federal, state and local income tax purposes, Profits shall be allocated each year among all the Members as follows:

          (i) First, pro rata among all the Members in proportion to the amounts allocated and previously allocated pursuant to Section 7.2(e)(iii) hereof until the amount allocated and previously allocated pursuant to this
     Section 7.2(d)(i) equals the amount allocated and previously allocated pursuant to Section 7.2(e)(iii) hereof;

          (ii) Second, to all the Members in proportion to the amounts distributable and previously distributed pursuant to Sections 8.1(b)(i) and
     (c)(ii) hereof (including amounts that would be distributable (x) on a sale or other disposition of all or substantially all of the Company Assets, notwithstanding that such proceeds will be distributed pursuant to Article 10 hereof or (y) if the Company had received and distributed the full amount of cash attributable to the income being allocated) until the amount allocated and previously allocated pursuant to this Section 7.2(d)(ii) (and not reversed by Section 7.2(e)(ii) hereof) equals such distributable or distributed amounts;

          (iii) Thereafter, to all of the Members in proportion to the amounts distributable and previously distributed pursuant to Sections 8.1(b)(ii) and (c)(iii) hereof (including amounts that would be distributable (x) on a sale or other disposition of all or substantially all of the Company Assets, notwithstanding that such proceeds will be distributed pursuant to
     Article 10 hereof or (y) if the Company had received and distributed the full amount of cash attributable to the income being allocated).

     (e) For all purposes, including federal, state and local income tax purposes, Losses shall be allocated each year among all the Members as follows:

          (i) First, among all the Members in proportion to the amounts allocated and previously allocated pursuant to Section 7.2(d)(iii) hereof until the amounts allocated and previously allocated pursuant to this
     Section 7.2(e)(i) equals the amount allocated and previously allocated pursuant to Section 7.2(d)(iii);

          (ii) Second, among all the Members in proportion to the amounts allocated and previously allocated pursuant to Section 7.2(d)(ii) hereof until the amounts allocated and previously allocated pursuant to this
     Section 7.2(e)(ii) equals the amounts allocated and previously allocated pursuant to Section 7.2(d)(ii) hereof; and

          (iii) Thereafter, pro rata among all the Members in proportion to their Percentage Interests.

     (f) Notwithstanding Sections 7.2(d) and (e) hereof,

          (i) For federal income tax purposes but not for purposes of crediting or charging Capital Accounts, depreciation or gain or loss realized by the Company with respect to any property that was contributed to the Company or that was held by the Company at a time when the Book Value of the Company Assets was adjusted pursuant to the third sentence of Section 7.1(b) shall, in accordance with Section 704(c) of the Code and Treasury Regulation
     Section 1.704-1(b)(2)(iv)(d) and (f), be allocated among the Members in a manner which takes into account the differences between the adjusted basis for federal income tax purposes to the Company of its interest in such property and the fair market value of such interest at the time of its contribution or revaluation.

          (ii) If there is a net decrease in the Minimum Gain of the Company during a taxable year (including any Minimum Gain attributable to Member-Funded Debt), each Member at the end of such year shall be allocated, prior to any other allocations required under this Article 7, items of gross income for such year (and, if necessary, for subsequent years) in the amount and proportions described in Treasury Regulation Sections 1.704-2(g) and 1.704-2(i)(4).

          (iii) Notwithstanding the allocations provided for in Sections 7.2(d) and (e) no allocation of an item of loss or deduction shall be made to a Member to the extent such allocation would cause or increase a deficit balance in such Member's Capital Account as of the end of the taxable year to which such allocation relates. If any Member receives an adjustment, allocation or distribution that causes or increases such a deficit balance, taking into account the rules of Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6), such Member shall be allocated (after taking into account any allocations made pursuant to Section 7.2(f)(ii)) items of income and gain in an amount and manner to eliminate the Member's Capital Account deficit attributable to such adjustment, allocation or distribution as quickly as possible. For purposes of this Section 7.2(f)(iii), there shall be excluded from a Member's deficit Capital Account balance at the end of a taxable year of the Company (a) such Member's share, determined in accordance with Section 704(b) of the Code and Treasury Regulation Section 1.704-2(g) of Minimum Gain (provided that in the case of Minimum Gain attributable to Member-Funded Debt, such Minimum Gain shall be allocated to the Member or Members to whom such debt is attributable pursuant to Treasury Regulation Section 1.704-2(i)) and (b) the amount, if any, that such Member is obligated to restore to the Company under Treasury Regulation Section 1.704-1(b)(2)(ii)(c).

          (iv) Notwithstanding the allocations provided for in subsection (i) of this Section 7.2(f) and Sections 7.2(d) and (e), if there is a net increase in Minimum Gain of the Company during a taxable year of the Company that is attributable to Member-Funded Debt then first Depreciation, to the extent the increase in such Minimum Gain is allocable to depreciable property, and then a proportionate part of other deductions and expenditures described in
     Section 705(a)(2)(B) of the Code, shall be allocated to the lending or guaranteeing Member (and to joint lenders or guarantors in proportion to their relative obligations), provided that the total amount of deductions so allocated for any year shall not exceed the increase in Minimum Gain attributable to such Member-Funded Debt in such year.

          (v) Any special allocation under Sections 7.2(f)(ii) through (iv) shall be taken into account in computing subsequent allocations of Profits and Losses of any item thereof pursuant to this Article 7 so that the net amount of any items so allocated and the Profits, Losses and all items thereof allocated to each Member pursuant to this Article 7 shall, to the extent permissible under Sections 704(b) of the Code and the Treasury Regulations promulgated thereunder, be equal to the net amount that would have been allocated to each Member pursuant to this Article 7 if such special allocation had not occurred.

          (vi) The Members intend that the allocations provided for in this
     Article 7 be interpreted to the extent permissible under Section 704(b) of the Code and the Treasury Regulations promulgated thereunder, to produce liquidating distributions pursuant to Section 10.3(4) hereof that do not differ from the distributions that would have been made had liquidating distributions been controlled by Article 8 hereof.

                                   ARTICLE 8.

                APPLICATIONS AND DISTRIBUTIONS OF AVAILABLE CASH
                ------------------------------------------------

     8.1 Applications and Distributions.

     (a) Distributions of Available Cash Flow shall be made to the Members by the Administering Member in accordance with Section 8.1(b) monthly, subject to the terms of any Company Loan.

     (b) Available Cash Flow shall be applied first to the Members with Company Loans outstanding pro rata in proportion to the relative principal amounts of Company Loans (including accrued and unpaid interest) that each such Member has outstanding as a percentage of the total outstanding Company Loans made by all Members, to pay the full principal balance of, and any accrued interest on, the Company Loans, and then any remaining amounts of Available Cash Flow for any Fiscal Year shall be distributed to the Members in the following order of priority:

          (i) First, to all of the Members (pro rata in proportion to their relative Percentage Interests) until each Member has received, taking into account the amount and timing of all prior distributions under this Section 8.1(b)(i) in respect of the current and all prior Fiscal Years, a return on all of its Capital Contributions equal to ten percent (10%) per annum, compounded quarterly; and

          (ii) Second, so long as a Default has not occurred, (i)(x) eighty percent (80%) to the Members pro rata in accordance with their respective Percentage Interests and (y) twenty percent (20%) to the Administering Member, or (ii) if a Default has occurred, one hundred percent (100%) to the Members pro rata in accordance with their respective Percentage Interests.

     (c) Capital Event Proceeds shall be applied first to the Members with Company Loans outstanding pro rata in proportion to the relative principal amounts of Company Loans (including accrued and unpaid interest) that each such Member has outstanding as a percentage of the total outstanding Company Loans made by all Members, to pay the full principal balance of, and any accrued interest on, the Company Loans, and then any remaining amounts of Capital Event Proceeds shall be distributed in accordance with the following order of priority:

          (i) First, to all of the Members (pro rata in proportion to the unreturned amount of Capital Contributions) until each of the Members has received all Capital Contributions made hereunder and not previously returned to such Member;

          (ii) Second, one hundred percent (100%) to all of the Members (pro rata in proportion to their relative Percentage Interests) until each Member has received, taking into account the amount and timing of all prior distributions, an Internal Rate of Return on all of its Capital Contributions equal to twelve percent (12%), compounded quarterly; and

          (iii) Third, so long as a Default has not occurred, (i)(x) seventy-five percent (75%) to the Members pro rata in accordance with their respective Percentage Interests and (y) twenty percent (25%) to the Administering Member, or (ii) if a Default has occurred, one hundred percent (100%) to the Members pro rata in accordance with their respective Percentage Interests.

     (d) If amounts in respect of sub-clause (y) of Section 8.1(c)(iii) have previously been distributed to Administering Member in respect of any Property and, subsequently, by reason of the contribution of additional capital in respect of such Property, the amounts previously distributed in respect of clause (y) of Section 8.1(c)(iii) exceed the amount Administering Member would have been entitled to receive as of such subsequent date if the ordering of the distributions to, and the contributions by, the Members were disregarded, then the parties hereto shall make appropriate adjustments to the future amounts to be distributed to them (and any future distributions to be made to Administering Member pursuant to sub-clause (y) of Section 8.1(c)(iii) shall be adjusted to the extent necessary so that the aggregate amounts distributed to Administering Member on account of all payments in respect of sub-clause (y) of Section 8.1(c)(iii) do not exceed the amount of payments Administering Member would be entitled to receive in respect of sub-clause (y) of Section 8.1(c)(iii) as of such subsequent date if the ordering of the distributions to, and the contributions by, the Members were disregarded. Notwithstanding the foregoing, once a Property or a Subsidiary has been sold, no adjustments shall be made pursuant to this Section 8.1(d) in respect of distributions previously made pursuant to Section 8.1(c)(iii)(y) attributable to such Property or a Subsidiary. In no event shall Administering Member be required to return any distributions received from the Company.

     8.2 Liquidation. In the event of the sale or other disposition of all or substantially all of the Company Assets, the Company shall be dissolved and the proceeds of such sale or other disposition shall be distributed to the Members in liquidation as provided in Article 10, except that to the extent that the Company receives a purchase money note or notes in exchange for all or a portion of such assets, the Company shall continue until such purchase money note or notes have been paid in full.

     8.3 Repayment of Member Loans. If any Member shall be a borrower under one or more Member Loans (a "Debtor Member"), then any distributions that would otherwise be payable to such Debtor Member pursuant to Section 8.1 or Section
10.3 shall instead be paid to the Member or Members that made such Member Loans (each, a "Lender Member") until the Lender Member has received the principal balance of, and any accrued interest on the Member Loan; it being agreed that amounts shall be applied first to interest and then to principal. In the event there are two or more Lender Members with respect to any Debtor Member, distributions under this Section 8.3 or Section 10.3 shall be made pro rata to each Lender Member in proportion to the relative principal amount of Member Loans (including accrued and unpaid interest) that such Lender Member has outstanding as a percentage of total outstanding Member Loans made to such Debtor Member by all Lender Members. Any amounts distributed pursuant to this
Section 8.3 shall for all other purposes of this Agreement be treated as if distributed to the Debtor Member.

                                   ARTICLE 9.

                          TRANSFER OF COMPANY INTERESTS
                          -----------------------------

     9.1 Limitations on Assignments of Interests by Members.

     (a) No Member shall engage in or permit any Transfer of their Interest unless and then only to the extent expressly permitted in this Article 9 at any time during the Lockout Period. Any purported Transfer in violation of this
Article 9 shall be void, and shall not bind the Company, and the Member making such purported Transfer shall, to the fullest extent permitted by law, indemnify and hold the Company and the other Members harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, proceedings, costs, expenses and disbursements of any kind or nature whatsoever, arising as a result of, or caused directly or indirectly by, such purported Transfer.

     9.2 First Offer Right on Interests.

     (a) Notwithstanding any other provision of this Agreement, at any time from and after the end of the Lockout Period, Class B Member and Class A Member shall each have the right to commence the marketing of, and cause the sale of, all (but not less than all) of its Interest in the Company (such Interest, the "Subject Interest", such selling Member being referred to herein as the "Transferring Member," and the non-selling Member being referred to herein as the "Responding Member"), without the approval or consent of the Responding Member, subject to the terms of this Section 9.2.

     (b) Prior to causing the sale of the Subject Interest, the Transferring Member shall provide the Responding Member with a right to purchase the Subject Interest for cash (the "Interest Purchase Option") on and subject to the following terms and conditions:

          (i) The Transferring Member shall give written notice (the "Proposed Interest Sale Notice") to the Responding Member setting forth the proposed purchase price (the "Interest Purchase Price").

          (ii) The Responding Member shall have thirty (30) days (the "Acceptance Period") after the delivery by the Transferring Member to the Responding Member of the Proposed Interest Sale Notice to elect to exercise the Interest Purchase Option with respect to the Subject Interest (such election to be made, if at all, by giving written notice thereof (the "Acceptance Notice") to the Transferring Member within the Acceptance Period); it being agreed and understood that, during the Acceptance Period, neither Class B Member nor Class A Member may give another Proposed Interest Sale Notice; it being agreed and understood that in the event that a Member has delivered a Proposed Interest Sale Notice and no sale is ultimately consummated pursuant to the terms of this Section 9.2 in connection with such Proposed Interest Sale Notice issued by such Member, such Member shall not have the right to issue another Proposed Interest Sale Notice hereunder for a period of six (6) months following the Interest Marketing Period.

          (iii) If the Responding Member fails to exercise the Interest Purchase Option, then, the Responding Member shall have no further right to purchase the Subject Interest, except as may be expressly provided for below in this
     Section 9.2(b)(iii), and the Transferring Member shall have the right to sell the Subject Interest to an independent third party ("Interest Purchaser") at any time or times during a one hundred eighty (180) day period (such period, the "Interest Marketing Period"; it being agreed and understood that the Transferring Member shall have the right to end the Interest Marketing Period at any time prior to the end of such 180-day period upon notice to the Responding Member), which period shall commence on the earlier of (A) the first day after the Acceptance Period expires and
     (B) the date on which the Responding Member notifies the Transferring Member that the Responding Member will not be exercising the Interest Purchase Option, for aggregate consideration (the "Third-Party Interest Purchase Price") which is not less than 100% of the Interest Purchase Price (excluding any customary pro-rations to such consideration determined and effectuated as of the date of the closing of the sale of the Subject Interest, transfer taxes and other closing costs payable by the Company or any brokerage commissions that would actually be payable to any third-party broker). If during the Interest Marketing Period, the Company receives an offer that satisfies the conditions of this Section 9.2, except that the offer is for less than the Interest Purchase Price, then the Transferring Member, if it wishes to accept such offer, shall so notify the Responding Member and give the Responding Member the option to purchase the Subject Interest at the price indicated in such offer. Within fifteen (15) days after receiving such notice (and, if such notice is given within fifteen
     (15) days prior to the expiration of the Interest Marketing Period, the Interest Marketing Period shall be extended day-by-day to give effect to the fifteen (15) day notice period of this sentence), the Responding Member shall have the right to deliver to the Transferring Member an Acceptance Notice to purchase the Subject Interest at the price indicated in the offer, and if such Acceptance Notice is not timely delivered, the Transferring Member shall be permitted to sell the Subject Interest to the third party at the price and on the terms specified in the third party offer. If an agreement is executed during the Interest Marketing Period but the closing under such agreement does not occur within sixty (60) days after the end of the Marketing Period (the "Closing Period"), the Interest Purchase Option will apply as to any sale of the Subject Interest occurring after such sixty (60) day period. The Responding Member shall not have the right to approve, object or interfere with any sale under, and conforming to, this Section 9.2 irrespective of the terms of the sale. In connection with the sale of the Subject Interest, the Members agree to cooperate fully and in good faith to deliver any materials reasonably requested by the potential purchaser (all of which shall be provided, to the extent reasonably available, within three (3) Business Days of request (or earlier if such earlier time period is reasonable)). During the Interest Marketing Period, none of the Members shall have the right to bid for the Subject Interest.

          (iv) If the Responding Member exercises the Interest Purchase Option within the Acceptance Period, then such exercise shall be deemed to create a contract between the Responding Member, on one hand, and the Transferring Member on the other hand, pursuant to which the Responding Member irrevocably agrees to acquire the Subject Interest for the Interest Purchase Price, except that the closing date for such sale shall be thirty
     (30) days after the making of such election or such later date (not to exceed ninety (90) days in total) as reasonably required to obtain any necessary third party consents and the provisions of Section 9.2(b)(v) shall apply.

          (v) Simultaneously with the delivery of the Acceptance Notice (and as a condition to the effectiveness of such Acceptance Notice), the Responding Member shall deposit with the Transferring Member a deposit by certified or cashier's check or wire transfer of immediately available federal funds in an amount equal to two percent (2%) of the Interest Purchase Price (the "Interest Purchase Deposit"). If the Responding Member fails to deliver the Interest Purchase Deposit in the manner described above, then the Responding Member shall be deemed to have failed to exercise the Interest Purchase Option and the Transferring Member may proceed in accordance with
     Section 9.2(b)(iii) above. The Interest Purchase Deposit shall be non-refundable to the Responding Member in the event of a failure by the Responding Member to consummate the purchase of the Subject Interest on the relevant closing date (other than solely by reason of a default by the Transferring Member), in which case the Transferring Member may terminate (or cause the termination of) the contract created by the Proposed Interest Sale Notice and the Acceptance Notice and the Transferring Member may (A) retain the Interest Purchase Deposit as liquidated damages for the benefit and account of the Transferring Member only and (B) to sell at any time the Subject Interest to any Person and on any terms as the Transferring Member may determine in its sole discretion, without any consent or approval of any other Member and without having to comply with any of the terms of this
     Section 9.2. The parties agree that damages to the Transferring Member will be difficult and impracticable to ascertain in connection with a default by the Responding Member under this Section 9.2 and the retention of the Interest Purchase Deposit by the Transferring Member is a reasonable estimate of such damages from such default and shall not be considered a penalty. If the sale of the Subject Interest fails to occur on the relevant closing date solely by reason of a default by the Transferring Member (other than as a result of any act or omission by the Responding Member), then, at the election of the Responding Member, (x) the contract created by the Proposed Interest Sale Notice and the Acceptance Notice shall be terminated and the Interest Purchase Deposit shall be refunded to the Responding Member; or (y) the Responding Member may seek specific performance of such contract, but the Responding Member shall have no other rights or remedies by reason of such breach. If the closing of the sale of such Subject Interest to the Responding Member occurs, then the Interest Purchase Deposit shall be applied towards the Interest Purchase Price at closing.

          (vi) Except as otherwise expressly provided herein, each party shall bear its own legal fees and expenses in connection with a sale under this
     Section 9.2. The Company shall not pay any costs of marketing the Subject Interest or any legal fees incurred by the Transferring Member or the Responding Member.

     (c) In connection with the sale of an Interest by the Transferring Member pursuant to this Section 9.2, the provisions of Section 9.4 shall be applicable to such sale.

     9.3 Tag-Along Rights; Drag-Along Rights.

     (a) Drag-Along Rights. In the event that any Member and/or its permitted transferees (the "Proposing Member") propose to Transfer its respective Interest to any Person after first offering such Interest to the other Member pursuant to the provisions of Section 9.2, the Proposing Member may upon not less than fifteen (15) Business Days' prior notice require the other Members to Transfer their Interest at the price and upon the terms and conditions of such proposed Transfer. Each Member shall use its commercially reasonable efforts to cooperate with any Transfer pursuant to this Section and shall take all necessary and desirable actions in connection with the consummation of the Transfer as are reasonably requested by the Proposing Member, including the provision of representations, warranties or indemnifications; provided that no Member shall be required to incur any out-of-pocket expenses in connection with such Transfer that are not reimbursed to such Member; and provided further that no such Member shall be required to provide representations, warranties or indemnifications in connection with any such Transfer that would result in an aggregate liability in excess of such Member's proceeds from such Transfer. The aggregate proceeds received from the Transfer of Interests pursuant to this Section 9.3(a) shall be allocated and distributed to the selling Members in accordance with the distribution allocation provisions of Article 8.

     (b) Tag-Along Rights. If the Proposing Member does not exercise its Drag-Along Rights pursuant to Section 9.3(a), it shall nonetheless give each other Member not less than fifteen (15) Business Days' prior notice of its proposed Transfer (including the price and other material terms thereof) and shall not Transfer its Interests to any Person unless each other Member is given the opportunity, to be exercised in a writing to the Proposing Member within fifteen (15) Business Days after receipt of the Proposing Member's notice, to Transfer its Interests at the price and upon the same terms and conditions of such proposed Transfer. The aggregate proceeds received from the Transfer of the Member's Interests pursuant to this Section 9.3(b) shall be allocated among and distributed to the selling Members in accordance with the distribution allocation provisions of Article 8.

     9.4 Assignment Binding on Company. No Transfer of all or any part of the Interest of a Member permitted to be made under this Agreement shall be binding upon the Company unless and until a duplicate original of such assignment or instrument of transfer, duly executed and acknowledged by the assignor or transferor, has been delivered to the Company, and such instrument evidences (i) the written acceptance by the assignee of all of the terms and provisions of this Agreement, (ii) the assignee's representation that such assignment was made in accordance with all applicable laws and regulations and (iii) the consent to the Transfer of the Interest required pursuant to Section 9.1, if any. In addition, a Person to whom a Transfer of any Interest may be made pursuant to this Article 9 may also be required, in the discretion of the Management Committee, and as a condition precedent to its becoming a transferee to make certain representations, warranties and covenants to evidence compliance with U.S. federal and state securities laws including, but not limited to, representations as to its net worth, sophistication and investment intent.

     9.5 Bankruptcy of a Member. The Company shall not be dissolved or terminated by reason of the Bankruptcy, removal, withdrawal, dissolution or admission of any Member.

     9.6 Substituted Members.

     (a) Members who assign all their Interests pursuant to an assignment or assignments permitted under this Agreement shall cease to be Members of the Company except that unless and until a Substituted Member is admitted in its stead, the assigning Member shall not cease to be a Member of the Company under the Act and shall retain the rights and powers of a member under the Act and hereunder, provided that such assigning Member may, prior to the admission of a Substituted Member, assign its economic interest in its Interest, to the extent otherwise permitted under Article 9. Any Person who is an assignee of any portion of the Interest of a Member and who has satisfied the requirements of
Article 9 shall become a Substituted Member only when (i) the Administering Member has entered such assignee as a Member on the books and records of the Company, which the Administering Member is hereby directed to do upon satisfaction of such requirements, and (ii) such assignee shall have paid all reasonable legal fees and filing costs in connection with the substitution as a Member.

     (b) Any Person who is an assignee of any of the Interest of a Member but who does not become a Substituted Member and desires to make a further assignment of any such Interest, shall be subject to all the provisions of this
Article 9 to the same extent and in the same manner as any Member desiring to make an assignment of its Interest.

     9.7 Acceptance of Prior Acts. Any person who becomes a Member, by becoming a Member, accepts, ratifies and agrees to be bound by all actions duly taken pursuant to the terms and provisions of this Agreement by the Company prior to the date it became a Member and, without limiting the generality of the foregoing, specifically ratifies and approves all agreements and other instruments as may have been executed and delivered on behalf of the Company prior to said date and which are in force and effect on said date.

     9.8 Additional Limitations. Notwithstanding anything contained in this Agreement, no Transfer shall be made, and any Member shall have the right to prohibit and may refuse to accept any Transfer, if (i) registration is required under the Securities Act of 1933, as amended, in respect of such Transfer; (ii) such Transfer violates any applicable federal or state securities, real estate syndication, or comparable laws; (iii) such Transfer will be subject to, or such Transfer, when aggregated with prior Transfers in accordance with applicable law will result in the imposition of, any state, city or local transfer taxes, including, without limitation, any transfer gains taxes, unless such assignor pays such taxes; or (iv) such Transfer will cause the Company to be treated as a "publicly-traded partnership" within the meaning of Section 7704 of the Code.

                                   ARTICLE 10.

                           DISSOLUTION OF THE COMPANY;
                      WINDING UP AND DISTRIBUTION OF ASSETS
                      -------------------------------------

     10.1 Dissolution.

     (a) The Company shall be dissolved and its affairs shall be wound up upon the first to occur of the following:

               (1) the sale or other disposition of all of the Company Assets and receipt of the final payment of any installment obligation received as a result of any such sale or disposition;

               (2) the written consent of the Members;

               (3) any event which makes it unlawful for the Company's business to be continued; or

               (4) the issuance of a decree by any court of competent jurisdiction that the Company be dissolved and liquidated.

     (b) No Member shall have the right to (i) withdraw or resign as a Member of the Company, (ii) redeem, or request redemption of, its Interest or any part thereof or (iii) dissolve itself voluntarily.

     10.2 Winding Up.

     (a) In the event of the dissolution of the Company pursuant to Section 10.1(a), the Management Committee may wind up the Company's affairs.

     (b) Upon dissolution of the Company and until the filing of a certificate of cancellation as provided in the Act, the Administering Member or a liquidating trustee, as the case may be, may, in the name of, and for and on behalf of, the Company, prosecute and defend suits, whether civil, criminal or administrative, gradually settle and close the Company's business, dispose of and convey the Company's property, discharge or make reasonable provision for the Company's liabilities, and distribute to the Members in accordance with
Section 10.3 any remaining assets of the Company, all without affecting the liability of Members and without imposing liability on any liquidating trustee.

     (c) Upon the completion of winding up of the Company, the Administering Member or liquidating trustee, as the case may be, shall file a certificate of cancellation in the Office of the Secretary of State of the State of Delaware as provided in the Act.

     10.3 Distribution of Assets. Upon the winding up of the Company, the assets shall be distributed as follows:

               (1) to the payment of expenses of the liquidation;

               (2) to the payment of debts and liabilities of the Company, in order of priority as provided by law, other than debts and liabilities owed to Members;

               (3) to the payment of debts and liabilities of the Company owed to Members; and

               (4) to the Members in accordance with their Capital Account balances.

     Notwithstanding the foregoing, distributions to a Member pursuant to
Section 10.3(4) shall only be made after payment in full of any Member Loans owed to the Lender Members out of such distributions and such payments shall be deemed a distribution to the Debtor Members followed by the payment provided for in this sentence.

                                   ARTICLE 11.

                                   AMENDMENTS
                                   ----------

     11.1 Amendments. This Agreement may not be amended except with the consent of all of the Members. All amendments made in accordance with this Article XI shall be evidenced by a writing executed by all of the Members and a copy of such written amendments shall be kept at the office of the Company. No amendment, modification, supplement, discharge or waiver hereof or hereunder shall require the consent of any Person not a party to this Agreement.

     11.2 Additional Members. If this Agreement shall be amended as a result of adding or substituting a Member, the amendment to this Agreement shall be signed by the Members, by the Person to be added or substituted and by the assigning Member, if any. In making any amendments, the Administering Member shall prepare and file for recordation such documents and certificates as shall be required to be prepared and filed.

                                   ARTICLE 12.

                                  MISCELLANEOUS
                                  -------------

     12.1 Further Assurances. Each party to this Agreement agrees to execute, acknowledge, deliver, file and record such further certificates, amendments, instruments and documents, and to do all such other acts and things, as may be required by law or as, in the reasonable judgment of the Management Committee, may be necessary or advisable to carry out the intent and purpose of this Agreement.

     12.2 Notices. Unless otherwise specified in this Agreement, all notices, demands, elections, requests or other communications that any party to this Agreement may desire or be required to give hereunder shall be in writing and shall be given by hand by depositing the same (i) with a recognized overnight courier service providing confirmation of delivery, to the addresses set forth on Schedule 2, as applicable, or at such other address as may be designated by the addressee thereof (which in the case of the Company, shall be designated by the Administering Member) upon written notice to all of the Members or (ii) by facsimile transmission (with confirmation of receipt), provided that a copy of such notice is sent the same day for delivery by overnight courier service. All notices given pursuant to this Section 12.2 shall be deemed to have been given
(i) if delivered by hand on the date of delivery or on the date delivery was refused by the addressee or (ii) if delivered by overnight courier, on the date of delivery as established by the return receipt or courier service confirmation (or the date on which the return receipt or courier service confirms that acceptance of delivery was refused by the addressee) or (iii) on the date of facsimile confirmation received by the sender.

     12.3 Headings and Captions. All headings and captions contained in this Agreement and the table of contents hereto are inserted for convenience only and shall not be deemed a part of this Agreement.

     12.4 Variance of Pronouns. All pronouns and all variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or entity may require.

     12.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one Agreement.

     12.6 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

     12.7 Arbitration.

     (a) Arbitration shall be the exclusive method for resolution of any claims or disputes arising in connection with this Agreement, and the determination of the arbitrators shall be final and binding (except to the extent there exist grounds for vacating an award under applicable arbitration statutes and/or decisional precedents) on the Members. The parties agree that judgment on the determination and award of such arbitrators may be entered in any court having jurisdiction. Each party shall bear its own costs in any arbitration.

     (b) The number of arbitrators shall be three, each of whom shall be disinterested in the dispute or controversy and shall be impartial with respect to all parties hereto. If the claim or dispute arising in connection with this Agreement is between two parties only, each disputing party shall appoint one arbitrator within ten (10) Business Days of notice from a party that arbitration is requested and the third arbitrator shall be appointed by the two initial arbitrators within ten (10) Business Days of appointment of the two initial arbitrators.

     (c) The place of arbitration shall be Delaware. The arbitration shall be conducted in the English language. To the extent that an issue is not expressly addressed in this Agreement, the arbitrators shall resolve such dispute or controversy in accordance with good commercial practice. The arbitrators shall decide such dispute in accordance with the law of the State of Delaware. The arbitrators shall decide such dispute within forty-five (45) days of selection of the third arbitrator. They shall apply the commercial arbitration rules of the American Arbitration Association.

     12.8 Partition. The Members hereby agree that no Member nor any successor-in-interest to any Member shall have the right to have any of the Company Assets partitioned, or to file a complaint or institute any proceeding at law or in equity to have any of the Company Assets partitioned, and each

Member, on behalf of himself, his successors, representatives, heirs and assigns, hereby waives any such right.

     12.9 Invalidity. Every provision of this Agreement is intended to be severable. The invalidity and unenforceability of any particular provision of this Agreement in any jurisdiction shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

     12.10 Successors and Assigns. This Agreement shall be binding upon the parties hereto and their respective successors, executors, administrators, legal representatives, heirs and legal assigns and shall inure to the benefit of the parties hereto and, except as otherwise provided herein, their respective successors, executors, administrators, legal representatives, heirs and legal assigns. No Person other than the parties hereto and their respective successors, executors, administrators, legal representatives, heirs and permitted assigns shall have any rights or claims under this Agreement.

     12.11 Entire Agreement. This Agreement supersedes all prior agreements among the parties with respect to the subject matter hereof, and this Agreement contains the entire agreement among the parties with respect to such subject matter.

     12.12 Waivers. No waiver of any provision hereof by any party hereto shall be deemed a waiver by any other party nor shall any such waiver by any party be deemed a continuing waiver of any matter by such party.

     12.13 No Brokers. Each of the Members hereto warrants to each other that there are no brokerage commissions or finders' fees (or any basis therefor) resulting from any action taken by such Member or any Person acting or purporting to act on their behalf upon entering into this Agreement other than fees payable to Wachovia Securities. Each Member agrees to indemnify and hold harmless each other Member for all costs, damages or other expenses arising out of any misrepresentation made in this Section 12.13.

     12.14 Maintenance as a Separate Entity. The Company shall maintain books and records and bank accounts separate from those of its Affiliates and each of its Subsidiaries; shall at all times hold itself out to the public as a legal entity separate and distinct from any of its Affiliates and each of its Subsidiaries (including in its operating activities, in entering into any contract, in preparing its financial statements, and on its stationery and any signs it posts), and shall cause its Affiliates and each of its Subsidiaries to do the same and to conduct business with it on an arm's-length basis; shall not commingle its assets with assets of any of its Affiliates or its Subsidiaries; shall not guarantee any obligation of any of its Affiliates; shall cause its business to be carried on by the Members and shall keep minutes of all meetings of the Members.

     12.15 Confidentiality. Each Member agrees not to disclose or permit the disclosure of any of the terms of this Agreement or of any other confidential, non-public or proprietary information relating to this Agreement (collectively, "Confidential Information"), provided that such disclosure may be made (a) to any Person who is a member, partner, officer, director or employee of such Member or counsel to or accountants of such Member solely for their use and on a need-to-know basis, provided that such Persons are notified of the Members' confidentiality obligations hereunder, (b) with the prior consent of the other Members, (c) subject to the next paragraph, pursuant to a subpoena or order issued by a court, arbitrator or governmental body, agency or official, (d) to any lender providing financing to the Company or its Subsidiaries, (e) in connection with the Purchase Agreement, to the Sellers thereunder or (f) to the extent required or advisable to be made under applicable law, (g) to potential purchasers of a Property or Subsidiary as well as such potential purchaser's prospective lenders or equity providers, or (h) with respect to the tax structure or tax treatment (as such terms are used in Code Sections 6011, 6111 and 6112) of the Company or the transaction.

     In the event that a Member shall receive a request to disclose any Confidential Information under a subpoena or order, such Member shall (i) promptly notify the other Members thereof, (ii) consult with the other Members on the advisability of taking steps to resist or narrow such request and (iii) if disclosure is required or deemed advisable, cooperate with any of the other Members in any attempt it may make to obtain an order or other assurance that confidential treatment will be accorded the Confidential Information that is disclosed.

     No Member shall issue any press release or other public communication about the formation or existence of the Company without the express written consent of the Management Committee except that Class A Member may issue a press release as required or advisable under applicable law or governmental regulation.

     12.16 No Third Party Beneficiaries. This Agreement is not intended and shall not be construed as granting any rights, benefits or privileges to any Person not a party to this Agreement. Without limiting the generality of the foregoing, no creditor of the Company or of any Member shall have any right whatsoever to enforce any Member's Capital Commitment obligation or to require any Member to contribute capital to the Company.

     12.17 Construction of Documents. The parties hereto acknowledge that they were represented by counsel in connection with the review, negotiation and drafting of this Agreement and that this Agreement shall not be subject to the principle of construing their meaning against the party that drafted same.

     12.18 Time of Essence. Time is of the essence in the performance of each and every term of this Agreement.


                    [Signature page to follow on next page.]

     IN WITNESS WHEREOF, the parties hereto have executed this Limited Liability Company Agreement as of the day and year first above written.

                            MEMBERS:

                            OMERS REALTY CORPORATION, a Canadian
                            corporation,

                            By: /s/ Christopher Voutsinas
                                -----------------------------
                                Name:  Christopher Voutsinas
                                Title: Executive Vice President, Corporate
                                       Development & Investments

                            By: /s/ Joseph DeLeo
                                -----------------------------
                                Name:  Joseph DeLeo
                                Title: Vice President, Corporate
                                       Development & Investments



                            GLIMCHER PROPERTIES LIMITED PARTNERSHIP, a
                            Delaware limited partnership,

                            By: Glimcher Properties Corporation, a
                                Delaware corporation, its general partner,

                                By: /s/ George A. Schmidt
                                    ---------------------------------
                                    Name:  George A. Schmidt, Esq.
                                    Title: Executive Vice President

                                   SCHEDULE 1

                       DESCRIPTION OF THE INITIAL PROPERTY

All that certain real property situated in the County of Los Angeles, State of California, described as follows:

PARCEL A - Fee Simple:

Parcels 5, 7 and 8, in the City of Industry, County of Los Angeles, State of California, as shown on Parcel Map No. 322, Med in Book 315, Page(s) 37 through 44, inclusive, of Parcel Maps, in the Office of the County Recorder of said County.

PARCEL B - Leasehold:

Parcels 5 and 6, in the City of Industry, County of Los Angeles, State of California, as shown on Parcel Map No. 27-A, filed in Book 42, Page(s) 61 to 64, inclusive of Parcels Maps, in the Office of the County Recorder of said County.

PARCEL C - Easements:

Non-exclusive easements, creating rights in real property, for ingress and egress, passage and parking of vehicles; passage and accommodation of pedestrians; sewer lines, water and gas mains, electrical power lines, telephone lines, and other utility lines; development and construction of said Tract; the construction, reconstruction, erection, removal and maintenance, on, to, over, under and across to a maximum distance of 14 feet, of footings, supports, canopies, flag poles, roof and building overhangs, awnings, alarm bells, signs, lights and lighting devices and similar appurtenances over the "Common Area" as defined and described in that certain Construction, operation and reciprocal easement agreement in and upon all the terms, covenants, conditions, provisions, reservations, limitations, duties, obligations, liens, assessments and easements as more particularly and fully described and set forth in said agreement by and between Hahn-Puente As, a limited partnership in which Ernest W. Hahn, Inc., a

California corporation, is the general partner; Broadway-Hale Store, Inc., a California corporation; Sears, Roebuck and Co., a New York corporation, Adcor Realty Corporation, a New York corporation, and J.C. Penney Properties, Inc., a Delaware corporation, dated December 22, 1972 and recorded December 22, 1972 as Instrument No. 712, as amended by that certain First Amendment to that certain Construction, Operation and Reciprocal Easement Agreement by and between Hahn-Puente As, a limited partnership in which Ernest W. Hahn, Inc., a California corporation, is the general partner; Broadway-Hale Store, Inc., a California corporation; Sears, Roebuck and Co., a New York corporation, Adcor Realty Corporation, a New York corporation, and J.C. Penney Properties, Inc., a Delaware corporation, dated February 1, 1974 and recorded March 11, 1974 as Instrument No. 3991, as amended by that certain Second Amendment that certain Construction, Operation and Reciprocal Easement Agreement by and between Hahn-Puente As, a Limited Partnership in which Ernest W. Hahn, Inc., a California corporation, is the general partner; Broadway-Hale Store, Inc., a California corporation; Sears, Roebuck and Co., a New York corporation, Adcor Realty Corporation, a New York corporation, and J.C. Penney Properties, Inc., a Delaware corporation, dated September 20, 1984 and recorded October 1, 1984 as Instrument No. 84-1172544, and as further amended by that certain Third Amendment to that certain Construction, Operation and Reciprocal Easement Agreement by and between Krausz Puente LLC, a California limited liability company, The May Department Stores Company, a New York corporation, and Sears, Roebuck and Co., a New York corporation, dated December 1, 2001 and recorded January 8, 2002 as Instrument No. 02-450 17, all in the Recorder's Office of Los Angeles County, California.

PARCEL D - Easements:

Easements, creating rights in real property, for the construction, reconstruction, erection, removal and maintenance on, to, over, under and across the "Encroachment Area" of the "Encroachment" as to such terms are defined in that certain Encroachment Easement Agreement by Krausz Puente LLC, a California Limited Liability Company, dated April 9, 1997 and recorded April 23, 1997 as Instrument No. 97-606562, in the Recorder's Office of Los Angeles County, California, ("The Encroachment Easement"), and for minor encroachments of building overhangs, canopies, columns, eaves, signs, pilasters and pillars, extending from the encroachment area onto Parcel A, as created in and by said encroachment easement.

Assessor's Parcel Number: 8265-004-039/8265-004-040/8265-004-118/8265-004-
120/8265-004-121

                                   SCHEDULE 2

                Members' Addresses, Initial Capital Contributions
                -------------------------------------------------

--------------------------------------------------------------------------------
                                                               Initial Capital
                                                             Contributions made
 NAME OF MEMBERS                    Address                 on December 29, 2005
--------------------------------------------------------------------------------
Class A Member                50 East Gay Street
                                  24th floor
                             Columbus, Ohio 43215              $ 41,926,482.72
--------------------------------------------------------------------------------
Class B Member                   Oxford Tower
                           130 Adelaide Street West
                                  Suite 1100
                               Toronto, Ontario
                               M5H 3P5, Canada                 $ 38,701,368.67
--------------------------------------------------------------------------------
Total                                                          $ 80,627,851.39
--------------------------------------------------------------------------------

                                                                       EXHIBIT A
                                                    Form of Management Agreement


                          PROPERTY MANAGEMENT AGREEMENT
                          -----------------------------


     THIS PROPERTY MANAGEMENT AGREEMENT made as of the ____ day of _________________, _____ (the "Agreement") by and between [________________],
LLC, a Delaware limited liability company ("Owner") and GLIMCHER PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership ("GPLP" or "Manager") and GLIMCHER DEVELOPMENT CORPORATION, a Delaware corporation ("GDC" or "Service Provider").

                                   WITNESSETH:
                                   ----------

     WHEREAS, OG Retail Holding Co., LLC ("Parent") was formed as a limited liability company under the laws of the State of Delaware pursuant to a limited liability company agreement, dated as of December 29, 2005 (as the same may be amended or restated from time to time, the "Parent LLC Agreement").

     WHEREAS, Article 3 of the Parent LLC Agreement authorizes GPLP to manage the affairs of the Owner, to the extent provided in the Parent LLC Agreement.

     WHEREAS, Owner is or, upon closing on its pending acquisition will be the owner of the shopping center commonly known as [________________] ("Center"), located in [________________].

     WHEREAS, Manager possesses the personnel, skills and experience necessary for providing professional management services for the Center.

     WHEREAS, Service Provider possesses the personnel, skills and experience necessary for providing various services including services for leasing and legal services to prepare and negotiate leases for the Center.

     WHEREAS, Owner wishes to appoint Manager and Service Provider for the purpose of managing and leasing the Center, and Manager and Service Provider wish to accept such appointments, all on the terms and conditions set forth below.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    SECTION I
                                    ---------

                                      TERM
                                      ----

     Section 1.1 Duration. The term (the "Term") of this Agreement shall be for a period commencing on the date that Owner closes on its acquisition of the Center (hereinafter the "Effective Date") and shall continue until the date that Owner ceases to possess any interest in the Center unless earlier terminated as provided in Section VII below. The indemnification provisions of this Agreement shall survive termination of any kind.

                                   SECTION II
                                   ----------

                      APPOINTMENT AND AUTHORITY OF MANAGER
                      ------------------------------------

     Section 2.1 Appointment and Authority of Manager. On and subject to the terms, limitations and conditions herein set forth, Owner hereby exclusively appoints Manager, as an independent contractor, to operate, lease and manage the Center and, subject to Section 2.2, in such capacity, to exercise such powers and to have such authority with respect to the Center as are set forth herein and as more specifically described in Section IV below and such further powers and authority as are incidental thereto. Manager hereby accepts such appointment and agrees to furnish the services of its organization for the rental, operation and management of the Center on the terms contained in this Agreement.

     Section 2.2 Certain Limitations on Authority; Emergencies. Owner expressly withholds from Manager any power or authority to: (a) convey or otherwise transfer, pledge or encumber the Center or any interest therein, pledge the credit of Owner (except for purchases or transactions otherwise authorized under this Agreement), or borrow money or execute any promissory note, mortgage, deed of trust, or security agreement in the name of or on behalf of Owner, or (b) make any structural changes in any building or make any other material alterations or additions in or to any such building or equipment therein, or incur any expense chargeable to Owner other than expenses arising from (i) Manager's exercise of the express powers vested herein in Manager, (ii) matters included in the Approved Annual Budget under Section III, or (iii) such emergency repairs or actions as may be required because of imminent danger to persons or property or which are immediately necessary for compliance with Laws (as defined in Section 8.6) or are required to avoid the suspension of any necessary service to the Center. When the approval or consent of Owner is required by the terms of any provision of this Agreement in connection with an action taken or contemplated by Manager, the granting of Owner's approval or consent shall be given in writing. Notwithstanding anything to the contrary contained herein, (i) Manager must obtain the approval of the Class B Member (as defined in the Parent LLC Agreement) with respect to any amendment, extension, or renewal of this Agreement on behalf of Manager, any consent, approval, waiver or direction required of or permitted by Manager hereunder (in each case, to the extent the same would constitute a Unanimous Decision) and (ii) the Class B Member (as defined in the Parent LLC Agreement) shall have the full authority and discretion, without the approval of any other Members of the Management Committee (as defined in the Parent LLC Agreement), to exercise or terminate provisions under this Agreement upon the occurrence of any event "for cause" pursuant to Article VII hereunder.

                                   SECTION III
                                   -----------

                                  ANNUAL BUDGET
                                  -------------

     Section 3.1 Preparation of Budget; Contents. On the date hereof, Manager and Owner have agreed upon the annual budget for the period from the date hereof until December 31, 2006, which annual budget is attached hereto as Exhibit A (the "Initial Annual Budget"). On or before November 1 of each year, Manager shall prepare and submit to Owner a budget (the "Annual Budget") for the following calendar year, substantially in the form of the Initial Annual Budget, with such additions, deletions or modifications as may be reasonably requested by Owner. The Annual Budget shall include a reasonably detailed statement of the following items set forth on a monthly basis:

     (i) the estimated operating expenses for such year in detail reasonably satisfactory to Owner;

     (ii) the anticipated capital expenditures and extraordinary expenses for such year described in reasonable detail (the "Capital Budget"). The expenses set forth in the Capital Budget shall include, at a minimum, a breakdown of CAM (recoverable) and Non-CAM (non-recoverable), with further segregation by leasing commissions, tenant improvement allowances, capital expenditures and personal property expenditures;

     (iii) the estimated capital expenditures that the Manager believes may be necessary or desirable over the subsequent five (5) years in connection with the maintenance and improvement of the Center ("5 Year Capital Plan");

     (iv) a leasing plan reflecting the space Manager expects to be leased or renewed during such year, the rent it expects to obtain for such space, the other material economic provisions of the leases, including free rent, the term of each lease, rebates and other concessions, any improvement allowances, brokerage commissions (including any payable to Manager hereunder), payments by tenants toward operating expenses and taxes and any other anticipated leasing expenditures for such year (the "Leasing Budget");

     (v) the anticipated gross revenues for such year (the "Revenue Schedule");

     (vi) the estimated cash flow from the Center (the "Cash Flow Forecast");

     (vii) an estimate as to liability in the succeeding calendar year for real estate taxes;

     (viii) an estimate as to the aggregate cost in the next succeeding calendar year of wages, salaries, and other compensation to be paid to employees of the Manager working at the Center, as well as the status of any negotiations affecting said wages, salaries and other compensation and any recommendation of Manager respecting such matters;

     (ix) the extent of completion of any uncompleted improvements to the Center, together with a projection of the improvements to the Center and a projection of the costs of constructing such improvements to be incurred during the next succeeding calendar year;

     (x) the current legal status of pending or threatened suits concerning the Center or any portion thereof except for suits covered by valid and binding insurance; and

     (xi) such other information as Owner may reasonably require.

     The Revenue Schedule shall be in columnar form, with each tenant listed separately and showing for each tenant the:

     (i) name of such tenant;

     (ii) floor or suite number;

     (iii) term of its Lease;

     (iv) total rent to be collected; and

     (v) the total rent broken down into various categories such as base rent, expected percentage rent, storage rent, operating expense payment (and the percentage of the tenant's share thereof), real estate tax payment (and the percentage of the tenant's share thereof) and any other rent or charges.

     Section 3.2 Approval of Budget. The term "Approved Annual Budget" shall mean the Annual Budget (as modified by revisions thereof) approved by the Management Committee of Parent in accordance with the terms of the Parent LLC Agreement. An Annual Budget or a revision thereof shall be deemed approved by Owner only if it is approved in writing by Owner. Within 15 days of Manager's submission of the Annual Budget, Owner and Manager shall meet to discuss Owner's comments to the Annual Budget. Within 10 days of such meeting, Manager shall provide Owner with a revised Annual Budget incorporating Owner's comments to the Annual Budget. Pending Owner's approval of an Annual Budget, Manager shall be entitled to operate the Center and incur expenditures in accordance with the Approved Annual Budget and, in the event the Annual Budget has not been so approved in accordance with the last Approved Annual Budget adjusted for actual increases with respect to non discretionary expenses (e.g. real estate taxes, insurance, debt service, service contract fee escalations, utilities, etc.). Notwithstanding the foregoing, Owner reserves the right to direct Manager not to commit to any expenditures for discretionary amounts not theretofore committed by Manager.

     Section 3.3 Obligation and Authority to Implement Budget. Manager shall be authorized, without the need for further approval by Owner, to make the expenditures and incur the obligations provided for in the most recent Approved Annual Budget, provided Manager may exceed the budgeted amount for any line item by the greater of $2,500 or five percent (5%) of the budgeted amount for each such item (provided that in no event may the applicable Annual Budget be exceeded by more than five percent (5%) in the aggregate for all line items in any budget year) upon prior written notice to Owner, and Manager shall be authorized to expend whatever sums are reasonably necessary to respond to any emergency, which in Manager's reasonable discretion is necessary to avoid an immediate loss to the Center; provided, however, that such emergency expenditure shall not exceed the sum of $25,000 per emergency without the prior approval of Owner. Notwithstanding the foregoing, if the actual or forecasted result relative to the Approved Annual Budget for any calendar year reflects an adverse variance of five percent (5%) or more from the amount of net operating income received from the Center during such calendar year, then, except in the case of emergencies, the Manager shall not exceed the budgeted amount for any line item without the Owner's prior written consent. Any unused amounts budgeted in the Capital Budget for any particular year shall not carry over or be applicable to the following year unless approved by Owner in the Capital Budget for such following year. Manager shall not make expenditures or incur obligations except as authorized pursuant to this Section 3.3 (unless expressly authorized elsewhere in this Agreement). It is understood that non-cash items such as depreciation and amortization may, if Manager so desires, be reflected in the Annual Budget, and that variances between the amounts so reflected in the Annual Budget and the actual amounts of such items shall not affect or limit the amounts of other liabilities and obligations which Manager may incur or pay on behalf of Owner hereunder.

                                   SECTION IV
                                   ----------

                               MANAGER'S SERVICES
                               ------------------

     Section 4.1 Services in General. Manager agrees, in performing its duties hereunder, to use the highest level of skill, competence and diligence prevailing among professional management firms managing similar first class properties. Manager shall, with respect to the Center, perform such duties as are customarily performed with respect to similar properties by such management firms and, without limitation on the foregoing, shall perform those duties set forth in this Section IV subject to all express limitations on Manager's authority contained in other provisions of this Agreement. Without limiting the generality of the foregoing, Owner hereby grants Manager the authority and power to perform the services more specifically described hereinafter in this Section IV at Owner's expense, subject to the limitations of the Approved Annual Budget in effect from time to time.

     Section 4.2 Advertising and Promotion. Manager shall be authorized to advertise and conduct promotional activities relating to the Center and to display signs thereon provided that any costs related thereto have been approved in the Approved Annual Budget.

     Section 4.3 Books, Records and Reports.

          4.3.1 Books and Records.

               (i) Manager shall maintain, and keep at its main office, accurate and complete books, records and accounts of the management, operation and financial condition of the Center.

               (ii) Owner shall at all times retain title to such books, records and accounts. Manager shall retain such books, records and accounts for a period of five (5) years after the close of the calendar year to which they apply. Following expiration of such five (5) year period, Manager shall, at the expense of the Owner, deliver such books and records to Owner.

               (iii) Upon reasonable notice to Manager, Owner and its direct or indirect members may, at its expense, inspect, audit and copy such books, records and accounts at all reasonable times on a periodic or continuing basis by accountants retained by, or other representatives of Owner, and Manager shall cooperate fully with Owner in connection with the same.

               (iv) In the event this Agreement is terminated, Manager shall deliver such books, records and accounts of the Center to Owner. Manager shall deliver a final accounting within thirty (30) days of termination.

          4.3.2 Monthly Reports. Manager shall furnish to Owner for the Center the monthly and quarterly reports listed on Exhibit A attached hereto and incorporated herein by this reference, which reports shall be prepared on an accrual basis in accordance with generally accepted accounting principles, showing monthly and quarterly year-to-date activity. Monthly and quarterly reports shall be furnished (without notice or demand by Owner) not later than fifteen (15) days after the end of the calendar month, in the case of monthly reports, and within thirty (30) days of the end of each quarter, in the case of quarterly reports, in a form as reasonably required by and satisfactory to Owner.

          4.3.3 Annual Reports.

          (i) Manager shall provide information and cooperate with Owner's auditors in order for Owner's auditors to produce and furnish, at Owner's expense, an annual audited report for the Center.

          (ii) In addition, Manager shall furnish to Owner annual reports for the Center with schedules supporting all items on the balance sheet and tax related information as requested, which reports shall be furnished (without notice or demand) not later than thirty (30) days after the end of each calendar year in a format and detail reasonably acceptable to Owner.

          (iii) Manager shall prepare and file tax returns for the Owner or the Center unless otherwise specifically directed by Owner.

          4.3.4 Certification. All quarterly, monthly and annual reports shall be certified to their knowledge by the President, any Executive Vice President or Vice President, Treasurer, Chief Financial Officer or Controller of Manager.

     Section 4.4 Employment of On-Site Personnel. Manager shall select, employ, hire, supervise, train, direct, discharge and pay all on-site personnel, necessary for the maintenance and operation of the Center at such compensation levels as are standard in the industry, including without limitation (but subject to the Approved Annual Budget): (a) a property manager, an assistant property manager or an operations manager, marketing personnel, clerical and secretarial personnel, all of whom shall be on Manager's payroll with reimbursement by Owner, and (b) engineers, janitors, maintenance, landscaping, custodial, parking, and security personnel (all or any of whom shall at Manager's option, be on Manager's payroll with reimbursement by Owner, or on the payroll of an independent contractor whose costs and fees will be paid by Owner). Manager shall carry Worker's Compensation Insurance (and, when required by law, compulsory Non-Occupational Disability Insurance) covering such employees, and use reasonable care in the selection and supervision of such employees; provided, however, that Owner shall have the right, exercised in its reasonable discretion by virtue of approval of a candidate's resume to disapprove, based on cause or good reason, the initial hiring of any property manager selected by Manager to carry out Manager's obligations under this Agreement, and Manager, subject to legal requirements, agrees not to utilize any such disapproved employee. Manager will keep bi-weekly time sheets which shall be available for inspection by Owner. Manager shall prepare or cause to be prepared and timely filed and paid, all necessary returns, forms and payments in connection with unemployment insurance, medical and life insurance policies, pensions, withholding and social security taxes and all other taxes relating to said employees which are imposed by any federal, state or municipal authority. Manager shall also provide usual management services in connection with labor relations and shall prepare, maintain and file all necessary reports with respect to the Fair Labor Standards Act and all other required statements and reports pertaining to labor employed at the Center. Manager shall use its good faith reasonable efforts to comply with all laws and regulations and collective bargaining agreements, if any, affecting such employment. Manager shall take all appropriate steps to make sure Owner is complying with labor, workplace and safety laws. Manager will be and will continue throughout the term of this Agreement to be an Equal Opportunity Employer. All persons employed in connection with the operation and maintenance of the Premises shall be employees of Manager and not of Owner.

     If Manager is required to recognize and/or negotiate with any union(s) lawfully entitled to represent such employees, the following shall apply:

     1. Manager shall comply with the terms and provisions of any existing or future labor agreement and perform such obligations for and on behalf of Owner, as Owner's agent;

     2. Manager shall not be responsible for costs of outside legal counsel or other consultants used in connection with the negotiation and/or administration of any labor agreement;

     3. Owner shall defend, indemnify and hold Manager harmless from all claims and causes of action arising from the alleged breach of failure to comply with the terms and provisions of such labor agreement(s) so long as Manager's actions and performance thereunder were reasonable and in good faith;

     4. Manager shall not be liable or responsible for any unfunded vested benefits arising from Owner's withdrawal of a multi-employee pension plan, or from Owner's qualified plan, or from termination of this Agreement, and

     5. Owner shall have the right to approve all collective bargaining agreements which affect any portion of the Center.

     Section 4.5 Maintenance and Repairs. Manager shall, on behalf of Owner, maintain the Center in a first class standard, keep the Center in a safe, clean and sightly condition, do or cause to be done all decorating and landscaping, maintain the Center in compliance in all material respects with all applicable laws, codes and ordinances, perform or contract for all necessary repairs, alterations, replacements, installations and maintenance of, and purchase all supplies necessary for the proper operation of the Center or the fulfillment of Owner's obligations under any lease, subject to funds being available to pay for such work in either the Center Disbursement Account, a reserve account held by a lender or otherwise from Owner. Manager shall arrange for and supervise, on behalf of Owner, the performance of all alterations or other work to prepare or alter space in the Center for the occupancy of tenants thereof. Upon Owner's written request, if Owner shall require, Manager shall submit a list of contracts and subcontractors performing tenant work, repairs, alterations or services at the Center under Manager's direction. Manager, in its capacity as such, shall not be required (without additional compensation satisfactory to Manager) to undertake the making or supervision of extensive construction or reconstruction of the Center or any part thereof. For purpose of this Agreement, the term "extensive construction or reconstruction" shall mean any specific project the cost of which exceeds $100,000.

     Section 4.6 Collection and Disbursement of Revenue.

          4.6.1 Manager shall undertake the periodic billing of rents and monetary payments of every kind and form due from tenants of the Center, and thereafter shall actively pursue collection of all such rents and other payments. Manager shall not terminate any lease, lock out any tenant, institute any suit for rent or for use and occupancy, provide notice by legal service to pay rent or quit or institute proceedings for recovery of possession without the prior approval of Owner; provided, however that Manager shall have the right, without Owner's prior approval, to send late or delinquency notices to tenants in arrears in the ordinary course of business. Only legal counsel designated by Owner shall be retained in connection with any such suit or proceeding, and Manager upon request shall recommend legal counsel and furnish Owner with the estimated costs of legal services to be incurred in bringing such suit or proceeding. In the event any tenant of the Center is delinquent in any payment due to Owner or is otherwise in default under the terms of its lease for a period of more than 30 days, Manager shall immediately notify Owner and Owner, either directly or through legal counsel retained by Owner, shall have the right, but not the obligation, to contact the tenant directly with respect to the delinquency or default.

          4.6.2 Center Lockbox Account. All funds received by Manager derived from the operation of the Center shall be immediately deposited in the following lockbox account (the "Center Lockbox Account"):

                  [________________]
                  Account Name:     [________________]
                  Account Number:   [________________]

Owner may designate a different account in any bank or financial institution as the Center Lockbox Account at any time and from time to time by written notice to Manager. No other funds shall be deposited or commingled with funds in the Center Lockbox Account.

          4.6.3 Center Disbursement Account. Manager shall pay Center-related costs and expenses in accordance with Section 4.6.4 below by check or by wire transfer from the following disbursement checking account (the "Center Disbursement Account"):

                  [________________]
                  Account Name:     [________________]
                  Account Number:   [________________]

Owner may designate a different account in any bank or financial institution as the Center Disbursement Account at any time and from time to time by written notice to Manager. Manager shall not under any circumstances write a check payable to or in favor of Manager or any Affiliate of Manager other than (a) to reimburse itself or an Affiliate for expenditures made on behalf of Owner, provided that such reimbursement is approved in advance in writing by Owner, excepting reimbursements to Service Provider made in accordance with this Agreement or reimbursements to other Affiliates for services provided in accordance with the approved Annual Budget shall not require further approval by Owner or (b) to pay itself the Management Fee payable under Section 6.1; provided, however, that within 20 days after paying itself any Management Fee, Manager shall provide Owner with a statement setting forth the calculations made in computing the Management Fee in detail reasonably satisfactory to Owner. Only those personnel specifically authorized by Manager and approved by Owner shall have authority to write checks from the Center Disbursement Account. Manager shall not issue a check for more than Fifty Thousand Dollars ($50,000) without the prior written authorization of Owner excepting for payments of items that have already been specifically approved by Owner, such as for payment of a tenant allowance or room build-out under an approved lease or a major repair or other capital expenditure specifically approved in the Annual Budget. No other funds shall be deposited or commingled with funds in the Center Disbursement Account.

          4.6.4 Expenses Paid from Center Disbursement Account. The following costs shall be paid directly from the Center Disbursement Account:

          (a) Any and all costs necessary for the management, operation and maintenance of the Center, so long as such costs are provided for and are within the limits of the Approved Annual Budget or are specifically authorized in writing by Owner;

          (b) Any and all capital expenditures, so long as such costs are provided for and are within the limits of the Capital Budget in the Approved Annual Budget or are specifically authorized in writing by Owner; and

          (c) Any and all costs necessary to handle emergencies as described in
     Section 3.3. Notwithstanding the foregoing, Manager shall notify Owner immediately (but not in any case later than 2 business days) after incurring any such costs.

Manager shall not be obligated to make any advance to or for the account of Owner or to pay any sums except out of funds in the Center Disbursement Account without assurance that the necessary funds for repayment of the advance will be made by Owner. Manager shall render monthly reports to Owner showing all receipts and disbursements for the preceding calendar month. In addition, upon Owner's request, Manager shall provide to Owner such other periodic reports as may be required to satisfy the requirements of any loan or other agreement affecting the Center. Attached to the Center Disbursement Account, Manager shall maintain an interest bearing investment account (the "Sweep Account"). As and when necessary, Manager shall cause amounts greater than the amount necessary to be retained in the Center Disbursement Account or the amount necessary to compensate the bank for its services to be transferred from the Center Disbursement Account to the Sweep Account and from the Sweep Account to the Center Disbursement Account, as the case may be. No other funds may be deposited or commingled with the funds in the Sweep Account.

     Section 4.7 Security Deposits. If required by law or requested by Owner, Manager shall deposit all security deposits for the Center in a separate project account (the "Security Account") in the name of Owner on which either Owner or Manager may draw. Manager shall be authorized to withdraw monies from security deposit funds at such time as the security deposits are returnable to tenants or in the event of a tenant default. It is expressly understood and agreed that all disbursements, transfers and refunds made by Manager from the security deposits shall be made by a check drawn on the appropriate account or appropriate journal or bookkeeping entries and shall be substantiated by appropriate records and accounting procedures.

     Section 4.8 Contracts and Leases.

          4.8.1 Service and Purchase Contracts. Manager shall, to the extent the obligations of Owner thereunder do not exceed the amounts provided for in the Approved Annual Budget or the amounts permitted under Section 3.3, negotiate and enter into on behalf of Owner contracts for terms no longer than one year (or such longer term as Manager reasonably deems advisable so long as Owner or Manager has the right to terminate such contracts on not more than 30 days notice with or without cause) for electricity, gas, fuel, water, telephone, window cleaning, vermin extermination, janitorial services, security services, landscape maintenance and such other supplies, materials, services and other matters for the Center as Manager shall reasonably determine to be advisable or necessary to permit Manager to discharge its duties hereunder. In addition, Manager may negotiate and provide to Owner for Owner's execution thereof contracts for terms no longer than five years for escalator and elevator maintenance services, waste removal and for equipment leases, provided that the obligations of Owner thereunder during the then current year do not exceed the amounts contemplated therefor in the Approved Annual Budget, subject to the provisions of Section 3.3, and the obligations of Owner thereunder for subsequent periods do not, in Manager's good faith judgment, exceed the fair market value of the services to be provided to Owner pursuant to such contracts. Any cash and trade discounts, refunds, credits concessions or other incentives obtained by Manager in connection with any such contracts shall belong to Owner.

          4.8.2 Leases. Subject to the subsequent provisions of this Section, Service Provider shall use diligent and good faith efforts to rent and keep the Center rented by procuring tenants for the Center pursuant to leases in accordance with the Approved Annual Budget. Without limitation on the foregoing, Service Provider shall negotiate, on behalf of Owner, in accordance with the Approved Annual Budget, the business terms of new leases, expansions, amendments, cancellations, or extensions thereof (all such new leases, expansions, amendments, cancellations, or extensions now existing or hereafter entered into being herein individually and collectively referred to as a "Lease" or "Leases"). All leases shall be subject to Owner's direction and approval and all Leases shall be executed by Owner. Service Provider shall utilize attorneys or legal assistants on its staff to negotiate and prepare leases on behalf of Owner and at Owner's cost in accordance with the fee schedule set forth on Exhibit B, attached hereto and further described therein. If any Leases, operating agreements, loan agreements or other documents or instruments affecting the Center require the consent of a third party to a proposed Lease, Service Provider will cooperate with and assist Owner in obtaining such consent. Owner's approval or execution of a Lease shall serve as authorization for Service Provider to expend such amounts as are required to comply with the Lease on Owner's behalf (whether or not contained in the Approved Annual Budget). Service Provider shall provide reports of leasing activity to Owner on a monthly basis.

          4.8.3 Other Contracts. Manager, in its capacity as such, shall not enter into any other contract or agreement on behalf of Owner, unless the same is consented to in writing in advance by Owner or unless the contract or agreement is in the ordinary course of business and the amount of Owner's obligations incurred thereunder do not exceed the amounts permitted under
Section 3.3.

          4.8.4 Manager's and Service Provider's Affiliates. For purposes of this Agreement, the term "Affiliate" means any corporation, partnership, venture or other entity which controls, is controlled by, or is under common control with Manager or Service Provider, as the case may be, and the officers, employees, partners and venturers of such entity. Neither Manager nor Service Provider shall enter into any contract or other arrangement for the provision of services or materials to or in connection with the Center with any Affiliate of Manager or Service Provider except for services provided on customary terms and at competitive rates of compensation which prevail in the marketplace with unrelated third parties; provided that prior to entering any such contract or arrangement the Manager or Service Provider shall provide to the Class B Member (as defined in the Parent LLC Agreement) a copy of the contract or arrangement.

     Section 4.9 Legal Action. Manager shall, on behalf of and at the cost of Owner, institute through competent counsel all necessary legal action or proceedings for the collection of rent or other income from the Center, or for the ousting or dispossessing of tenants or other persons therefrom, and for all other matters requiring legal attention, and shall promptly notify Owner of the institution of all such actions (unless the action is routine). In addition, Manager shall promptly notify Owner of any lawsuit or threat thereof involving or affecting the Center of which Manager receives actual knowledge and provide Owner with copies of any notice thereof, including any notice of default received by Manager. Manager shall be authorized when expedient to settle, compromise and release such actions or suits or reinstate tenancies, provided Manager shall obtain Owner's prior written approval if any portion of total rentals under a lease are to be forgiven or if Owner would be incurring or assuming additional liabilities or paying any fine; provided, however, that Owner's prior written approval shall not be required for, and Manager shall have authority to settle matters involving disputed amounts or forgive rents of $25,000 or less. Whenever the services of an attorney or legal assistant are reasonably deemed necessary by Manager, Manager may retain outside attorneys or legal assistants or may use the services of in-house attorneys or legal assistants on Manager's staff, or on the staff of any company affiliated or associated with Manager. The retention or use of any such outside or in-house attorneys or legal assistants shall be at Owner's sole cost and expense. Notwithstanding anything to the contrary contained herein, in the event of any litigation between the parties respecting the matters covered by this Agreement, the prevailing party shall be entitled to recover its reasonable attorney's fees incurred therein as part of any judgment rendered therein, as provided in
Section 8.9 below.

     Section 4.10 Sale, Financing or Refinancing of the Center. Cooperate with and assist Owner from time to time in any attempt(s) by Owner to sell, finance or refinance the Center. Such cooperation shall not entitle Manager to any additional compensation, and Manager shall not be deemed to be acting as a broker unless Owner and Manager enter into a separate written agreement for engaging Manager as broker with respect to the Center. Such cooperation shall include, without limitation, answering prospective purchaser's and lender's questions about the Center, preparing and certifying rent rolls (to the extent Manager is provided complete legal documentation), photocopying and compiling project information for any prospective purchaser or lender, notifying tenants about the sale of the Center, furnishing and calculating proration and adjustment information to complete any closing statement and obtaining estoppel certificates and other documents from all tenants of the Center in the form required by the prospective purchaser or lender. If Owner executes a listing agreement with a broker (other than Manager) for the sale or other disposition of all or any portion of the Center, Manager shall cooperate with such broker at no expense to Manager; provided, however, such broker's activities shall be carried on without interference with tenants and occupants. Manager will permit the broker to exhibit the Center during reasonable business hours and will, if appropriate, accompany the broker on tours of the Center. Manager's work with respect to such outside broker shall be without compensation except as authorized by Owner subject, however, to reimbursement for reasonable out-of-pocket expenses incurred by Manager. Manager shall refer to Owner all inquiries and offers to purchase the Center.

     Section 4.11 Tenant Requests. Manager shall receive and respond to complaints and requests of tenants and parties to reciprocal easement agreements. Records shall be maintained showing the action taken with respect to each complaint or request. Upon request, copies of all complaints and requests by tenants shall be provided to Owner. In addition, complaints or requests of a material nature shall, after investigation of such complaints by Manager, be reported in writing by Manager to Owner. Manager shall include in such written report to Owner all relevant details and appropriate recommendations.

     Section 4.12 Impounds and Capital Reserves. In the event that under the terms or provisions of any mortgage or deed of trust to which the Center is subject, the mortgagor or trustor is required to deposit in installments an amount against or based upon taxes, insurance premiums or other sums, then Manager shall make such deposits to the extent Owner provides the funds therefor and notice of such requirements.

     Section 4.13 Notice of Casualty, Condemnation and Violations. Manager shall notify Owner immediately of any known fire, accident or other casualty, condemnation proceedings, rezoning or other governmental order, lawsuit or threat thereof involving the Center, and of the receipt of any notice of violations relative to the leasing, use, repair and maintenance of the Center under governmental rules, regulations, ordinances or like provisions.

     Section 4.14 Owner Agreements. If Owner directs, Manager shall pay when due
(i) all debt service and other amounts due under any mortgages which encumber the Center or any part thereof, and give Owner notice of the making of each payment and (ii) all rent and other charges payable under any ground lease of land included in the Center under which Owner is tenant. Manager shall cause the requirements on the part of Owner under all such mortgages and ground leases of space in the Center, all ground leases and reciprocal easement agreements with department stores and all other agreements affecting or relating to Manager to be carried out and complied with in all material respects, but only to the extent that such requirements are at the time reasonably capable of being carried out by Manager and complied with and Manager has available the necessary funds therefor from collections from the Center or advances by Owner. Manager shall promptly notify Owner of any default under any such mortgage, lease, reciprocal easement or other agreement on the part of Owner, the tenant or other party thereto of which Manager becomes aware. Manager shall use commercially reasonable good faith efforts to require compliance with the requirements of mortgages, leases of space in the Center, ground lease, reciprocal easement agreements, operating agreements and all other agreements affecting or relating to the Center which are known or made known to Manager on the part of tenants, department stores and other parties thereof and enforce compliance with the rules and regulations and other standards adopted by the Owner from time to time. Manager shall timely prepare any statements that Owner is required to submit under the terms of any mortgages, ground leases, reciprocal easement agreements and leases.

                                    SECTION V
                                    ---------

                               BEARING OF EXPENSES
                               -------------------

     Section 5.1 Manager shall pay all expenses of operating the Center from the Center Disbursement Account in such amounts as are necessary within the scope of the authority granted to Manager under Section 2.1 of this Agreement or according to the then current Approved Annual Budget.

     Section 5.2 If the funds on deposit in the Center Disbursement Account are insufficient to cover the amounts which are necessary according to the then current Approved Annual Budget to pay the operating expenses for such month, Manager shall promptly notify Owner, and Owner shall promptly make up such negative cash flow by depositing an amount equal to the deficit in the Center Disbursement Account. Manager shall not be obligated to advance Manager's own funds on behalf of Owner. If Manager makes any such advance from Manager's own funds at the request of Owner, Owner shall, on demand of Manager, reimburse Manager for any such advance plus interest thereon at the rate per annum publicly announced by the depository holding such Center Disbursement Account as its base or prime rate from the date of such advance to, but not including, the date of such reimbursement.

     Section 5.3 Manager shall use the funds on deposit on the Center Disbursement Account to pay when due the following items in the following order of priority:

          5.3.1 all real estate taxes as and when they become due, and, in any event, before the date on which interest and/or any penalty becomes payable with respect thereto and, if directed by Owner, insurance premiums as and when they become due and payable with respect to the Center. The provisions of this clause
5.3.1 shall not apply with respect to such tax and insurance payments as are required to be made directly by a tenant under a Lease; provided, however, that Manager shall nonetheless be obligated to make such payments in the event Manager obtains knowledge of such tenant's failure to timely make such payments;

          5.3.2 all utility charges as and when they become due and payable with respect to the Center. The provisions of this clause 5.3.2 shall not apply with respect to such utility payments as are required to be made directly by a tenant under a Lease, provided, however, that Manager shall nonetheless be obligated to make such payments in the event of such tenant's failure to timely make such payments.

          5.3.3 all payments to any lenders at the Center;

          5.3.4 all proper charges due and payable under any contracts relating to the Center;

          5.3.5 all amounts necessary to purchase supplies, tools, uniforms and other materials necessary for the proper maintenance and operation of the Center;

          5.3.6 all other fees, costs and expenses payable pursuant to this Agreement, including, but not limited to the fees and reimbursements due Manager hereunder; and

          5.3.7 monthly, the balance in excess of reasonably required reserves, to Owner.

     Section 5.4 Manager shall advise the Owner (i) of any information received by Manager with respect to any actual or proposed material increase in real estate taxes, (ii) whether in its reasonable opinion the amount of taxes should be challenged, and (iii) the means available for obtaining a reduction of same, together with its recommendations as to the course of action to be pursued.

                                   SECTION VI
                                   ----------

                                  COMPENSATION
                                  ------------

     Section 6.1 Management Fees. Manager shall be entitled to receive a monthly management fee ("Management Fee") equal to three and one-half percent (3.5%) of Total Gross Income (as hereinafter defined) from the Center. Fees for any partial calendar months shall be prorated on a per diem basis. The term "Total Gross Income" as used herein shall mean the gross amount of all rents payable by tenants at the Center under their leases for base, fixed or minimum rent, percentage or overage rent and including reimbursements for CAM, insurance, real estate taxes and other reimbursable expenses due under their leases. The monthly Management Fee shall be calculated and paid on an accrual accounting basis provided, however, that Manager shall be required to deliver to Owner each quarter a reconciliation (accrual basis to cash basis) of rents payable by tenants and rents actually received and the monthly Management Fees paid to Manager for such quarter shall be adjusted accordingly. Total Gross Income shall not include security deposits (until applied to a tenant's rental obligations), payments made in respect of any loan advanced by Owner to any tenant, interest or investment income, insurance proceeds, tax refunds, condemnation awards, utilities and service charges payable to third parties by tenants, dividends on insurance policies and proceeds of sale or refinancing or any other capital event or any tax or operating expense reimbursement. Such fees shall be paid on or before the fifth day of each calendar month with respect to Total Gross Income for the preceding month.

     Section 6.2 Leasing Commissions and Other Compensation.

          6.2.1 Leasing Commissions. Service Provider shall be entitled to receive commissions for all leases, renewals, extensions, expansions and relocations executed with tenants for the Center, and other compensation, in accordance with the schedule attached as Exhibit B hereto and as further described therein.

          6.2.2 Other Compensation.

          (a) Tenant Coordination Services. For services which Manager performs in connection with expediting the design process and construction process and/or the completion of tenant finish work (an "Oversight Transaction"), Manager shall receive an additional fee or compensation in accordance with the schedule attached as Exhibit B hereto and as further described therein.

          (b) Acquisition Fee. Manager shall be paid an acquisition fee equal to 75 basis points of the purchase price paid by Owner for the Center at the time of the closing on the acquisition of the Center by Owner.

          (c) Asset Management Fee. Manager shall receive an asset management fee equal to 75 basis points of the Total Gross Income collected by Manager for each calendar year payable monthly within thirty (30) days following the end of each month. The asset management fee shall be calculated and paid on an accrual accounting basis provided, however, that Manager shall be required to deliver to Owner each quarter a reconciliation (accrual basis to cash basis) of rents payable by tenants and rents actually received and the monthly asset management fees paid to Manager for such quarter shall be adjusted accordingly.

     Section 6.3 Manager's Office. Owner shall provide a reasonable and appropriate space within the Center, rent-free, to serve as Manager's on-site office, shall fully furnish and equip the same, and shall pay all direct costs of operating said on-site office, including, without limitation, utilities, telephone and office supplies.

     Section 6.4 Payments and Reimbursements. Manager may pay directly out of the Center Disbursement Account, or Manager shall be entitled to receive reimbursement (which it may withdraw from the Center Disbursement Account) for the fees and commissions earned pursuant to this Section VI.

     Section 6.5 No Other Compensation. Service Provider and/or Manager shall receive no compensation or reimbursement of any kind or nature for or during the Term for services performed under this Agreement, except as provided in this Agreement.

                                   SECTION VII
                                   -----------

                                   TERMINATION
                                   -----------

     Section 7.1 Termination by Owner. Owner may terminate this Agreement for cause by written notice to Manager at any time. As used herein, "for cause" shall mean the occurrence of any one or more of the following:

          7.1.1 Acts of Manager. If Manager or any of its directors, officers or employees commit any gross negligence, willful misconduct, fraud or malfeasance or if Manager is convicted of any crime.

          7.1.2 Default. The failure by Manager to perform any of its obligations hereunder if such failure shall not have been cured by Manager (a) within ten (10) days after written notice thereof in the case of a monetary default and (b) within thirty (30) days after written notice thereof in the case of a non-monetary default (or, if the non-monetary default in question is curable but is of such nature that it cannot reasonably be completely cured within such 30-day period, such longer period, not to exceed sixty (60) additional days, as may reasonably be necessary provided that Manager, after receiving such notice, promptly commences to cure such default and thereafter proceeds with reasonable diligence to complete the curing thereof; provided, however, that if the performance of Manager's obligations requires that repairs or similar work be completed at the Center and, despite Manager's reasonable diligent efforts, such work cannot be completed within such additional 60-day period, such 60-day period may be further extended as is reasonably necessary for Manager to complete such work, as long as Manager continues to proceed with reasonable diligence to perform same and provides Owner with periodic updates until such work is completed).

          7.1.3 Bankruptcy. The occurrence of any of the following by, against or with respect to Manager:

               (a) The commencement of a case under Title 11 of the U.S. Code, as now constituted or hereafter amended, or under any other applicable federal or state bankruptcy law or other similar law (which, in the case of an involuntary proceeding, is not dismissed within 60 days after such commencement);

               (b) An assignment for the benefit of creditors;

               (c) The appointment pursuant to any judicial proceeding of a trustee or receiver to take possession of all or a major portion of Manager's property, which possession is not restored to Manager within sixty (60) days after such appointment;

               (d) An attachment, execution or other judicial seizure of all or a major portion of the property of Manager (where such seizure is not discharged within 60 days after the date the same is effected); or

               (e) In any legal proceeding, the adjudication or stipulation of insolvency or inability to pay debts as and when they come due.

          7.1.4 Casualty or Condemnation. Owner permanently discontinues the operation of the Center on account of damage to or destruction of, or a taking by (or sale under threat of) eminent domain of a substantial part of the Center.

          7.1.5 Sale of Center. If Owner shall sell the Center or, if Parent shall sell its equity interests of Owner or [________________] REIT, LLC, a Delaware limited liability company, to an unaffiliated third party, such termination to be effective upon the occurrence of the closing of such sale. Any such termination shall not release Manager from the obligations and liabilities specified in Section 7.3.2.

          7.1.6 Change in Manager or in Manager's Ownership Interest. A material change in control or ownership of the Manager or Manager's parent entity, Glimcher Realty Trust, shall occur (defined as (i) any change in the ownership of Manager whereby Glimcher Realty Trust either shall cease to own a majority of the economic interests in Manager or shall cease to control the sole general partner of Manager, (ii) any change in the identity of the owners of the general partnership interests in the Manager, (iii) any change in the membership of Glimcher Realty Trust's board of directors which results in the board members as of any date after the Effective Date constituting less than fifty percent (50%) of the total board members at any time during the one (1) year period following such date, (iv) the acquisition of more than twenty-five percent (25%) of the capital stock of Glimcher Realty Trust by any person or "group" (within the meaning of Rules 13d-3 and 13d-5 of the Securities Exchange Act of 1934, as amended) or (v) if Manager or any affiliate of Manager shall cease to have an equity interest in Parent). Any such termination shall not release Manager from the obligations and liabilities specified in Section 7.3.2.

          7.1.7 Occurrence of Cause. The occurrence of Cause (as defined in the Parent LLC Agreement).

     Section 7.2 Termination by Manager. If Owner shall default in any material respect in performing any of its obligations under this Agreement and such default shall not be cured within thirty (30) days after written notice thereof is given by Manager to Owner (or, if the default in question is curable but is of such nature that it cannot reasonably be completely cured within such 30-day period, such longer period, not to exceed thirty (30) additional days, as may reasonably be necessary provided that Owner, after receiving such notice, promptly commences to cure such default and thereafter proceeds with reasonable diligence to complete the curing thereof), Manager shall have the right to cancel this Agreement by written notice to Owner of its election so to do which cancellation shall be effective upon thirty (30) days of the service of such written notice; provided, that such default is not caused by the actions of Manager. Such cancellation shall not release the indemnities of Owner under this Agreement and shall not terminate any liability or obligation of Owner to Manager for any payment, reimbursement, or other sum or money then due and payable to Manager hereunder.

     Section 7.3 Effect of Termination. Termination of this Agreement shall terminate all rights and obligations of the parties hereunder (but such termination shall not affect the rights and obligations of the parties arising during or relating to the period prior to the date of such termination, or otherwise expressly provided to survive such termination under this Agreement (including the obligation to pay Leasing Fees for leases signed after termination of this Agreement, if payable in accordance with Exhibit B), and shall not prejudice the rights of either party against the other for any prior breach of this Agreement, except as expressly provided to the contrary herein). Without limitation on the generality of the foregoing:

          7.3.1 Termination of this Agreement shall terminate any and all rights of Manager to act in such capacity on behalf of or with respect to the Center (and Manager shall, if Owner so requests, execute a notice to third parties that such rights of Manager have been so terminated).

          7.3.2 Owner's termination of this Agreement shall be Owner's sole remedy in the event that Manager defaults hereunder, provided: (a) Manager shall remain liable for any conduct that is grossly negligent, or otherwise tortious and (b) Manager's indemnity obligations under Sections 8.5 and 8.6 shall survive as to matters occurring prior to termination hereof.

          7.3.3 Manager shall be required to continue to perform its obligations under this Agreement pending the payment of any undisputed amounts due to Manager and the resolution of any dispute arising out of or relating to this Agreement and Owner will not withhold any payment due Manager without a good faith basis for doing so.

     Section 7.4 Final Accounting. Upon the termination of this Agreement (whether upon expiration of the Term or an earlier termination as herein provided), Manager shall forthwith provide or deliver to Owner: (a) a final accounting with respect to the Center; (b) all monies of Owner held or controlled by Manager with respect to the Center which Manager is not entitled by this Agreement to disburse to itself; (c) as received, any monies due Owner under this Agreement with respect to the Center, but received by Manager after such termination; (d) all materials, supplies, keys, contracts, leases, documents, accounting papers, books and records (other than those relating to Manager's own business and affairs) possessed by Manager with respect to the Center, and (e) a duly executed and acknowledged assignment of all rights Manager may have as Manager in and to any existing contracts relating to the operation and maintenance of the Center, and Owner shall assume and agree to hold Manager harmless from all of Manager's obligations thereunder, except to the extent that the existence thereof is or Manager's operation thereunder was contrary to any provision of this Agreement. Manager shall cooperate with Owner and any new manager selected by Owner to manage and lease the Center by promptly responding to all reasonable requests from Owner for information or documentation in connection with Manager's management of the Center pursuant to this Agreement.

                                  SECTION VIII
                                  ------------

                                  MISCELLANEOUS
                                  -------------

     Section 8.1 No Joint Venture. This Agreement shall not be construed as effecting a partnership or joint venture between Owner and Manager and/or Service Provider. In executing any leases, contracts or other documents or agreements on behalf of Owner pursuant to this Agreement, Manager or Service Provider, as the case may be, shall disclose Owner's name and set it forth as party-in-interest, and shall sign in the capacity as Owner's agent.

     Section 8.2 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that Manager and/or Service Provider shall not be entitled to assign this Agreement without the prior written consent of Owner.

     Section 8.3 Insurance and Waiver of Subrogation. Owner shall maintain as an expense of the Center insurance for the Center in form and amount as determined by Owner in Owner's discretion. Alternatively, if requested by Owner, Manager shall obtain insurance for the Center, in form and amount as determined by Owner in Owner's discretion, which insurance shall be an expense of the Center. Manager and Service Provider shall each maintain, as an expense of the Center, workers' compensation insurance in amounts required or permitted by statute and employers' liability insurance in, the amount of at least $500,000 per occurrence (if on-site workers will be on Manager's or Service Provider's or their respective Affiliate's payroll), comprehensive automobile liability insurance in an amount not less than $5,000,000, commercial liability insurance of not less than $5,000,000, and such other insurance, if any, as Manager or Service Provider deems reasonable and appropriate. Manager and Service Provider shall each provide certificates evidencing such coverages which certificates shall provide that such insurance cannot be cancelled, non-renewed or reduced without thirty (30) days prior written notice to Owner. Owner and Manager waive any right to recover against each other for claims covered by their respective policies of insurance and Owner and Service Provider waive any right to recover against each other for claims covered by their respective policies of insurance. This provision is intended to waive fully, and for the benefit of Owner and Manager and/or Owner and Service Provider, as the case may be, any rights and/or claims which might give rise to a right of subrogation in favor of any insurance carrier.

     Section 8.4 Owner Indemnity. Owner shall defend, indemnify and hold Manager, Service Provider and their respective Affiliates harmless from and against any and all losses, liabilities, damages, claims, actions, demands, judgments, orders, fines, penalties, back-pay awards, costs and expenses (including, without limitation, court costs and experts' and reasonable attorneys' fees) arising out of or in connection with any claim or legal action or proceeding by third parties which Manager shall incur or suffer and which relates to this Agreement or the performance by Manager and Service Provider of their respective obligations and duties hereunder, and Owner hereby waives all claims against Manager and Service Provider in connection therewith, except that such indemnification and waiver shall not apply in the case of acts or omissions of Manager or Service Provider or its Affiliates constituting gross negligence, fraud, breach of fiduciary duty, willful, reckless or criminal misconduct, or a material breach of this Agreement (provided that such breach was not caused by Owner or by events beyond the reasonable control of Manager). The foregoing indemnification shall not apply to the extent that there are unreimbursed damages due to Manager's or Service Provider's failure to maintain the insurance required to be maintained by Manager or Service Provider pursuant to this Agreement if the matter in question is covered by insurance covering Manager or Service Provider, as the case may be, or their respective Affiliates.

     Section 8.5 Indemnity.

          8.5.1 Manager Indemnity. Manager shall defend, indemnify and hold Owner harmless from and against any and all losses, liabilities, damages, claims, actions, demands, judgments, orders, fines, penalties, back-pay awards, costs and expenses (including, without limitation, court costs and experts' and attorneys' fees) arising out of or resulting from, directly or indirectly, any act or omission of Manager or any of its agents, officers, employees or representatives constituting gross negligence, fraud, breach of fiduciary duty, willful, reckless or criminal misconduct, or a material breach of this Agreement (provided that such breach was not caused by Owner or by events beyond the reasonable control of Manager) and Manager hereby waives all claims against Owner in connection therewith.

          8.5.2 Service Provider Indemnity. Service Provider shall defend, indemnify and hold Owner harmless from and against any and all losses, liabilities, damages, claims, actions, demands, judgments, orders, fines, penalties, back-pay awards, costs and expenses (including, without limitation, court costs and experts' and attorneys' fees) arising out of or resulting from, directly or indirectly, any act or omission of Service Provider or any of its agents, officers, employees or representatives constituting gross negligence, fraud, breach of fiduciary duty, willful, reckless or criminal misconduct, or a material breach of this Agreement (provided that such breach was not caused by Owner or by events beyond the reasonable control of Manager) and Service Provider hereby waives all claims against Owner in connection therewith.

     Section 8.6 Waiver of Mechanics' Liens. Manager and Service Provider hereby waive any and all mechanics' or materialmen's liens and rights to assert such liens which it may or hereafter have against the Center for any services, work, labor or materials to be performed or furnished by it pursuant to this Agreement or any compensation owed to it under this Agreement. This lien waiver is and shall be self-operative and no further instrument of waiver shall be required to effectuate the provisions hereof. Nevertheless, Manager and Service Provider hereby agree to execute, seal and deliver such further lien waivers and assurances as may be requested by Owner or as may be necessary or appropriate to permit Owner to obtain satisfactory title insurance endorsements for the Center and affirmative coverage against mechanics' and materialmen's liens for the services, labor, materials or other work performed hereunder by Manager or Service Provider or any of the agents and representatives of Manager or Service Provider.

     Section 8.7 Subordination. This Agreement shall be subordinate to any financing placed on the Center, including any construction loans and any other financing or refinancing, and Manager will execute the form of consent and subordination agreement reasonably requested by any applicable lender.

     Section 8.8 Violations of Laws: Environmental Liabilities. If either Owner or Manager becomes aware of any "Violations of Laws" or of any "Environmental Liabilities" (as such terms are defined below) relating to the Center, each shall promptly advise the other party. Owner represents and warrants that, to the best of its knowledge the Center is not subject to any Violations of Laws, and to the best of its knowledge after reasonable investigation the Center is not subject to any Environmental Liabilities, except those which Owner has disclosed in writing to Manager. "Laws" herein shall mean all federal, state, county and local governmental or municipal laws, ordinances, regulations, judgments, orders, rules and other such requirements, decisions by courts in cases where such decisions are binding precedents in the state in which the Center is located, and decisions of federal courts applying the Laws of such state, at the time in question, including but not limited to all "Environmental Laws" (as defined below) and those pertaining to fair employment, fair credit reporting, health, safety, building code, rent control, taxes, equal access or fair housing, including, but not limited to, any law prohibiting, or making illegal, discrimination on the basis of race, sex, creed, color, religion, national origin, economic or governmentally subsidized status, or physical, mental or other disability or condition, and any labor laws. "Environmental Laws" herein shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. 9601, et seq.. Hazardous Materials Transportation Act, 49 U.S.C. 1801, et seq., Resource Conservation and Recovery Act of 1976, 42 U.S.C. 6901 et seq., Clean Air Act, 42 U.S.C. 7401 et seq., Clean Water Act, 33 U.S.C. 1251, et seq., Safe Drinking Water Act, 14 U.S.C. 300t, et seq., Toxic Substances Control Act, 15 U.S.C. 2601, et seq., Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. 136 et seq., Atomic Energy Act of 1954, 42 U.S.C. 2014 et seq., and any similar federal, state or local Laws, and all regulations, guidelines, directives and other requirements thereunder, all as may be amended or supplemented from time to time. "Environmental Liabilities" herein shall mean any claims relating to the presence of any Hazardous Substance or other conditions at the Center that are subject to any Environmental Laws. The term "Hazardous Substance" for purposes hereof shall mean any flammable, explosive, toxic, radioactive, biological, corrosive or otherwise hazardous chemical, substance, liquid, gas, device, form of energy, material or waste or component thereof including, without limitation, all items now or hereafter listed, defined or regulated as a hazardous or toxic chemical, substance, liquid, gas, device, form of energy, pathogen, material or waste or component thereof by any federal, state or local governing body or agency having jurisdiction. "Violations of Laws" herein shall mean all actual and alleged violations of any Laws.

          8.8.1 Manager shall have authority, and shall reasonably seek, to implement any programs respecting compliance with Laws or respecting Environmental Liabilities established by Owner or Owner's expert consultants, at Owner's expense and for such additional fees as the parties may mutually approve, but Manager shall not be liable for any inadequacy of such programs. Notwithstanding any other provision of this Agreement to the contrary, Manager shall have no liability for conducting any environmental response activity, including without limitation investigation and cleanup, unless Manager specifically agrees in writing to conduct such response activity and Manager's additional compensation for conducting such activity is set forth as part of such agreement. At Manager's request, Owner shall promptly sign any manifests indicating that Owner is the generator of any Hazardous Substances that must be disposed of from the Center. Owner shall attend all meetings with regulatory agencies concerning Environmental Liabilities affecting the Center, and Owner shall be responsible for consulting with Manager in making all decisions concerning responses to such regulatory agency activities.

          8.8.2 Notwithstanding any other provisions of this Agreement to the contrary, Manager shall have no liability to Owner or to any third party for damages or any other remedy related to any Violations of Laws or Environmental Liabilities except to the extent that Manager caused the Violations of Laws or Environmental Liabilities by Manager's acts that were grossly negligent, tortious or outside the scope of Manager's authority as provided herein. Without limiting the generality of the foregoing, Manager shall have no liability for:
(a) Violations of Laws or Environmental Liabilities existing as of the date hereof; (b) Violations of Laws or Environmental Liabilities to the extent caused by Owner, by any predecessor or successor of Owner, by any tenant, or by any other third party except to the extent Manager caused the Violation of Laws and Environmental Liabilities by Manager's acts which were grossly negligent, tortious or outside the scope of Manager's authority; or (c) Violations of Laws or Environmental Liabilities associated with disposal of wastes or other Hazardous Substances from the Center except to the extent Manager caused the Violation of Laws and Environmental Liabilities by Manager's acts which were grossly negligent, tortious or outside the scope of Manager's authority. Owner agrees to defend, indemnify and hold harmless Manager and its Affiliates from and against all losses, liabilities, damages, claims, demands, judgments, orders, fines, penalties, costs and expenses, including without limitation court costs and experts and attorneys' fees, related to all Violations of Laws and Environmental Liabilities (including but not limited to experts and reasonable attorneys' fees and other expenses in connection with any claim, investigation, proceeding or suit involving a Violation of Laws or Environmental Liabilities alleged to have been caused by Manager, Manager's Affiliates and/or Owner), unless and to the extent Manager caused the Violations of Laws or Environmental Liabilities by Manager's acts that were grossly negligent, tortious or outside the scope of Manager's authority as provided herein (in which case, Manager shall indemnify and hold Owner harmless).

     Section 8.9 Software. Any software provided by either party in connection with this Agreement shall: (a) remain the property of such party, (b) be used only in the manner authorized by such party from time to time, and (c) be returned upon termination of this Agreement, or earlier as requested by such party.

     Section 8.10 Limitation of Liability. None of the parties' shareholders, officers, directors, members, employees, affiliates or agents shall have any liability under or in connection with this Agreement or relating to the Center. The parties agree that neither Manager nor Service Provider, on the one hand, nor Owner, on the other hand, shall make any claim against the other for consequential damages under or in connection with this Agreement or relating to the Center, including without limitation claims for lost profits, lost business opportunities or damage to reputation, and all such claims are hereby waived and released. Owner's liability for any claims under or in connection with this Agreement or relating to the Center shall be limited to Owner's interest in the Center and no other assets of Owner shall be subject to levy, execution or other process for the satisfaction or enforcement of any judgment.

     Section 8.11 Attorneys' Fees. If any party obtains a judgment against any other party by reason of breach of this Agreement, a reasonable attorneys' fee, as fixed by the court, shall be included in such judgment.

     Section 8.12 No Waiver. Time is of the essence with respect to the interpretation of the provisions of this Agreement. No waiver by any party of any default by any other party or of any event, circumstance or condition permitting a party to terminate this Agreement shall constitute a waiver of any other default by such other party or of any other event, circumstance or condition permitting such termination, whether of the same or of any other nature or type and whether preceding, concurrent or succeeding; and no failure on the part of any party to exercise any right it may have by the terms hereof or by law upon a default by any other party and no delay in the exercise of such right shall prevent the exercise thereof by the nondefaulting party at any time when the other party may continue to be so in default, and no such failure or delay and no waiver of default shall operate as a waiver of any other default, or as a modification in any respect of the provisions of this Agreement. The subsequent acceptance of any payment or performance pursuant to this Agreement shall not constitute a waiver of any preceding default by a defaulting party or of any preceding event, circumstance or condition permitting termination hereunder, other than default in the payment of the particular payment or the performance of the particular matter so accepted, regardless of the nondefaulting party's knowledge of the preceding default or the preceding event, circumstance or condition, at the time of accepting such payment or performance, nor shall the nondefaulting party's acceptance of such payment or performance after termination constitute a reinstatement, extension or renewal of this Agreement or revocation of any notice or other act by the nondefaulting party. No waiver of any provision of this Agreement shall be effective unless signed by the party against whom the waiver is asserted.

     Section 8.13 Integration: Amendment. This Agreement, including the exhibits attached hereto, constitutes the entire agreement between the parties hereto relative to the subject matter hereof. Any prior negotiations, correspondence or understandings relative to the subject matter hereof shall be deemed to be merged in this Agreement. This Agreement may not be amended or modified except in writing, executed by each of the parties hereto. Any amendment or modification may be signed in counterparts, such that each photo-duplicate, together with a complete set of signatures, shall constitute one and the same agreement.

     Section 8.14 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the state of California.

     Section 8.15 Severability. If any term or provision of this Agreement, or the application thereof to any person or circumstance, shall to any extent be held invalid or unenforceable by a court of competent jurisdiction, such result shall not affect the other terms and provisions of this Agreement or applications thereof which can be given effect without the relevant term, provision or application, and to this end the parties agree that the provisions of this Agreement are an shall be severable.

     Section 8.16 Notices. All notices and other communications provided for in this Agreement shall be in writing and may be personally delivered or mailed by recognized overnight courier service postage prepaid or by facsimile transmission, provided that a copy of such notice is sent the same day for delivery by overnight courier service, and addressed as follows:

               (a)  If to Owner, to:

                         [________________], LLC
                         c/o Glimcher Properties Limited Partnership
                         150 East Gay Street
                         Columbus, Ohio 43215
                         Attn:  General Counsel
                         Facsimile:  (614) 621-8863


               (b)  If to Manager, to:

                         Glimcher Properties Limited Partnership
                         150 East Gay Street
                         Columbus, Ohio 43215
                         Attn:  General Counsel
                         Facsimile:  (614) 621-8863

               (c)  If to Service Provider, to:

                         Glimcher Development Corporation
                         150 East Gay Street
                         Columbus, Ohio 43215
                         Attn:  General Counsel
                         Facsimile:  (614) 621-8863

or to such other address as any party shall hereafter designate by notice to the others as herein provided. Any notice, demand or request shall be effective upon receipt.

     Section 8.17 Captions. The Section headings herein contained are for purposes of identification only and shall not be considered in construing this Agreement.

     Section 8.18 Inspection by Owner. Neither this Agreement nor anything contained herein shall be deemed to limit Owner's right to enter upon or inspect the Center or to perform any repair or maintenance or to do or perform any matter or thing required of Manager or Service Provider hereunder in the event of Manager's or Service Provider's failure to do so, and, without limitation of Owner's other rights as owner of the Center, Owner shall have the right to do any or all of the foregoing in the event of such failure.


                       [SIGNATURES CONTINUED ON NEXT PAGE]

IN WITNESS WHEREOF, the parties have duly executed this Agreement on the day and year first above written.

                      Owner: [________________], LLC,
                             a Delaware limited liability company

                             By: [________________] REIT, L.L.C., a Delaware
                                 limited liability company, its sole member

                                 By: GLIMCHER PROPERTIES LIMITED PARTNERSHIP,
                                     a Delaware limited partnership, as
                                     administering member of OG Retail Holding
                                     Co., LLC, a Delaware limited liability
                                     company

                                     By: GLIMCHER PROPERTIES CORPORATION, a
                                         Delaware corporation, its general
                                         partner

                                         By: _________________________
                                             Name:  George A. Schmidt
                                             Title:  Executive Vice President



                      Manager: GLIMCHER PROPERTIES LIMITED PARTNERSHIP,
                               a Delaware limited partnership

                               By: GLIMCHER PROPERTIES CORPORATION, a Delaware
                                   corporation, its general partner

                                   By: ________________________
                                       Name:  George A. Schmidt
                                       Title:   Executive Vice President

                      Services
                      Provider:  GLIMCHER DEVELOPMENT CORPORATION,
                                 a Delaware corporation

                                 By: __________________________
                                     Name:  George A. Schmidt
                                     Title:  Executive Vice President

                                    EXHIBIT A
                                    ---------

                               REQUIRED REPORTING
                               ------------------

--------------------------------------------------------------------------------------------------------------
                                                                            Monthly    Quarterly    Annually
--------------------------------------------------------------------------------------------------------------
1.       Balance Sheet (1)                                                     X
--------------------------------------------------------------------------------------------------------------
2.       Detailed General Ledger                                               X
--------------------------------------------------------------------------------------------------------------
3.       Summary General Ledger                                                X
--------------------------------------------------------------------------------------------------------------
4.       Cash Available for Distribution                                       X
--------------------------------------------------------------------------------------------------------------
5.       Statement of Operations                                               X
--------------------------------------------------------------------------------------------------------------
6.       Detailed Statement of Operations                                      X
--------------------------------------------------------------------------------------------------------------
7.       Detailed Variance Report of Budget v. Actual by Account               X
--------------------------------------------------------------------------------------------------------------
8.       Minimum Rental Income Actual v. Budget Variance Report                X
--------------------------------------------------------------------------------------------------------------
9.       Accounts Receivable Aging                                             X
--------------------------------------------------------------------------------------------------------------
10.      Copy of Cash Receipts Report                                          X
--------------------------------------------------------------------------------------------------------------
11.      Copy of Check Disbursement (Payment Register)                         X
--------------------------------------------------------------------------------------------------------------
12.      Depreciation and Amortization Schedules and Related Assets                        X
--------------------------------------------------------------------------------------------------------------
13.      Accounts Payable Listing                                              X
--------------------------------------------------------------------------------------------------------------
14.      Capital Expenditure Summary (2)                                                   X
--------------------------------------------------------------------------------------------------------------
15.      Calculation of Management Fee and other fees payable to Manager       X
--------------------------------------------------------------------------------------------------------------
16.      Rent roll (tenant roster) including minimum rent increases            X
--------------------------------------------------------------------------------------------------------------
17.      Sales Category Reports (3)                                            X
--------------------------------------------------------------------------------------------------------------
18.      Operating Analysis Report - narrative***                              X
--------------------------------------------------------------------------------------------------------------
19.      Leasing Status report **                                              X
--------------------------------------------------------------------------------------------------------------


20.      Reconciliation of bank accounts (with copies of all bank              X
         statements)
--------------------------------------------------------------------------------------------------------------
21.      Payroll register for employees and expenses to be paid by Owner       X
--------------------------------------------------------------------------------------------------------------
22.      Bad Debt Reserve analysis                                                         X
--------------------------------------------------------------------------------------------------------------
23.      Detail of Partners' Contributions and Distributions*                              X
--------------------------------------------------------------------------------------------------------------
24.      Lease Expiration Report by minimum rent and square   feet                         X
--------------------------------------------------------------------------------------------------------------
25.      Occupancy Cost by tenant on Tenant Summary Report                     X
--------------------------------------------------------------------------------------------------------------
26.      CAM and Real Estate Tax Billing Register*                                                     X
--------------------------------------------------------------------------------------------------------------
27.      Debt Amortization Summary*                                                        X
--------------------------------------------------------------------------------------------------------------
28.      Security Deposit Reconciliation*                                                  X
--------------------------------------------------------------------------------------------------------------
29.      5 Year Future Minimum Rent Schedule and Capital Plan                                          X
--------------------------------------------------------------------------------------------------------------

* to be forwarded upon request.

** Leasing Status Report shall identify leases by: (a) those with stores that are open and operating; (b) those with signed leases but not yet opened; and (c) those which are in negotiation but not yet executed. Such report shall reflect such key terms and conditions as: (i) leaseable area; (ii) annual rent; (iii) rent per sq. ft.; (iv) lease commencement date; (v) lease expiration date; (vi) rental increases; (vii) breakpoints and breakpoint percentages; (viii) tenant options, and (ix) tenant allowances.

*** Operating Analysis Report shall include a descriptive summary in narrative form of the operations of the Center during the reporting period, highlighting all significant occurrences and any anticipated problems.

(1) Include enough detail to identify straight line rents, adjustments for FAS 141 and FAS 150, amortization and depreciation.

(2) Include breakdown of Cap Ex, First Generation Tenant Allowances, second Generation Tenant Allowances and leasing fees (both to third parties and to Manager/Service Provider).

(3) Include all tenants open during current and previous year. Should be summarized by tenant. ICSC merchandise class, etc.

                                    EXHIBIT B
                                    ---------


                              I. LEGAL LEASING FEES
                              ---------------------


     Legal Fees: To the extent that Service Provider utilizes in-house legal staff to prepare and negotiate leases ("Legal Services"), Service Provider shall charge Owner, and Owner shall pay for such Legal Services the fees as set forth below:

     (a) Leases for Major Tenants (defined as a lease exceeding 15,000 square feet): $0.75 per square foot;
     (b) Leases for other tenants: $1.00 per square foot, with a minimum of $750 minimum;
     (c)  Out parcel sales or leases: $15,000 each;
     (d)  Lease prepared & negotiated, not resulting in fully executed lease:
          $750 per lease
     (e) All actual out-of-pocket expenses incurred by Services Provider, including but not limited to, telephone and telefax charges, copying costs, reasonable travel expenses (including mileage, food and lodging), and postal and courier service charges;
     (f) Other legal services performed by Service Provider shall be invoiced to and paid by Owner at an hourly rate comparable to that commonly charged for similar services rendered in the shopping center industry.

                             II. LEASING COMMISSIONS
                             -----------------------

1.   Commission Rates. Commissions shall be as follows:

     (a) New in-line tenants with a minimum lease term of 5 years: $5.00 per square foot;
     (b) Renewal of in-line tenants with a minimum lease term of 5 years: $3.50 per square foot;
     (c) New Major Tenants (defined as a tenant exceeding 15,000 square feet) with a minimum lease term of 5 years: $3.50 per square foot;
     (d)  Renewal lease of Major Tenants with minimum lease term of 5 years:
          $2.50 per square foot;
     (e) For a new or renewal lease of in-line tenants or Major Tenants with a minimum term of less than 5 years, the fee shall be equal to the term of such lease divided by the product of 5 multiplied by the fees set forth above for in-line tenants or Major Tenants, as applicable. For example a new in-line tenant lease for a 3-year lease term entitles provider to a fee of $3.00 per square foot (3/5 of $5.00);
     (f) Permanent kiosks (defined as a kiosk lease for a term of greater than 13 months): $10,000 per lease;
     (g)  Temporary tenants & temporary kiosks - 20% of gross rents received;
     (h)  Other tenants - as is customary in the Los Angeles metropolitan area;
          and
     (i) All leasing fees listed above will be subject to reduction by the amount (up to 50%) required to be paid to any outside broker or agent.

2. Payment of Commissions. Except as otherwise set forth herein, one-half of the commission shall be paid on execution of the lease by both parties and one-half when tenant occupies the leased space and commences payment of rent.

3. Lease Extensions Renewals or Relocations. No commission shall be payable if a lease is renewed pursuant to the exercise of an option in the lease to renew or extend the term. Notwithstanding the foregoing, in the event of a renewal of a lease which does not contain an option to extend or renew, the renewal commission set forth in Paragraph 1 hereof shall be payable in full upon full execution, by Owner and tenant, of the new lease or lease amendment confirming the terms of the renewed lease.

4. Documents Entered After Termination. Within ten (10) days after termination of this Agreement, Manager shall submit a written list of parties: (a) to whom Manager has presented a written proposal prior to termination of the Agreement, or (b) who have expressed an interest in the Center in writing prior to termination of this Agreement. If Owner or its representative shall enter a transaction or commence negotiations with any such party respecting the Center within 180 days after this Agreement has been terminated, Manager shall be entitled to a commission on the terms described above when the transaction closes.



                     III TENANT COORDINATION SERVICES FEES:
                     --------------------------------------

     (a) For services in connection with expediting the design process and construction process and/or the completion of tenant finish work (an "Oversight Transaction"), a fee equal to $2,100.00 per Oversight Transaction relating to a lease other than for a restaurant or food service operation; and

     (b) An Oversight Transaction fee equal to $2,750.00 per Oversight Transaction relating to a lease for a restaurant or food service operation.

                                    EXHIBIT B


                     Initial Annual Budget and Business Plan
                     ---------------------------------------

                                                                       EXHIBIT C
                  Form of Level 1 Subsidiary Limited Liability Company Agreement






                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                          [________________] REIT, LLC

ARTICLE I  DEFINITIONS AND RULES OF CONSTRUCTION                               1

1.01.    Definitions...........................................................1

1.02.    Rules of Construction.................................................6


ARTICLE II  FORMATION                                                          6

2.01.    Formation.............................................................6

2.02.    Name..................................................................6

2.03.    Mailing Address and Place of Business.................................6

2.04.    Registered Office.....................................................6

2.05.    Term..................................................................7


ARTICLE III  PURPOSE AND BUSINESS                                              7

3.01.    Business..............................................................7

3.02.    Authorized Activities.................................................7

3.03.    Title to REIT Property................................................8

3.04.    Investment Policies...................................................8


ARTICLE IV  THE MEMBERSHIP INTERESTS AND CAPITAL                               9

4.01.    Classes of Interests..................................................9

4.02.    Membership Units......................................................9

4.03.    Capital Contributions by Class A Members.............................10


ARTICLE V  DISTRIBUTIONS TO MEMBERS                                           10

5.01.    Distributions........................................................10

5.02.    Consent Dividends....................................................11


ARTICLE VI  RIGHTS AND OBLIGATIONS OF THE BOARD OF DIRECTORS                  11

6.01.    Management...........................................................11

6.02.    Authority............................................................11

6.03.    Liability for Acts and Omissions.....................................12

6.04.    Board of Directors...................................................15

6.05.    Other Activities.....................................................17

ARTICLE VII  RIGHTS AND OBLIGATIONS OF MEMBERS                                17

7.01.    Management of the REIT...............................................17

7.02.    Limitation on Liability..............................................17

7.03.    Power of Attorney....................................................17

7.04.    Waiver of Action for Partition; Waiver of Fiduciary Duty.............18

7.05.    Confidentiality......................................................19


ARTICLE VIII  TRANSFER OF INTERESTS                                           19

8.01.    Transfers............................................................19

8.02.    Involuntary Withdrawal by Members....................................20


ARTICLE IX  DISSOLUTION AND LIQUIDATION                                       20

9.01.    Dissolution..........................................................20

9.02.    Liquidation..........................................................20


ARTICLE X  ACCOUNTING AND REPORTS                                             21

10.01.   Books and Records....................................................21

10.02.   Safekeeping of Funds.................................................22


ARTICLE XI  AMENDMENTS AND MEETINGS                                           22

11.01.   Amendment Procedure..................................................22


ARTICLE XII  MISCELLANEOUS                                                    23

12.01.   Applicable Law.......................................................23

12.02.   Binding Agreement; Severability......................................23

12.03.   Entire Agreement.....................................................23

12.04.   Record of Members....................................................23

12.05.   No Bill for Company Accounting.......................................23

12.06.   Counterparts.........................................................23

12.07.   No Third Party Rights................................................23

12.08.   Services to the REIT.................................................24

12.09.   Notices..............................................................24

12.10.   Appointment of the Paying Agent......................................24


SCHEDULE A   CLASS A MEMBERS AND CLASS A MEMBERSHIP UNITS....................A-1

SCHEDULE B   CLASS B MEMBERS, CLASS B PREFERRED MEMBERSHIP UNITS AND
             CLASS B PERCENTAGE INTERESTS....................................B-1

EXHIBIT B-1  FORM OF CLASS A MEMBERSHIP UNIT CERTIFICATE...................B-1-1

EXHIBIT B-2  FORM OF CLASS B PREFERRED MEMBERSHIP UNIT CERTIFICATE.........B-2-1

                     LIMITED LIABILITY COMPANY AGREEMENT OF

                          [________________] REIT, LLC

     THIS LIMITED LIABILITY COMPANY AGREEMENT is made as of the __ day of _____________, _____, by and among the Members. Each capitalized term utilized herein shall have the meaning ascribed to such term in Article I hereof.

                                    RECITALS

     WHEREAS, [________________] REIT, LLC, a Delaware limited liability company, was formed pursuant to a Certificate of Formation filed in the office of the Secretary of State of the State of Delaware on [________________]; and

     WHEREAS, the Members, by execution of this Agreement and causing a Certificate of Formation of the REIT to be filed in the Office of the Secretary of State of the State of Delaware, hereby form the REIT as a limited liability company pursuant to and in accordance with the Act (as hereinafter defined).

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto, intending to be legally bound hereby, agree as follows:

                                    ARTICLE I

                      DEFINITIONS AND RULES OF CONSTRUCTION
                      -------------------------------------

     1.01. Definitions. The following terms have the definitions hereinafter indicated whenever used in this Agreement with initial capital letters:

     "Act" shall mean the Delaware Limited Liability Company Act, as it may be amended from time to time or any successor statute.

     "Affiliate" shall mean with respect to any Person (i) any other Person that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with such Person, (ii) any other Person owning or controlling ten percent (10%) or more of the outstanding voting securities, of or other ownership interests in, such Person, (iii) any officer, director, member or partner of such Person and/or (iv) if such Person is an officer, director, member or partner, the company for which such Person acts in any such capacity. For purposes of this definition, the term "control," when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Agreement" shall mean this Limited Liability Company Agreement, as it may be amended from time to time.

     "Annual Budget" shall mean the annual budget for the REIT prepared by and for the approval of the Board of Directors, prepared in the manner as provided for the Partnership in Section 5.3 of the Partnership Agreement.

     "Approved Budget" shall mean, with respect to each Budget Year, the initial Annual Budget and each subsequent Annual Budget for the Budget Year in question, in each case as approved in accordance with the provisions hereof and as any of the same may be amended from time to time in accordance with the provisions hereof.

     "Available Receipts" shall mean the excess, if any, of (x) all cash or other property received by the REIT (other than Capital Contributions) and not yet distributed to the Members pursuant to Article V hereof over (y) any amounts determined by the Board of Directors, in its discretion, to be necessary to pay any REIT Expenses or to establish reserves therefor. In no event shall Available Receipts exceed the amount legally available for distribution to the Members under Delaware Law.

     "Bankruptcy" shall mean, with respect to the affected party, (i) the entry of an Order for Relief under the Bankruptcy Code, (ii) the admission by such party of its inability to pay its debts as they mature, (iii) the making by it of an assignment for the benefit of creditors, (iv) the filing by it of a petition in bankruptcy or a petition for relief under the Bankruptcy Code or any other applicable federal or state bankruptcy or insolvency statute or any similar law, (v) the expiration of sixty (60) days after the filing of an involuntary petition under the Bankruptcy Code, (vi) an application by such party for the appointment of a receiver for the assets of such party, (vii) an involuntary petition seeking liquidation, reorganization, arrangement or readjustment of its debts under any other federal or state insolvency law, provided that the same shall not have been vacated, set aside or stayed within such sixty-day period or (viii) the imposition of a judicial or statutory lien on all or a substantial part of its assets unless such lien is discharged or vacated or the enforcement thereof stayed within sixty (60) days after its effective date.

     "Bankruptcy Code" shall mean Title 11 of the United States Code, as amended.

     "Board of Directors" shall mean collectively those same individuals who comprise the Management Committee of OG Retail Holding Co., LLC, as constituted from time to time, when acting in their capacity as directors of the REIT (as further set forth in Sections 6.02 and 6.04 herein).

     "Budget Year" shall mean the period beginning on the date hereof and ending on December 31, 2006 and each successive calendar year thereafter, beginning on January 1, 2007.

     "Business Day" shall mean any day on which banks located in Columbus, Ohio are not required or authorized to close.

     "Business Plan" shall mean, for each Budget Year, the Approved Budget in effect together with the annual strategic plan (including a leasing plan and capital expenditure plan) in effect for the REIT for that Budget Year, prepared in the manner provided for the Partnership in Section 5.3 of the Partnership

Agreement. Each Business Plan shall include a comparison to the Underwriting Plan for the applicable Property that was provided to the Class B Member, measuring the positive or negative deviations from the underwriting.

     "Capital Contribution" shall mean, with respect to each Class A Member, the total amount of cash contributed by such Class A Member to the REIT pursuant to the terms of this Agreement.

     "Certificate" shall mean any one of (x) a Class A Interest Certificate or
(y) a Class B Interest Certificate, as applicable.

     "Class A Interest Certificate" shall mean a certificate evidencing Class A Membership Units in the form attached hereto as Exhibit B-1.

     "Class A Interests" shall mean the Interests of the Class A Members in the REIT relating to or derived from the Class A Membership Units.

     "Class A Member" shall mean OG Retail Holding Co., LLC.

     "Class A Membership Unit" shall mean a unit representing a fractional share of the Class A Interests and entitling the holder thereof to a share of the distributions in respect of the Class A Membership Units.

     "Class B Interest Certificate" shall mean a certificate evidencing Class B Preferred Membership Units in the form attached hereto as Exhibit B-2.

     "Class B Interests" shall mean the Interests of the Class B Members in the REIT relating to or derived from the Class B Preferred Membership Units.

     "Class B Member" shall mean any Member that holds Class B Preferred Membership Units.

     "Class B Preferred Membership Unit" shall mean a unit, representing one (1) of a total of one hundred twenty five (125) Class B Interests and entitling the holder thereof to a share of the distributions in respect of the Class B Preferred Membership Units.

     "Class B Percentage Interest" shall mean, as of any date and with respect to any Class B Member, the percentage obtained when the number of Class B Preferred Membership Units owned by such Class B Member on such date is divided by the total number of Class B Preferred Membership Units issued and outstanding on such date.

     "Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor statutory provisions.

     "Consent" shall mean either the written consent of the Board of Directors, or the affirmative vote of such Board of Directors at a meeting duly called and held pursuant to this Agreement, as the case may be, to do the act or thing for which the Consent is solicited, or the act of granting such Consent, as the context may require.

     "Exchange Act" shall mean the U.S. Securities Exchange Act of 1934, as amended, and all rules, rulings and regulations thereunder.

     "Excluded Liabilities" shall mean any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, proceedings, costs, expenses or disbursements of any kind or nature whatsoever (including all costs and expenses of attorneys, defense, appeal and settlement of any and all suits, actions or proceedings instituted or threatened against the REIT) and all costs of investigation in connection therewith asserted against or incurred by the REIT that result from the fraud, gross negligence or willful misconduct of the applicable Member or any Indemnified Parties, or from any willful breach by the applicable Member of its obligations set forth in this Agreement to the extent such breach results in a material loss to the REIT.

     "Fiscal Year" shall mean the taxable year of the REIT which, except in the case of a short taxable year, shall be the calendar year.

     "Indebtedness" shall mean with respect to any Person (i) all indebtedness (whether secured or unsecured) of such Person for borrowed money or for the deferred purchase price of property, goods or services, including reimbursement, and all other obligations contingent or otherwise of such Person with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured, and hedges and other derivative contracts and financial instruments,
(ii) all obligations of such Person evidenced by notes, bonds, debentures, loan agreements, reimbursement agreements or similar instruments (including senior, mezzanine and junior borrowings, which may provide the lender with a participation in profits), (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (iv) all capital lease obligations of such Person,
(v) all indebtedness referred to in clause (i), (ii), (iii), or (iv) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien upon or in property (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, and (vi) all Indebtedness of others guarantied by such Person or for which such Person has otherwise assumed responsibility on, before or after the date such Indebtedness is incurred.

     "Indemnified Parties" shall have the meaning specified in Section 6.03(a) hereof.

     "Interest" shall mean the entire interest of a Member in the REIT at any particular time, including the right of such Member to any and all benefits to which such Member may be entitled as provided in this Agreement and in the Act, together with the obligations of such Member to comply with all the terms and provisions of this Agreement and of the Act. The Membership Units issued to a Member represent the Interest owned by that Member.

     "Investment" shall mean any investment, whether in the form of debt, equity or otherwise, in a corporation, partnership, trust, limited liability company or other entity, or a group of assets purchased in a single transaction or group of related transactions, or any other asset.

     "Investment Company Act" shall mean the U.S. Investment Company Act of 1940, as amended.

     "IRS" shall mean the U.S. Internal Revenue Service, a branch of the U.S. Treasury Department.

     "Liquidator" shall mean the Board of Directors.

     "Majority Decisions" shall mean the "Majority Decisions" listed in the Partnership Agreement, as applied mutatis mutandis.

     "Member" shall mean any Person who is a member of the REIT, whether or not such Person is identified on Schedule A or Schedule B hereof.

     "Membership Units" shall mean the Class A Membership Units and the Class B Preferred Membership Units collectively.

     "Partnership" shall mean the limited liability company OG Retail Holding Co., LLC.

     "Partnership Agreement" shall mean the Limited Liability Company Agreement of OG Retail Holding Co., LLC, dated as of December 29, 2005.

     "Person" shall mean any individual, partnership, corporation, limited liability company, trust or other entity.

     "Property" shall mean the property commonly known as the [________________], located in the [________________], [________________], and as more particularly described in the Partnership Agreement.

     "Regulations" shall mean the regulations of the U.S. Treasury Department promulgated under the Code.

     "REIT" shall mean the limited liability company referred to herein, as such limited liability company may from time to time be constituted.

     "REIT Expenses" shall mean all organizational expenses and all costs and expenses of maintaining the operations of the REIT, determined for this purpose on a cash basis, including taxes, fees and other governmental charges levied against the REIT, insurance, indemnification obligations, administrative fees, fees for property management and other services, audit costs and costs of outside counsel, accountants and litigation, and amounts paid or reserved for capital expenditures to the extent the retention of such amounts does not cause the REIT to violate the provisions of Code Section 857.

     "Required Board Approval" shall mean, with respect to any Unanimous Decision, the unanimous affirmative approval by all of the Board of Directors and with respect to any Majority Decision, the affirmative approval of a majority of the Board of Directors.

     "Securities Act" shall mean the U.S. Securities Act of 1933, as amended, and all rules, rulings and regulations thereunder.

     "Subsidiary" means [________________].

     "Transfer" shall mean a sale, assignment, transfer or other disposition, or pledge, hypothecation or other encumbrance, of an Interest, whether voluntary or involuntary.

     "Unanimous Decisions" shall mean the "Unanimous Decisions" listed in the Partnership Agreement, as applied mutatis mutandis..

     1.02. Rules of Construction. All other defined terms used in this Agreement shall have the respective meanings assigned to them in the Sections in which they appear. For all purposes of this Agreement, except as expressly provided or unless the context otherwise requires, the words "including," "includes," "include," and other words of similar import shall be deemed to be followed by the phrase "without limitation." Except as expressly provided, in any case where the Board of Directors is authorized or required to take an action or give an approval in its discretion or its judgment, it may do so in its sole discretion or sole judgment; provided that the foregoing shall not negate any obligation of the Board of Directors to act in good faith. For all purposes of this Agreement, a "creditor of the REIT" shall include any Person extending credit to the REIT and any Person who is entitled to the benefit of a guaranty, indemnity or other assurance of payment from the REIT. All terms defined in this Agreement in the singular shall have comparable meanings when used in the plural, and vice versa, unless otherwise specified herein. It is intended that the terms of this Agreement be construed in accordance with their fair meanings and not against any particular Person. All section headings in this Agreement are for convenience of reference only and are not intended to qualify the meaning of any section.

                                   ARTICLE II

                                    FORMATION
                                    ---------

     2.01. Formation. The REIT has been formed as a limited liability company under the laws of the State of Delaware. The Board of Directors shall, and shall be authorized to, take all necessary action required by law to maintain the REIT as a limited liability company under the Act and in all other jurisdictions in which the REIT may elect to conduct business.

     2.02. Name. The name of the REIT is "[________________] REIT, LLC," which name may be changed by the Board of Directors after notice to the Members.

     2.03. Mailing Address and Place of Business. The mailing address of the REIT shall be [________________], or such other address as the Board of Directors may determine upon notice to the Members. The principal place of business of the REIT shall be such place within the United States as the Board of Directors may determine. The Board of Directors may change the location of the REIT's principal office and may establish such additional offices of the REIT as it may from time to time determine.

     2.04. Registered Office. The address of the registered office of the REIT in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington,

Delaware 19808, and the registered agent for service of process on the REIT in the State of Delaware at such registered office is the Corporation Service Company.

     2.05. Term. The REIT shall continue in full force and effect from the date the Certificate of Formation was filed through the date of dissolution and termination of the REIT as provided in Article IX hereof. At such time as the REIT is terminated, a statement of cancellation shall be filed with the appropriate governmental office of the State of Delaware, as required by law.

                                   ARTICLE III

                              PURPOSE AND BUSINESS
                              --------------------

     3.01. Business.

     (a) The sole purpose of the REIT is the acquisition, holding, pledging, disposing of and otherwise dealing with the Property, whether directly or indirectly through the Subsidiary, and all matters relating or incidental thereto.

     (b) The REIT may engage in any other activities permitted by law and related or incidental to those referred to in this Section 3.01, including making temporary investments pursuant to Section 3.02(l) hereof.

     3.02. Authorized Activities. In carrying out the purposes of this Agreement, but subject to all other provisions of the Partnership Agreement, this Agreement and applicable law, the REIT is and shall be permitted, empowered and authorized to engage in, take and carry out any and all of the following activities as the Board of Directors shall from time to time expressly delegate in its sole discretion:

     (a) to acquire, whether directly or indirectly through the Subsidiary, invest in, manage, improve, hold, maintain, operate, lease, finance, mortgage, pledge, hypothecate, foreclose upon, restructure and otherwise deal in or with the Property and the proceeds thereof, and to sell, transfer or otherwise dispose of the Property and the proceeds thereof;

     (b) to give guaranties or indemnities of other Persons' obligations, including for the purpose of acquiring, disposing of, refinancing, operating and otherwise dealing with the Property;

     (c) to enter into, perform and carry out contracts of any kind necessary or incidental to the accomplishment of the purposes of the REIT, including causing the Subsidiary to enter into a property management agreement with an Affiliate of the Class A Member;

     (d) to bring, sue, prosecute, defend, settle or compromise actions at law or in equity related to the purposes of the REIT;

     (e) to purchase, redeem, cancel or otherwise retire or dispose of the Interest of any Member pursuant to the express provisions of this Agreement;

     (f) to execute and deliver all documents in connection with the sale of Interests;

     (g) to incur and pay fees, costs and expenses (including, but not limited to, REIT Expenses) of any type or nature necessary, convenient or incidental to the accomplishment of the purposes of the REIT;

     (h) to maintain for the conduct of REIT affairs one or more offices and in connection therewith to rent or acquire office space, engage personnel, whether part-time or full-time, and to do, or cause to be done, such other acts as the Board of Directors may deem necessary or desirable in connection with the maintenance and administration of the affairs of the REIT;

     (i) to register or qualify the REIT under any applicable U.S. federal or state or foreign laws, or to obtain exemptions under such laws, if such registration, qualification, or exemption is deemed necessary or desirable by the Board of Directors;

     (j) to engage attorneys, accountants, consultants, appraisers, and such other Persons as the Board of Directors may deem necessary or desirable;

     (k) to engage in any kind of lawful activity and perform and carry out contracts of any kind as the Board of Directors deems necessary or advisable in connection with the accomplishment of the purposes of the REIT;

     (l) to temporarily invest funds as the Board of Directors shall determine pending expenditure with respect to the Subsidiary or the Property or distributions as provided herein.

     3.03. Title to REIT Property. All property owned by the REIT, whether real or personal, tangible or intangible, shall be deemed to be owned by the REIT as an entity, and no Member, individually, shall have any ownership of such property. The REIT may hold any of its assets in its own name or in the name of a Person acting as nominee for the REIT as long as such nominee shall be at the direction of the REIT.

     3.04. Investment Policies.

     (a) The Board of Directors shall cause the business of the REIT to be conducted in a manner such that the REIT will not be required to register as an investment company under the Investment Company Act.

     (b) The Board of Directors shall cause the business, operations and affairs of the REIT to be conducted in a manner that permits the REIT to qualify as a "real estate investment trust" within the meaning of Section 856(a) of the Code and the provisions of this Agreement shall be interpreted and applied in a manner consistent with such qualification.

                                   ARTICLE IV

                      THE MEMBERSHIP INTERESTS AND CAPITAL
                      ------------------------------------

     4.01. Classes of Interests. The REIT has two classes of Interests outstanding and authorized for issuance: Class A Interests and Class B Interests. Each class is unitized such that the outstanding Class A Membership Units as of any time represent all of the Class A Interests and the outstanding Class B Preferred Membership Units as of any time represent all of the Class B Interests.

     4.02. Membership Units.

     (a) On the date hereof, the Class A Member has received a number of Class A Membership Units equal in number to the dollar amount (but not expressed in dollars) of such Class A Member's Interest. Schedule A sets forth, as of the date hereof, the name and address of, and the number of Class A Membership Units held by, the Class A Member.

     (b) The REIT may from time to time issue Class B Preferred Membership Units to any Person in exchange for a capital contribution of $1000 per Class B Preferred Membership Units. The REIT intends to have outstanding at any time from and after January 31, 2006 at least a number of Class B Preferred Membership Units such that the sum of the number of Class A Members plus the number of Class B Members equals at least 125. The Board of Directors, at its option and upon not less than 15 nor more than 60 days' written notice, may redeem Units of the Class B Preferred Membership Units, in whole or in part, at any time or from time to time, for cash at a redemption price of $1,000.00 per share, plus all accrued and unpaid dividends thereon to and including the date fixed for redemption, plus a redemption premium per share (each, a "Redemption Premium") as follows: (1) for any redemption on or prior to December 31, 2007, $200; (2) for any redemption from January 1, 2008 to December 31, 2008, $150;
(3) for any redemption from January 1, 2009 to December 31, 2009, $100; (4) thereafter, $0. If less than all of the outstanding Class B Preferred Membership Units are to be redeemed, the Class B Preferred Membership Units to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional Units) or by any other equitable method determined by the Board of Directors, provided, however, that from and after January 31, 2006 no such redemption shall cause the sum of the number of Class B Members plus the number of Class A Members to equal less than 125. Schedule B sets forth, as of the date hereof, the name and address of, the number of Class B Preferred Membership Units held by, and the Class B Percentage Interest of, each of the Class B Members. Schedule B may be amended by the Board of Directors from time to time to reflect changes in the number or ownership of Class B Preferred Membership Units, provided, however, that the failure to so modify Schedule B shall not affect the rights or status of any Person who is or is no longer a Class B Member.

     (c) Each Membership Unit shall be evidenced by a Certificate. If a Member requests delivery of a Certificate representing its Membership Units and subsequently requests a replacement Certificate representing its Membership Units because the original Certificate is lost, misplaced, destroyed or stolen, then such Member shall not be entitled to a replacement Certificate unless it delivers a bond or other indemnity to the REIT satisfactory to the Board of Directors in such sum as the Board of Directors may determine, not exceeding double the value of the Membership Units represented by such Certificate, to indemnify the REIT against any claim that may be made against it on account of the alleged loss of any such Certificate, or the issuance of any such new Certificate.

     4.03. Capital Contributions by Class A Members. The Class A Members are each contributing to the capital of the REIT concurrently with the execution of this Agreement the amounts of cash set forth on Schedule A to this Agreement. No Class A Member is required to make any additional capital contribution to the REIT.

                                    ARTICLE V

                            DISTRIBUTIONS TO MEMBERS
                            ------------------------

     5.01. Distributions.

     (a) Upon the REIT's receipt of Available Receipts, the Board of Directors shall declare a distribution of, and shall cause the REIT promptly thereafter to distribute, all such amounts to the Members as set forth in this Section 5.01. Subject to Section 9.02(c) hereof, Available Receipts shall be distributed, to the extent available, in the following priority:

          (1) First, to the Class B Members, pro rata in proportion to their Class B Percentage Interests, until each of the Class B Members has received a cumulative return of twelve and one-half percent (12.5%) per annum of the sum of the $1,000.00 liquidation preference, plus all accumulated and unpaid dividends thereon, taking into account the amount and timing of all prior distributions under this Section 5.01(a); and

          (2) Second, 100% to the Class A Member.

     (b) The Board of Directors may withhold from any amounts distributable to any Member any amounts of any tax required to be withheld by the REIT under the Code or the Regulations or the tax laws of any jurisdiction. Such amounts withheld by the Board of Directors shall be treated as distributed to such Member and paid by such Member to the relevant tax authority. If the REIT is required to withhold taxes with respect to any amounts that are not currently distributed to a Member, the Member shall pay to the REIT an amount equal to the amount required to be withheld by the REIT.

     (c) With respect to Section 5.01(a)(1), such dividends shall accrue on a daily basis and be cumulative from the first date on which any Class B Preferred Membership Unit is issued, such issue date to be contemporaneous with the receipt by the REIT of subscription funds for the Class B Preferred Membership Units (the "Original Issue Date"), and shall be payable semi-annually in arrears on June 30 and December 31 of each year or, if not a Business Day, the next succeeding Business Day (each, a "Dividend Payment Date"). Any dividend payable on the Class B Preferred Membership Units for any partial dividend period will be prorated and computed on the basis of 360-day year consisting of twelve 30-day months (it being understood that the dividend payable on December 31, 2005 will be for less than the full dividend period). A "dividend period" shall mean, with respect to the first "dividend period," the period from and including the Original Issue Date to and including the first Dividend Payment Date, and with respect to each subsequent "dividend period," the period from but excluding a Dividend Payment Date to and including the next succeeding Dividend Payment Date or other date as of which accrued dividends are to be calculated. Dividends will be payable to holders of record as they appear in the share records of the REIT at the close of business on the applicable record date, which shall be the fifteenth (15th) day of the calendar month in which the applicable Dividend Payment Date falls or on such other date designated by the Board of Directors for the payment of dividends that is not more than thirty (30) nor less than ten
(10) days prior to such Dividend Payment Date (each, a "Divided Record Date").

     5.02. Consent Dividends. The Board of Directors shall use reasonable efforts to make distributions each year in an amount that will cause the REIT's "dividends paid deduction" (as defined in Section 561 of the Code) to at least equal the REIT's taxable income for the year (determined without regard to the dividends paid deduction). If there are not sufficient Available Receipts, the Board of Directors is authorized to take such other actions (including a declaration of consent dividends) as the Board of Directors determines is appropriate to cause the dividends paid deduction to equal the REIT's taxable income.

                                   ARTICLE VI

                RIGHTS AND OBLIGATIONS OF THE BOARD OF DIRECTORS
                ------------------------------------------------

     6.01. Management. The REIT shall be managed by the Board of Directors. Subject to the provisions of this Agreement, the Board of Directors has the full, exclusive and complete right, power, authority, discretion and responsibility vested in or assumed by a Board of Directors of a limited liability company under the Act and as otherwise provided by law, including those necessary to make, affirmatively or negatively, all decisions affecting the business of the REIT and/or the Subsidiary and to take and cause the REIT and/or the Subsidiary to take those actions specified in Section 3.02 hereof. Subject to the other provisions of this Agreement, the Board of Directors is hereby vested with the full, exclusive and complete right, power and discretion to operate, manage and control the affairs of the REIT to the best of its ability and shall carry out the business of the REIT and the Subsidiary. The Board of Directors may delegate authority to carry out the day-to-day activities of the REIT and the Subsidiary to a manager or adviser, including a Person that is an Affiliate of a Member, which delegation of authority shall be revocable in whole or in part at any time by the Board of Directors in its sole discretion. The Board of Directors intends to delegate the day-to-day management duties more fully described in Section 3.02 hereof to the Administering Member (as defined in the Partnership Agreement) of the Class A Member, subject to Article 3 of the Partnership Agreement.

     6.02. Authority. (a) The Board of Directors has authority to bind the REIT, by execution of agreements, instruments or other documents or otherwise, to any obligation not inconsistent with the provisions of this Agreement and shall have the full, exclusive and complete right, power, authority and discretion to execute and deliver on behalf of the REIT and/or the Subsidiary and to cause the REIT and/or the Subsidiary to perform its obligations under any such agreements, instruments and documents. Subject to, and except as otherwise provided in the Partnership Agreement, the Board of Directors may contract or otherwise deal with any Person for the transaction of the business of the REIT, which Person may, under the supervision of the Board of Directors, perform any acts or services for the REIT as the Board of Directors may approve.

     (b) Notwithstanding any provisions in this Agreement to the contrary, no act shall be taken, sum expended, decision made or obligation incurred by the REIT or the Subsidiary with respect to a matter within the scope of any of the Unanimous Decisions or Majority Decisions, unless and until the Required Board Approval shall have been obtained pursuant to and in accordance with this
Section 6.02. Any action to be taken or made by or on behalf of the Subsidiary that, if taken or made by or on behalf of the REIT would constitute an Majority Decision or a Unanimous Decision shall be subject to the provisions of this
Section 6.02. In the event of any need for consent of the Board of Directors to any Unanimous Decision or Majority Decision, any member of the Board of Directors shall request in writing and shall provide the Board of Directors with any information reasonably necessary for the Board of Directors to make an informed decision. The Board of Directors shall use its commercially reasonable efforts to keep informed of the status of any matter regarding requests for consent.

     (c) Except as limited by the Partnership Agreement, the Board of Directors shall have the authority to make or not to make any elections for tax purposes in its discretion.

     (d) The Board of Directors may rely on and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties.

     (e) The Board of Directors may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion of such Persons as to matters within such Person's professional or expert competence shall be presumed to have been done or omitted in good faith and not to constitute gross negligence or willful misconduct.

     (f) Persons dealing with the REIT are entitled to rely conclusively upon the power and authority of the Board of Directors as herein set forth.

     (g) The Board of Directors shall take, or cause the REIT to take, any actions reasonably required for the REIT to qualify as a "real estate investment trust" for U.S. federal income tax purposes, including sending out the requests for statements from the Members required by Regulations ss. 1.857-8.

     6.03. Liability for Acts and Omissions.

     (a) None of the members of the Board of Directors, any Member, any of their Affiliates, nor their members, shareholders, partners, managers, officers, directors, employees, agents and representatives (collectively, the "Indemnified Parties") shall have any liability, responsibility or accountability in damages or otherwise to any Member or the REIT for, and the REIT agrees to indemnify, pay, protect and hold harmless the Indemnified Parties from and against, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, proceedings, costs, expenses and disbursements of any kind or nature whatsoever (including all costs and expenses of attorneys, defense, appeal and settlement of any and all suits, actions or proceedings instituted or threatened against the Indemnified Parties or the REIT) and all costs of investigation in connection therewith which may be imposed on, incurred by, or asserted against the Indemnified Parties or the REIT in any way relating to or arising out of, or alleged to relate to or arise out of, any action or inaction on the part of the REIT, on the part of the Indemnified Parties when acting on behalf of the REIT or on the part of any brokers or agents when acting on behalf of the REIT; provided, however, that each Member shall be liable, responsible and accountable for and shall indemnify, pay, protect and hold harmless the REIT from and against the Excluded Liabilities, and the REIT shall not be liable to any Indemnified Party for, any portion of the Excluded Liabilities; provided, further, however, nothing in this provision shall create personal liability on the part of any Member's Affiliates or its or their respective members, shareholders, partners, managers, officers, directors, employees, agents or representatives. Notwithstanding the foregoing, such indemnification obligation by the REIT shall not apply where an Indemnified Party is seeking indemnity based on a claim or action brought against such Indemnified Party by an officer or director of a Member. If for any reason the foregoing indemnification is unavailable to any Indemnified Party (other than by reason of the fraud, gross negligence, or willful misconduct of such Indemnified Party) or insufficient to hold it harmless, then the REIT shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the REIT on the one hand and such Indemnified Party on the other hand, but also the relative fault of the REIT and such Indemnified Party, as well as any relevant equitable considerations. In any action, suit or proceeding against the REIT or any Indemnified Party relating to or arising, or alleged to relate to or arise, out of any such action or non-action, the Indemnified Parties shall have the right to jointly employ, at the expense of the REIT, counsel of the Indemnified Parties' choice in such action, suit or proceeding, which counsel shall be reputable and qualified in matters of the type that are the subject of such action, suit or proceeding, provided that if retention of joint counsel by the Indemnified Parties would create a conflict of interest, each group of Indemnified Parties which would not cause such a conflict shall have the right to employ, at the expense of the REIT, separate counsel of such group of Indemnified Parties' choice in such action, suit or proceeding, which counsel shall be reputable and qualified in matters of the type that are the subject of such action, suit or proceeding. The satisfaction of the obligations of the REIT under this Section 6.03(a) shall be from and limited to the assets of the REIT and no Member shall have any personal liability on account thereof.

     (b) The provision of advances from REIT funds to an Indemnified Party for legal expenses and other costs incurred as a result of any legal action or proceeding is permissible if (i) such suit, action or proceeding relates to or arises out of, or is alleged to relate to or arise out of, any action or inaction on the part of the Indemnified Party in the performance of its duties or provision of its services on behalf of the REIT and (ii) the Indemnified Party undertakes to repay any funds advanced pursuant to this Section 6.03(b) in cases in which it is ultimately determined that such Indemnified Party is not entitled to indemnification under Section 6.03(a). If advances are made under this Section 6.03(b), the Indemnified Party shall furnish the REIT with an undertaking as set forth in clause (ii) of this paragraph and shall thereafter have the right to bill the REIT for, or otherwise request the REIT to pay, at any time and from time to time after such Indemnified Party shall become obligated to make payment therefor, any and all reasonable amounts for which such Indemnified Party believes in good faith that such Indemnified Party is entitled to indemnification under Section 6.03(a) with the approval of the Board of Directors, which approval shall not be unreasonably withheld. The REIT shall pay any and all such bills and honor any and all such requests for payment within sixty (60) days after such bill or request is received by the Board of Directors, and the REIT's rights to repayment of such amounts shall be secured by the Indemnified Party's Interest, if any, or by such other adequate security as the Board of Directors may determine. In the event that a final determination is made that the REIT is not so obligated in respect of any amount paid by it to a particular Indemnified Party, such Indemnified Party shall refund such amount within sixty (60) days of such final determination. In the event that a final determination is made that the REIT is so obligated in respect of any amount not paid by the REIT to a particular Indemnified Party, the REIT shall pay such amount to such Indemnified Party within sixty (60) days of such final determination. In either of the foregoing cases, the party obligated to pay shall include with such payment interest at the greater of (i) nine percent (9%) or (ii) the Prime Rate plus two percent (2%) from the date paid by the REIT until repaid by the Indemnified Party or the date it was obligated to be paid by the REIT until the date actually paid by the REIT to the Indemnified Party.

     (c) All judgments against the REIT or any Indemnified Party wherein such persons or entities are entitled to indemnification must first be satisfied from the REIT assets before the Board of Directors or such other persons or entities are responsible for these obligations.

     (d) With respect to the liabilities of the REIT for which the Board of Directors is not obligated to indemnify the REIT, whether for professional and other services rendered to it, loans made to it by Members or others, injuries to persons or property, indemnity to the Indemnified Parties, contractual obligations, guaranties, endorsements or for other reasons similar or dissimilar to any of the foregoing, and without regard to the manner in which any liability of any nature may be incurred by the person to whom it may be owed, all such liabilities:

          (i) shall be liabilities of the REIT as an entity, and shall be paid or otherwise satisfied from REIT assets (and the REIT shall sell or liquidate all assets and/or make a call for capital contributions as are necessary to satisfy such liabilities); and

          (ii) (except as provided in paragraph (i) above and in the proviso in the penultimate sentence of Section 6.03(a), shall not in any event be payable in whole or in part by any Member, or by any director, officer, trustee, employee, agent, shareholder, beneficiary or partner of any Member.

     (e) The Board of Directors may cause the REIT, at the REIT's expense, to purchase insurance to insure the Board of Directors and the other Indemnified Parties against liability hereunder, including for a breach or an alleged breach of their responsibilities hereunder. The Board of Directors shall send notice to the Class A Members thereof, describing the insurance policy and the premiums paid therefor promptly upon the purchase of such insurance. The REIT shall not incur the costs of that portion of any insurance, other than public liability insurance, which insures any Indemnified Party for any liability as to which such person is prohibited from being indemnified under Section 6.03(a), including Excluded Liabilities.

     (f) If the Indemnified Party is entitled to indemnification from another source or is entitled to recovery by insurance policies, such Indemnified Party shall diligently pursue such other source, provided that (i) such obligation shall not in any manner limit such Indemnified Party's right to seek indemnification or advances under this Agreement and (ii) such Indemnified Party shall remit to the REIT any funds it recovers from another source to the extent that the sum of the amounts recovered from such other source plus the amounts recovered from the REIT exceeds the aggregate losses it incurred.

     (g) The Board of Directors shall be entitled and justified to rely in good faith on the advice of legal counsel, public accountants, appraisers, management consultants, investment bankers or other experts, consultants or advisors experienced in the matter at issue, and any act or omission of the Board of Directors in accordance with such advice shall in no event subject the Board of Directors to liability to the REIT or to any Member.

     (h) The reimbursement, indemnity and contribution obligations of the REIT under this Section 6.03 shall (i) be in addition to any liability which the REIT may otherwise have, (ii) not be deemed to be exclusive of any other rights to which any Indemnified Party may be entitled to under any agreement, as a matter of law or otherwise, both as to action in an Indemnified Party's official capacity and to action in another capacity, (iii) extend upon the same terms and conditions to the officers, directors, partners, members, stockholders, employees and controlling Persons (if any) of each Indemnified Party, (iv) continue as to an Indemnified Party who shall have ceased to have an official capacity for acts or omissions during such official capacity and (v) be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the REIT, the Members, Board of Directors and any such other Indemnified Party.

     6.04. Board of Directors.

     (a) A board of directors (the "Board of Directors") is hereby established and is granted the sole and exclusive right, power and authority to make, approve or disapprove all Unanimous Decisions and Majority Decisions on behalf of the REIT and/or the Subsidiary, and is hereby authorized to designate an authorized signatory to execute and deliver on behalf of the REIT and/or the Subsidiary any and all such contracts, certificates, agreements, instruments and other documents, and to take any such action, as the Board of Directors deems necessary or appropriate relating to Unanimous Decisions and Majority Decisions.

     (b) The Board of Directors shall cause such reports as the Management Committee shall reasonably request to be prepared and delivered on a timely basis to the members of the Management Committee and the Board of Directors. Unless and until a new Approved Budget shall be established, the REIT and the Subsidiary shall operate under the most recent Approved Budget with actual increases for non-discretionary expenses. The Board of Directors will meet promptly after the submission of a Business Plan or proposed amendment thereto with the object of reaching some conclusion thereon within not later than thirty
(30) days after the submission of the same.

     (c) The Board of Directors shall at all times be the same individuals that make up the Management Committee of the Class A Member, as the same may be changed from time to time pursuant to the Partnership Agreement.

     (d) The Board of Directors shall act with respect to all matters (whether to approve any Unanimous Decision and any Majority Decision or to exercise any other right (or to grant any consent or approval) accorded to the Board of Directors hereunder) by Required Board Approval. Each individual on the Board of Directors shall have one (1) vote on all matters that arise before the Board of Directors. For avoidance of doubt and notwithstanding anything to the contrary herein, no matter may be approved and no action taken by the Board of Directors without Required Board Approval.

     (e) (1) The Board of Directors shall meet annually to review and vote on the proposed Business Plan and Annual Budget and shall meet not less than quarterly to review and vote on any Unanimous Decisions and Majority Decisions. Special meetings of the Board of Directors may be called by any individual thereof on at least four (4) Business Days' prior written notice of time and place of such meeting; provided, however, that such notice requirement shall be deemed waived by any individual thereof who is present (in person or by telephone) at the commencement of any such special meeting. Regular and special meetings may be held at any place designated from time to time by the Board of Directors, including meetings by telephone conference. All four (4) individuals on the Board of Directors shall constitute a quorum for Board of Director action with respect to any Unanimous Decision. Two (2) individuals on the Board of Directors shall constitute a quorum for Board of Director action with respect to any Majority Decision.

     (2) Actions taken or approved by the Board of Director will be evidenced by a written resolution prepared within ten (10) Business Days of a meeting of the Board of Directors by the individuals appointed by the Class A Partnership Member and approved in writing by the Board of Directors who were present at such meeting and who adopted such resolutions.

     (3) Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if a written consent setting forth the action so taken is signed by the individual whose approval is required to constitute the Required Board Approval. In the event of any action which is taken, or is to be taken pursuant to a written consent and not pursuant to a vote at a duly called and authorized meeting of the Board of Directors, the Board of Directors shall endeavor, in good faith, to solicit input from all of the Board of Directors prior to the execution by any individual of such written consent. Such consent may be in one instrument or in several instruments, and shall have the same force and effect as a vote of such individuals. An action so taken shall be deemed to have been taken at a meeting held on the effective date so certified.

     (4) Each individual on the Board of Directors may authorize any other to act for him or her by proxy on all matters in which an individual on the Board of Directors is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by such individual. Every proxy shall be revocable at the pleasure of the individual executing it, such revocation to be effective upon the REIT's receipt of written notice thereof.

     (5) All reasonable travel expenses incurred by the Board of Directors in connection with their service on the Board of Directors shall be borne by the Class A Member; provided, however, that such travel expenses shall not be paid in duplicate for costs incurred by individuals on the Board of Directors who also serve as Committee Representatives (as defined in the Partnership Agreement) of the Partnership.

     6.05. Other Activities. Subject to the limitations of Section 4.2 of the Partnership Agreement, the Members and their Affiliates may engage in or possess an interest in other business ventures of every nature and description for their own account, independently or with others, including real estate business ventures, whether or not such other enterprises shall be in competition with any activities of the REIT or the Subsidiary; and none of the REIT, the Subsidiary or the other Members shall have any right by virtue of this Agreement in and to such independent ventures or to the income or profits derived therefrom.

                                   ARTICLE VII

                        RIGHTS AND OBLIGATIONS OF MEMBERS
                        ---------------------------------

     7.01. Management of the REIT. No Member may or shall take part in the management or control of the business of the REIT or the Subsidiary or transact any business in the name of the REIT or the Subsidiary. No Member shall have the power or authority to bind the REIT or the Subsidiary or to sign any agreement or document in the name of the REIT or the Subsidiary, all of such powers being vested solely and exclusively in the Board of Directors. No Member shall have any power or authority with respect to the REIT, except as provided herein and under the Act.

     7.02. Limitation on Liability.

     (a) No Member shall have any liability to contribute money to the REIT or the Subsidiary, nor shall any Member be personally liable for any obligations of the REIT or the Subsidiary. No Member shall be obligated to make loans to the REIT or the Subsidiary and no Member shall be obligated to repay to the REIT or the Subsidiary, any Member or any creditor of the REIT or the Subsidiary all or any fraction of any amounts distributed to such Member.

     (b) In accordance with state law, a member of a limited liability company may, under certain circumstances, be required to return to the limited liability company for the benefit of company creditors amounts previously distributed to it as a return of capital. It is the intent of the Members that a distribution to any Member be deemed a compromise within the meaning of Section 18-502(b) of the Act and not a return or withdrawal of capital, even if such distribution represents, for U.S. federal income tax purposes or otherwise (in full or in part), a distribution of capital, and no Member shall be obligated to pay any such amount to or for the account of the REIT or the Subsidiary or any creditor of the REIT, except as provided in this Section 7.02. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Member is obligated to make any such payment, such obligation shall be the obligation of such Member and not of any other Member.

     7.03. Power of Attorney.

     (a) Each Member hereby makes, constitutes and appoints the Board of Directors and/or its authorized officers and agents, successors and assigns, as its true and lawful attorney-in-fact with full power and authority in its name, place and stead to make, complete, execute, sign, acknowledge, deliver, file and record at the appropriate public offices such documents as may be necessary or appropriate to carry out the provisions of this Agreement, including the following with respect to the REIT:

          (i) all certificates, other agreements and amendments thereto which the Board of Directors deems necessary to form, continue or otherwise qualify the REIT as a limited liability company in each jurisdiction in which the REIT conducts or may conduct business or in connection with any tax filings of the REIT (including the preparation and filing of IRS Form 972 (Consent of Shareholder to Include Specific Amount in Gross Income) in the event the Board of Directors declares consent dividends) and any election to treat the REIT as a corporation for U.S. federal income tax purposes, and each Member specifically authorizes the Board of Directors to execute, sign, acknowledge, deliver, file and record any amendments to the Certificate of Formation of the REIT as required by the Act;

          (ii) this Agreement, counterparts hereof and amendments hereto authorized pursuant to the terms hereof;

          (iii) all instruments which the Board of Directors deems necessary to effect the admission of a Member to the REIT, or the dissolution and liquidation of the REIT in accordance with the provisions hereof; and

          (iv) all appointments of agents for service of process and attorneys for service of process which the Board of Directors deems necessary or appropriate in connection with the organization and qualification of the REIT and the conduct of its business.

     (b) The foregoing power of attorney is hereby declared to be irrevocable and coupled with an interest, and it shall survive the Bankruptcy, death, dissolution or legal disability or cessation to exist of a Member to the fullest extent permitted by law and shall extend to its heirs, executors, personal representatives, successors and assigns, and the transfer or assignment of all or any part of the Interest of such Member.

     (c) The power of attorney granted to the Board of Directors shall not apply to other votes, consents or elections of the Members provided for in this Agreement (including, without limitation, any consent pursuant to Section 11.01(b)).

     (d) Each Member further agrees to execute promptly any and all documents or instruments referred to in this Section 7.03 if the power of attorney granted hereunder is rendered ineffective by the provisions of the Act or if the Board of Directors in its reasonable discretion so requests execution by such Member and the same shall not be inconsistent with the provisions hereof.

     7.04. Waiver of Action for Partition; Waiver of Fiduciary Duty. Each of the parties hereto irrevocably waives during the term of the REIT (i) any right that it may have to maintain any action for partition with respect to any assets of the REIT or the Subsidiary and (ii) any fiduciary or similar duty that would otherwise be owing to such party.

     7.05. Confidentiality. Each Member shall maintain the confidentiality of
(i) "Non-Public Information," (ii) any information subject to a confidentiality agreement binding upon the REIT, the Subsidiary, the Board of Directors or the Partnership of which such Member has written notice and (iii) the identity of other Members and their Affiliates and members of the Partnership and their Affiliates so long as such information has not become otherwise publicly available unless, after reasonable notice to the REIT and the Partnership by the Member, otherwise compelled by court order or other legal process or in response to other governmentally imposed reporting or disclosure obligations including any act regarding the freedom of information to which it may be subject; provided that each Member may disclose "Non-Public Information" to its Affiliates, officers, employees, agents, professional consultants, regulators and proposed transferee upon notification to such Affiliate, officer, employee, agent, consultant, regulator or proposed transferee that such disclosure is made in confidence and shall be kept in confidence, and any party may disclose such information as is necessary or advisable with respect to its status as a public company. As used in this Section 7.05, "Non-Public Information" means information regarding the Partnership (including information regarding any Person in which the Partnership holds, or contemplates acquiring, any Investment), the Subsidiary, the Board of Directors or the REIT received by such Member pursuant to this Agreement, but does not include information that (i) was publicly known at the time such Member receives such information pursuant to this Agreement or the Partnership Agreement, (ii) subsequently becomes publicly known through no act or omission by such Member or (iii) is communicated to such Member by a third party free of any obligation of confidence known to such Member. The Board of Directors may not disclose the identities of the Members, except on a confidential basis to prospective and other Members or limited partners in the Partnership, or to lenders, third parties with whom the Partnership coinvests, or other financial sources.

                                  ARTICLE VIII

                              TRANSFER OF INTERESTS
                              ---------------------

     8.01. Transfers. (a) A Member may freely Transfer its Interest in whole or part (but in increments of no less than one whole Membership Unit), provided, however, that no such Transfer may (i) cause the REIT not to be qualified as a "real estate investment trust" for U.S. tax purposes by reason of the failure to comply with the requirements in Section 856(a)(5) of the Code (requiring that Units of a real estate investment trust be held by at least 100 Persons) or in
Section 856(a)(6) of the Code (requiring that a real estate investment trust not be "closely held," as that term is defined in the Code), or (ii) violate the Securities Act or applicable state securities laws or require registration of the Interests (or any class thereof) under the Securities Act or the Exchange Act, and (iii) unless and until the Board of Directors, in its discretion, waives this requirement with respect to any Transfer of an Interest, the transferor shall remain obligated to make capital contributions and return distributed proceeds as provided herein as if it were still a Class A Member or Class B Member, as applicable. Any such Transfer in violation of clauses (i) of this Section 8.01(a) shall be null and void as against the REIT, unless the transferor has obtained a confirmation from the Board of Directors pursuant to
Section 8.01(c) hereof. Any transferee that receives all or a part of an Interest pursuant to a Transfer made in compliance with the terms of this

Section 8.01(a) shall automatically become a Member with all of the powers, rights and obligations that the transferor had in respect of the Membership Units so transferred.

     (b) For purposes of Article V, the REIT and the Board of Directors shall be entitled to treat the record owner (on the books of the REIT) of any Interest in the REIT as the absolute owner thereof in all respects, and shall incur no liability for distributions of cash or other property made in good faith to such owner until such time as a written instrument of assignment of such Interest has been received by the Board of Directors and recorded on the books of the REIT.

     (c) A Member may (but shall not be required to), at any time immediately prior to or following a Transfer of all or a part of its Interest, request a confirmation from the Board of Directors confirming that such Transfer will not violate the provisions of Section 8.01(a) hereof, provided, however, that the Board of Directors may (i) at the expense of the requesting Member, engage counsel and obtain an opinion therefrom in connection with the delivery of any such confirmation and (ii) withhold delivery of such certificate until all of such counsel's fees have been paid.

     8.02. Involuntary Withdrawal by Members.

     (a) If an individual Member does not, by written instrument, designate a Person to become a transferee of his Interest upon his death, then his personal representative shall have all of the rights of a Member for the purpose of settling or managing his estate, and such power as the decedent possessed to Transfer his Interest in the REIT to a transferee.

     (b) Upon the Bankruptcy, dissolution or other cessation of existence of a Member which is a trust, corporation, partnership or other entity, the authorized representative of such entity shall have all the rights of a Member for the purpose of effecting the orderly winding up and disposition of the business of such entity and such power as such entity possessed to designate a successor as a transferee of its Interest.

     (c) The death, Bankruptcy, dissolution, disability or legal incapacity of a Member shall not dissolve or terminate the REIT.

                                   ARTICLE IX

                           DISSOLUTION AND LIQUIDATION
                           ---------------------------

     9.01. Dissolution. The REIT shall be dissolved upon the first to occur of any one of the following:

     (a) an election to dissolve the REIT is made by the Members as provided in the Act; or

     (b) the entry of a decree of judicial dissolution under section 18-802 of the Act.

     9.02. Liquidation.

     (a) Upon dissolution of the REIT, the Liquidator shall wind up the affairs of the REIT as expeditiously as business circumstances allow and proceed within a reasonable period of time to sell or otherwise liquidate the assets of the REIT and, after paying or making due provision by the setting up of reserves for all Indebtedness and other liabilities of the REIT, distribute the assets among the Members in accordance with the provisions for the making of distributions set forth in this Article IX.

     (b) No Member shall be liable for the return of the capital contributions of other Members, provided that this provision shall not relieve any Member of any other duty or liability it may have under this Agreement.

     (c) Upon liquidation of the REIT, all of the assets of the REIT, or the proceeds therefrom, shall be distributed or used as follows and in the following order of priority:

          (i) for the payment of the debts and liabilities of the REIT and the expenses of liquidation;

          (ii) to the setting up of any reserves which the Liquidator may deem reasonably necessary for any contingent or unforeseen liabilities or obligations of the REIT;

          (iii) to the Class B Members, pro rata in proportion to their Class B Percentage Interests an amount equal to $1000 per outstanding Class B Preferred Membership Share plus an additional amount which, when taking into account the amounts previously distributed to the Class B Members pursuant to Section 5.01(a), would result in their receiving an amount equal to any and all accrued and unpaid distributions provided for in
     Section 5.01(a) to the date of payment, plus, if applicable, the Redemption Premium;

          (iv) to the Class A Members in accordance with Section 5.01(a)(2) hereof.

     (d) When the Liquidator has complied with the foregoing liquidation plan, the Board of Directors shall execute, acknowledge and cause to be filed an instrument evidencing the cancellation of the Certificate of Formation of the REIT, at which time the REIT shall be terminated.

     (e) After payment of the full amount of the liquidation proceeds to which the Class B Members are entitled (including all amounts payable under Section
9.02 hereof), the holders of Class B Preferred Membership Units will have no right or claim to any of the remaining assets of the REIT, the Subsidiary or the Partnership.

                                    ARTICLE X

                             ACCOUNTING AND REPORTS
                             ----------------------

     10.01. Books and Records. The Board of Directors shall maintain at the office of the REIT (a) full and accurate books of the REIT (which at all times shall remain the property of the REIT), in the name of the REIT and separate and apart from the books of the Partnership, the Subsidiary and the Board of Directors and its Affiliates, showing all receipts and expenditures, assets and liabilities, profits and losses, and (b) all other books, records and information required by the Act or necessary for recording the REIT's business and affairs.

     Each Member shall be afforded full and complete access to all records and books of account of the REIT during reasonable business hours or such other times as required by legislative authority and, at such hours, shall have the right of inspection and copying of such records and books of account, at its expense. Each Member shall have the right to audit such records and books of account by an accountant of its choice at its expense. The Board of Directors shall reasonably cooperate with any Member or their agents in connection with any review or audit of the REIT or its records and books. The Board of Directors shall retain all records and books relating to the REIT for a period of five (5) years after the termination of the REIT and shall thereafter destroy such records and books as the Board of Directors shall determine, in its discretion.

     10.02. Safekeeping of Funds. The Board of Directors shall have the responsibility for the safekeeping of all funds of the REIT and the Subsidiary and the Board of Directors shall not employ such funds in any manner except for the benefit of the REIT or the Subsidiary, as the case may be. All funds of the REIT not otherwise invested shall be deposited in one or more accounts maintained in such banking institution as the Board of Directors shall determine in accordance with Article 5 of the Partnership Agreement. All withdrawals from the REIT's accounts shall be made upon checks or instructions signed by the Board of Directors in accordance with Article 5 of the Partnership Agreement. The REIT's funds shall not be commingled with the funds of any other Person nor shall such funds be employed by the Board of Directors as compensating balances other than in respect of the REIT's borrowings.

                                   ARTICLE XI

                             AMENDMENTS AND MEETINGS
                             -----------------------

     11.01. Amendment Procedure. The amendment procedure is as follows:

     (a) Amendments to this Agreement may be proposed by the Board of Directors.

     (b) A proposed amendment will be adopted and effective only if it receives the Consent of the Class A Member, except that (i) amendments may be adopted solely upon the Consent of the Board of Directors to (A) effect changes of a ministerial nature which do not increase the authority of the Board of Directors or adversely affect the rights of the Members and (B) admit one or more additional Members, or withdraw one or more Members, in accordance with the terms of this Agreement, (ii) any provision requiring a specified Consent may only be amended with the same Consent, (iii) no amendment shall increase the fees payable by a Member, have a disparate effect on one or more of the Members of a particular class as compared to the other Members of that class, materially adversely affect the rights and benefits of a Class B Member hereunder, or change (A) the capital contributions required by a Member, (B) the rights and interests of a Member in the Available Receipts of the REIT (which shall include, without limitation, the priority rights of Class B Members as to distributions and redemptions hereunder), (C) the voting rights of a Member or
(D) the rights of a Member with respect to the continuation or liquidation of the REIT, in each case, without the Consent of such affected Member.

                                   ARTICLE XII

                                  MISCELLANEOUS
                                  -------------

     12.01. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without reference to the conflicts of law principles thereof.

     12.02. Binding Agreement; Severability. This Agreement and all terms, provisions and conditions hereof shall be binding upon the parties hereto, and shall inure to the benefit of the parties hereto and, except as otherwise provided herein, to their respective heirs, executors, personal representatives, successors and lawful assigns. Each provision of this Agreement shall be considered separate and, if for any reason, any provision or provisions not essential to the effectuation of the basic purposes of this Agreement is or are determined to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not impair the operation of or affect those provisions of this Agreement which are otherwise valid. To the extent legally permissible, the parties shall substitute for the invalid, illegal or unenforceable provision a provision with a substantially similar economic effect and intent.

     12.03. Entire Agreement. This Agreement and any other written agreements between the Board of Directors, the Partnership, the Subsidiary or the REIT and a Class A Member (it being acknowledged and agreed that the REIT may enter into other written agreements with Affiliates of the Class A Member, executed contemporaneously with the admission of such Class A Member to the REIT, affecting the terms hereof in order to meet certain requirements of such Class A Member), contain the entire understanding among the parties hereto and supersede all prior written or oral agreements among them respecting the within subject matter, unless otherwise provided herein.

     12.04. Record of Members. The Board of Directors shall maintain at the office of the Partnership a record showing the names and addresses of all the Members. All Members and their duly authorized representatives shall have the right to inspect such record.

     12.05. No Bill for Company Accounting. Subject to mandatory provisions of law applicable to a Member and to circumstances involving a breach of this Agreement, each of the Members covenants that it will not (except with the Consent of the Board of Directors) file a bill for company accounting.

     12.06. Counterparts. This Agreement may be executed in several counterparts, and all so executed shall constitute one Agreement, binding on all of the parties hereto, notwithstanding that all the parties are not signatories to the original or the same counterpart.

     12.07. No Third Party Rights. The Members acknowledge and intend that the Board of Directors is a third party beneficiary of this Agreement. This Agreement is otherwise intended to be solely for the benefit of the parties hereto and, except as expressly provided to the contrary in this Agreement (including the rights granted to the Partnership and the Board of Directors and the authorization given to the Board of Directors to grant and assign to lenders the security interests and rights described herein and the rights of Indemnified Parties hereunder), is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto. The provisions of this Agreement are not intended for the benefit of any creditor or other Person (other than a Member in such Member's capacity as such) to whom any debts, liabilities or obligations are owed by (or who otherwise has any claim against) the REIT or any of the Members.

     12.08. Services to the REIT. The parties hereto hereby acknowledge and recognize that the REIT has retained, and may in the future retain, the services of various persons, entities and professionals, including legal counsel and accountants, for the purposes of representing and providing services to the REIT. The parties hereby acknowledge that such persons, entities and professionals may have in the past represented and performed and currently and in the future may represent or perform services for the Board of Directors, the Class A Member or their Affiliates. Accordingly, each party hereto consents to the representation or provision of services by such persons, entities and professionals to the REIT and waives any right to claim a conflict of interest solely on the grounds of such relationship. Nothing contained herein shall relieve the Board of Directors of any duty or liability it would otherwise have to the REIT, including the duty to monitor and direct such persons, entities and professionals for the best interests of the REIT.

     12.09. Notices. Any notice required to be provided hereunder to a Member shall be addressed to such Member at the address set forth on Schedule A or Schedule B or such other address as such Member shall have specified in writing to the REIT, and any notice required to be provided hereunder to the REIT shall be addressed to the REIT at its mailing address set forth in Section 2.03 or such other mailing address as determined by the Board of Directors upon notice to the Members. Any such notice shall be in writing and shall be sent (i) by a recognized overnight courier service providing confirmation of delivery, or (ii) by facsimile transmission (with confirmation of receipt). All notices shall be deemed to have been received on the date of delivery as established by the return receipt, courier service confirmation (or the date on which the return receipt, or courier service confirms that acceptance of delivery was refused by the addressee), or facsimile confirmation received by the sender.

     12.10. Appointment of the Paying Agent. The holders of Units of Class B Preferred Membership Units hereby authorize REIT Funding, LLC, with an address at 100 Colony Square, Suite 2120, 1175 Peachtree Street, NE, Atlanta, Georgia 30361-6206, to act as paying agent on behalf of the holders of Class B Preferred Membership Units (the "Paying Agent"). Any dividend payments received by the Paying Agent shall be deemed paid to the Class B Members on the later of the date received by the Paying Agent or the date declared for payment.

                    [Signature page to follow on next page.]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                         Members:
                         --------

                         By: OG RETAIL HOLDING CO., LLC, a Delaware
                             limited liability company, its Class A Member

                             By: GLIMCHER PROPERTIES LIMITED PARTNERSHIP,
                                 a Delaware limited partnership, its
                                 administering member

                                 By: GLIMCHER PROPERTIES CORPORATION, a
                                     Delaware corporation, its general partner

                                 By: __________________________
                                     Name:  George A. Schmidt
                                     Title:  Executive Vice President

                                   SCHEDULE A
                  CLASS A MEMBERS AND CLASS A MEMBERSHIP UNITS

                                   SCHEDULE B
             CLASS B MEMBERS, CLASS B PREFERRED MEMBERSHIP UNITS AND
                          CLASS B PERCENTAGE INTERESTS

                                   EXHIBIT B-1



                   FORM OF CLASS A MEMBERSHIP UNIT CERTIFICATE


                 Certificate Evidencing Class A Membership Units
                                       in
                          [________________] REIT, LLC
                                                                        A -_____

IN RELIANCE UPON CERTAIN EXEMPTIONS FROM REGISTRATION, THE CLASS A MEMBERSHIP UNITS EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. ALTHOUGH THE CLASS A MEMBERSHIP UNITS ARE GENERALLY FREELY TRANSFERABLE, THEY ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY CONTAINED IN THE LIMITED LIABILITY COMPANY AGREEMENT (AS DEFINED BELOW) INCLUDING COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THEIR INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

     [________________] REIT, LLC, a limited liability company formed under the laws of the State of Delaware (the "REIT"), hereby certifies that:

     _____________________ (the "Holder")

is the registered owner of a Class A Interest in the REIT comprised of _______________ Class A Membership Units (the "Units").

     The powers, preferences and other special rights and limitations of the Units (including limitations on transferability) are set forth in, and this Certificate and the Units represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Limited Liability Company Agreement of [________________] REIT, LLC, dated as of ________ __, ____
as amended through the date hereof, and as the same may be amended from time to time in accordance with its terms (the "Limited Liability Company Agreement"; all capitalized terms used in this Certificate but not defined herein shall have the meanings assigned thereto in the Limited Liability Company Agreement), which agreement authorizes the issuance of the Units and specifies the powers, preferences and other special rights and limitations regarding distributions, voting, return of capital and other matters relating to the Units. The REIT will furnish a copy of the Limited Liability Company Agreement to the Holder without charge upon written request to the REIT at its principal place of business or registered office.

     The Units represented by this certificate are subject to restrictions on transfer for the purpose of the REIT's maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended.


                                      B-1-1

Except as otherwise provided in the Limited Liability Company Agreement, if any purported transaction (including a transfer of the Units by the Holder, or any merger, combination, amalgamation or similar transaction between the Holder and one or more other Members) would but for the application of Section 8.01(a) of the Limited Liability Company Agreement, cause the REIT not to qualify as a real estate investment trust, then such transfer shall be null and void.

     Upon delivery of this Certificate to the Holder, the REIT confirms that the Holder is entitled to the benefits of a holder of Units under the Limited Liability Company Agreement. By accepting this Certificate the Holder evidences that such Holder has agreed to be bound by the provisions of the Limited Liability Company Agreement.

     IN WITNESS WHEREOF, the REIT has executed this Certificate as of the _____ day of _____________, 20___.

                                   OG RETAIL HOLDING CO., LLC,

                                   By: ____________________,
                                       its Board of Directors


                                   By: _________________________
                                       Name:
                                       Title:


--------------------------------------------------------------------------------
KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN OR DESTROYED, THE REIT WILL REQUIRE A BOND OR OTHER INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.
--------------------------------------------------------------------------------


                                      B-1-2

                                   EXHIBIT B-2

              FORM OF CLASS B PREFERRED MEMBERSHIP UNIT CERTIFICATE

            Certificate Evidencing Class B Preferred Membership Units
                                       in
                          [________________] REIT, LLC
                                                                        B -_____

IN RELIANCE UPON CERTAIN EXEMPTIONS FROM REGISTRATION, THE CLASS B PREFERRED MEMBERSHIP UNITS EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. ALTHOUGH THE CLASS B PREFERRED MEMBERSHIP UNITS ARE GENERALLY FREELY TRANSFERABLE, THEY ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY CONTAINED IN THE LIMITED LIABILITY COMPANY AGREEMENT (AS DEFINED BELOW) INCLUDING COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THEIR INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

     [________________] REIT, LLC, a limited liability company formed under the laws of the State of Delaware (the "REIT"), hereby certifies that:

     _____________________ (the "Holder")

is the registered owner of a Class B Interest in the REIT comprised of _______________ Class B Preferred Membership Units (the "Units").

     The powers, preferences and other special rights and limitations of the Units (including limitations on transferability) are set forth in, and this Certificate and the Units represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Limited Liability Company Agreement of [________________] REIT, LLC, dated as of ________ ___, _____, as amended through the date hereof, and as the same may be amended from time to time in accordance with its terms (the "Limited Liability Company Agreement"; all capitalized terms used in this Certificate but not defined herein shall have the meanings assigned thereto in the Limited Liability Company Agreement), which agreement authorizes the issuance of the Units and specifies the powers, preferences and other special rights and limitations regarding distributions, voting, return of capital and other matters relating to the Units. The REIT will furnish a copy of the Limited Liability Company Agreement to the Holder without charge upon written request to the REIT at its principal place of business or registered office.

     The Units represented by this certificate are subject to restrictions on transfer for the purpose of the REIT's maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended. Except as otherwise provided in the Limited Liability Company Agreement, if any


                                      B-2-1
purported transaction (including a transfer of the Units by the Holder, or any merger, combination, amalgamation or similar transaction between the Holder and one or more other Members) would but for the application of Section 8.01(a) of the Limited Liability Company Agreement, cause the REIT not to qualify as a real estate investment trust, then such transfer shall be null and void.

     Upon delivery of this Certificate to the Holder, the REIT confirms that the Holder is entitled to the benefits of a holder of Units under the Limited Liability Company Agreement. By accepting this Certificate the Holder evidences that such Holder has agreed to be bound by the provisions of the Limited Liability Company Agreement.

     IN WITNESS WHEREOF, the REIT has executed this Certificate as of the _____ day of ______________, 20__.

                                   [________________] REIT, LLC

                                   By: ___________________,
                                       its Board of Directors


                                   By: _________________________
                                       Name:
                                       Title:


--------------------------------------------------------------------------------
KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN OR DESTROYED, THE REIT WILL REQUIRE A BOND OR OTHER INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.
--------------------------------------------------------------------------------



                                      B-2-2

                                                                       EXHIBIT D
                  Form of Level 2 Subsidiary Limited Liability Company Agreement


                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                             [________________], LLC


     This Limited Liability Company Agreement (together with any schedules attached hereto as such agreement and schedules may be amended, restated or otherwise revised from time to time, this "Agreement") of [________________], LLC (the "Company") is entered into by [________________] REIT, LLC, a Delaware limited liability company, as the sole equity member (the "Member"), and by [________________] ("Springing Member 1") and [________________] ("Springing
Member 2"), each a Springing Member as defined herein.

                                  R E C I T A L
                                  -------------

     WHEREAS, there was filed a Certificate of Formation under the Delaware Limited Liability Company Act (6 Del. C. ss.18-101, et seq.), as amended from time to time (the "Act"), by which the Company was formed on [________________]. The Member and Special Members enter into this Agreement to set forth the purposes of the Company and provide for its organization and administration.

     The Member and the Springing Members agree as follows:

     1. Formation. The limited liability company was formed pursuant to and in accordance with the provisions of the Act and this Agreement. The authority of George A. Schmidt, as the "authorized person" within the meaning of the Act, to execute, deliver and file the Certificate of Formation of the Company with the Delaware Secretary of State is hereby confirmed and such filing is hereby ratified and approved. The rights, duties and liabilities of the Member and Special Members shall be as provided in the Act except as provided herein. The parties hereto intend that this Agreement constitute a limited liability company agreement within the meaning of Section 18-101(7) of the Act. The existence of the Company as a separate legal entity shall continue until cancellation of the Certificate of Formation as provided in the Act.

     2. Name. The name of the Company shall be "[________________], LLC".

     3. Principal Business Office. The principal business office address of the Company shall be [________________], or such other place as may thereafter be determined by the Member.

     4. Registered Office. The address of the registered office of the Company in the State of Delaware is c/o Corporation Service Company, 2711 Centerville Road, Wilmington, New Castle County, Delaware 19808.

     5. Registered Agent. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Wilmington, New Castle County, Delaware 19808.

     6. Members.

          a. Member.

               (i) The name and mailing address of the Member is set forth on Schedule A attached hereto. The Member was admitted to the Company as a member of the Company upon its execution of a counterpart signature page of this Agreement.

               (ii) Subject to Section 11(d), the Member may act by written consent.

               (iii) Upon the occurrence of any event that causes the Member to cease to be a member of the Company (other than upon an assignment by the Member of all of its limited liability company interest in the Company and the admission of the transferee pursuant to Sections 23 and 24) (a "Member Cessation Event"), Springing Member 1 shall, without any action of any Person and simultaneously with the Member Cessation Event, automatically be admitted to the Company as a Special Member and shall continue the Company without dissolution. If, however, at the time of a Member Cessation Event, Springing Member 1 had died or is otherwise no longer able to step into the role of Special Member, then in such event, Springing Member 2 shall, concurrently with the Member Cessation Event, and without any action of any Person and simultaneously with the Member Cessation Event, automatically be admitted to the Company as Special Member and shall continue the Company without dissolution. It is the intent of these provisions that the Company never has more than one Special Member at any particular point in time. No Special Member may resign from the Company or transfer its rights as Special Member unless a successor Special Member has been admitted to the Company as Special Member by executing a counterpart to this Agreement.

               The Company shall at all times have two Springing Members. In the event of a vacancy in the position of Springing Member, the Member shall, as soon as practicable, appoint a successor Springing Member to fill such vacancy. By signing this Agreement, each Springing Member agrees that, should such Springing Member become a Special Member, such Springing Member will be subject to and bound by the provisions of this Agreement applicable to a Special Member.

               "Springing Member" means a person who is not a member of the Company but who has signed this Agreement in order that, upon the conditions described in Section 6(a)(iii), such Person can become the Special Member without any delay in order that at all times the Company shall have at least one member.

          b. Special Member.

               (i) "Special Member" means, upon such person's admission to the Company as a member of the Company pursuant to Section 6(a)(iii), a person acting as an Independent Manager, in such person's capacity as a member of the Company. A Special Member shall only have the rights and duties expressly set forth in this Agreement.

               (ii) A Special Member shall be a member of the Company, shall have no interest in the profits, losses and capital of the Company, and shall have no right to receive any distributions of Company assets. Pursuant to Section 18-301 of the Act, a Special Member shall not be required to make any capital contributions to the Company and shall not receive a limited liability company interest in the Company. Except as required by any mandatory provision of the Act, a Special Member, in its capacity as Special Member, shall have no right to vote on, approve or otherwise consent to any action by, or matter relating to, the Company, including, without limitation, the merger, consolidation or conversion of the Company. In order to implement the admission to the Company of a Special Member, each person acting as a Springing Member shall execute a counterpart to this Agreement. Prior to its admission to the Company as Special Member, each person acting as a Springing Member shall not be a member of the Company.

               (iii) No resignation or removal of a Springing Member, and no appointment of a successor Springing Member shall be effective unless and until such successor shall have executed a counterpart to this Agreement, and such successor has also accepted its appointment as Independent Manager pursuant to Section 12; provided, however, a Special Member shall automatically cease to be a member of the Company upon the admission to the Company of a substitute member ("Substitute Member").

          c. Bankruptcy. Notwithstanding any other provision of this Agreement to the contrary, the Bankruptcy (as defined herein) of any Member or Special Member shall not cause such Member or Special Member to cease to be a member of the Company and upon the occurrence of such an event, the business of the Company shall continue without dissolution.

          d. Voting. Notwithstanding any provision of this Agreement to the contrary, when acting on matters subject to the vote of the Members, notwithstanding that the Company is not then insolvent, all of the members shall take, to the fullest extent permitted by law, including, without limitation, Section 18-1101(c) of the Act, into account the interest of the Company's creditors, as well as those of the Members.

     7. Certificates. George A. Schmidt, as an "authorized person" within the meaning of the Act, has executed, delivered and filed the Certificate of Formation of the Company with the Secretary of State of the State of Delaware. Upon the filing of the Certificate of Formation with the Secretary of State of Delaware, his powers as an "authorized person" ceased. As of the date hereof and going forward, the Member shall act as the designated "authorized person" within the meaning of the Act. The Member shall execute, deliver and file any other certificates, and any amendments and/or restatements thereof, necessary for the Company to do business in the State of California and in any other jurisdiction in which the Company may wish to conduct business. The existence of the Company as a separate legal entity shall continue until the cancellation of the Certificate of Formation as provided in the Act.

     8. Purposes.

          a. Subject to Section 11(d), the purposes of the Company are to engage in the following activities:

               (i) to acquire from [________________] and various other entities acting as tenants in common (the "Sellers") a fee interest and a leasehold interest in certain parcels of real property, together with all improvements located thereon, in the City of [________________], State of [________________] as more particularly described in the Mortgage (as defined below) (the "Property") and any proceeds or rights associated therewith,

               (ii) to hold, administer, service or enter into agreements for the servicing of, finance, manage, sell, assign, pledge, collect amounts due on, lease, mortgage, operate and otherwise deal with the Property;

               (iii) to assume indebtedness (the "Indebtedness") secured by that certain Deed of Trust, Assignment of Leases and Rents and Security Agreement (the "Mortgage") given by the Sellers for the benefit of [________________] (the "Original Lender") and currently held by [________________], as trustee for registered holders of [________________] (including its successors and assigns, "Lender") as evidenced by that certain Loan Agreement between Sellers and the Original Lender (the "Loan Agreement") and that certain Promissory Note (the "Note") made by the Sellers payable to the order of the Original Lender and the other Loan Documents (the Mortgage, Note and Loan Agreement, together with any of the "Loan Documents" (as defined in the Loan Agreement), together with any documents required by the Lender in connection with the assumption of the Indebtedness, one collectively referred to herein as the "Loan Documents");

               (iv) to invest, or direct the investment of, proceeds from the Property and its other assets and any capital and income of the Company in accordance with the Loan Documents and not inconsistent with this Section 8, Section 11(d) or the Loan Documents; and

               (v) to do such other things and carry on any other activities which the members determine to be necessary, convenient or incidental to any of the foregoing purposes, and have and exercise all of the power and rights conferred upon limited liability companies formed pursuant to the Act in furtherance of the foregoing stated purposes.

          b. The Company, by or through the Member on behalf of the Company, may enter into and perform the Loan Documents and all documents, agreements, certificates, or financing statements contemplated thereby or related thereto, all without any further act, vote or approval of the Member notwithstanding any other provision of this Agreement, the Act or applicable law, rule or regulation. The foregoing authorization shall not be deemed a restriction on the powers of the Member to enter into any other agreements on behalf of the Company. All actions taken by the Member on behalf of the Company or on behalf of any of its affiliates prior to the date hereof, to effect the transactions contemplated by the Loan Documents, are hereby ratified, approved, and confirmed in all respects.

     9. REOC Status. The Company is intended to be a "real estate operating company" (a "REOC") as that term is defined in 29 C.F.R. Section 2510.3-101(e). The Member will conduct the affairs and operations of the Company in such a manner that the Company will qualify as an REOC.

     10. Powers. Subject to Section 11(d), the Company and the Member on behalf of the Company (i) shall have and exercise all powers necessary, convenient or incidental to accomplish its purposes as set forth in Section 8; and (ii) shall have and exercise all of the powers and rights conferred upon limited liability companies formed pursuant to the Act.

     11. Management.

          a. Management by Member. Subject to Section 11(d), the business and affairs of the Company shall be managed by or under the direction of the Member. Subject to Section 12, the Member may determine at any time in its sole and absolute discretion the number of Independent Managers. The initial number of Independent Managers shall be two. The initial Independent Managers designated by the Member are [________________] and [________________].

          b. Powers. Subject to Section 11(d), the Member shall have the power to do any and all acts necessary, convenient or incidental to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise. Subject to Sections 8 and 10, the Member has the authority to bind the Company.

          c. Member as Agent. To the extent of its powers set forth in this Agreement and subject to Section 11(d), the Member is an agent of the Company for the purpose of the Company's business, and the actions of the Member taken in accordance with such powers set forth in this Agreement shall bind the Company.

          d. Limitations on the Company's Activities.

               (i) This Section 11(d) is being adopted in order to comply with certain provisions required in order to qualify the Company as a "special purpose entity" for the purpose of the Indebtedness and so long as the Indebtedness is outstanding, this Section 11(d) shall govern the activities of the Company notwithstanding any other provision of this Agreement.

               (ii) The Member shall not, so long as any Indebtedness is outstanding, amend, materially alter, change or repeal this Agreement without the consent of Lender or its successors and assigns, and, after the securitization contemplated by the Loan Agreement, only if the Company receives confirmation from each of the applicable rating agencies that such amendment would not result in the qualification, withdrawal or downgrade of any securities rating. Subject to this
          Section 11(d), the Member reserves the right to amend, alter, change or repeal any provisions contained in this Agreement in accordance with Section 31. In the event of any conflict between any of the definitions of "Independent Manager", "Indebtedness", "Special Member", "Springing Member", "Loan Documents", "Property", "Mortgage", "Bankruptcy", or Section 2, Sections 6(a)(ii) and (iii), 6(b), 6(c), 6(d), 8, 10, 11, 12, 13, 18, 22, 23, 24, 25, 26, 27, 29, 30, 31 or 34
          (the "Special Purpose Provisions"), on the one hand, and any other provision of this or any other document governing the formation, management or operation of the Company, on the other hand, the Special Purpose Provisions shall control.

               (iii) Notwithstanding any other provision of this Agreement and any provision of law that otherwise so empowers the Company, so long as any Indebtedness is outstanding, none of the Company, the Member, the Independent Manager or any other Person or entity on behalf of the Company shall be authorized or empowered, nor shall they permit the Company, without the prior unanimous written consent of the Member and all of the Independent Managers, to institute proceedings to have the Company adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against the Company or file a voluntary petition seeking, or consenting to, reorganization or relief with respect to the Company under any applicable federal or state law relating to bankruptcy, or seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or a substantial part of its property, or make any assignment for the benefit of creditors of the Company, or admit in writing the Company's inability to pay its debts generally as they become due, or to the fullest extent permitted by law, to take any action in furtherance of any such action, provided, however, that the Member may not vote on, or authorize the taking of, any of the foregoing actions unless there are two Independent Managers then serving in such capacity. To the fullest extent permitted by law, for so long as any Indebtedness is outstanding, none of the Company, the Member or the Independent Managers shall be authorized or empowered, nor shall they permit the Company to consolidate, merge, dissolve, terminate, liquidate or sell all or substantially all of the Company's assets (other than such sales as are permitted under the Loan Documents).

               (iv) So long as any Indebtedness is outstanding, the Member shall cause the Company to do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises. The Member also shall cause the Company to be a "special purpose entity", as such term is defined in the Loan Agreement, and shall cause the Company to do the following:

               (1) maintain its own separate books and records, bank statements, and bank accounts;

               (2) at all times hold itself out to the public as a legal entity separate from the Member and any other Person (as defined below) and not identify itself as a division of any other Person;

               (3) file its own tax returns, if any, as may be required under applicable law, to the extent not treated as a "disregarded entity", and pay any taxes required to be paid under applicable law;

               (4) not commingle its assets with assets of any other Person and not divert any of its funds to any other Person or for any other purpose other than business uses of the Company, as applicable;

               (5) conduct its business in its own name separate and apart from that of any of its Affiliates or any other Person and hold all of its assets in its own name;

               (6) strictly comply with all Delaware limited liability company organizational formalities to maintain its separate existence;

               (7) pay its own liabilities and expenses only out of its own funds;

               (8) maintain a commercially reasonable relationship with its Affiliates (as defined below) and its Member that is substantially similar to the relationship that would exist between unaffiliated entities dealing under terms which are commercially reasonable and, except for capital contributions and capital distributions permitted under the terms and conditions of this Agreement, similar to those in "arms length" transactions between unaffiliated entities;

               (9) from its own funds, pay the salaries of its own employees, if any;

               (10) not guarantee or become obligated for the debts of any other entity, including any Affiliate, and not hold out its credit as being available to satisfy the obligations of others;

               (11) allocate fairly and reasonably any overhead for shared office space;

               (12) use separate stationery, invoices and checks bearing its own name;

               (13) not pledge its assets for the benefit of any other Person or make any loans or advances to any other Person;

               (14) correct any known misunderstanding regarding its separate identity;

               (15) maintain adequate capital and an adequate number of
                    employees in light of its contemplated business purposes;

               (16) not acquire any obligations or securities of a Member or its affiliates;

               (17) cause the Member and other representatives of the Company to act at all times with respect to the Company consistent with and in furtherance of the foregoing and in the best interests of the Company;

               (18) not own any asset or property other than (i) the Property;
                    and (ii) personal property necessary for the ownership and operation of the Property;

               (19) not engage, directly or indirectly, in any business other than the ownership, management and operation of the Property; and

               (20) maintain separate financial statements, showing its assets and liabilities separate and apart from those of any other Person or entity, in accordance with generally accepted accounting principles ("GAAP") or otherwise in accordance with the Loan Documents and not to have its assets listed on the financial statement of any other entity.

               Subject to Section 11(d)(ii), the Member shall be prohibited from amending this Agreement with respect to the foregoing covenants without the consent of Lender or its successors and assigns, and, after the securitization contemplated by the Loan Agreement only if the Company receives (i) confirmation from each of the applicable rating agencies that such amendment would not result in the qualification, withdrawal or downgrade of any securities rating; and
          (ii) approval of such amendment by Lender or its successors and assigns. Failure of the Company, or the Member or an Independent Manager on behalf of the Company, to comply with any of the foregoing covenants or any of the other covenants contained in this Agreement shall not affect the status of the Company as a separate legal entity or the limited liability of the Member or the Independent Managers.

               (v) So long as any Indebtedness is outstanding, the Member shall not cause or permit the Company to:

               (1) become or remain liable, directly or contingently, in connection with any indebtedness or other liability of any other person or entity, whether by guarantee, endorsement (other than endorsements of negotiable instruments for deposit or collection in the ordinary course of business), agreement to purchase or repurchase, agreement to supply or advance funds, or otherwise;

               (2) grant or permit to exist any lien, encumbrance, claim, security interest, pledge or other right in favor of any person or entity with respect to the Property, except as contemplated by the Loan Documents;

               (3) engage, directly or indirectly, in any business other than owning the Property or the actions required or permitted to be performed under Section 8, the Loan Documents, or this
                    Section 11(d);

               (4) incur, create or assume any indebtedness other than the Indebtedness and liabilities incurred in the ordinary course of its business that are related to, and reasonably necessary for, the ownership and operation of the Property and permitted under the Loan Documents;

               (5) make or permit to remain outstanding any loan or advance to any other person or entity, or own or acquire (a) indebtedness issued by any other person or entity, or (b) any stock or securities of or interest in, any person or entity;

               (6) enter into, or be a party to, any transaction with any of its affiliates, except (i) the transactions contemplated by the Loan Documents, and (ii) any other transactions that are consistent with market terms of any such transactions entered into by unaffiliated parties and that are (A) in the ordinary course of business; (B) pursuant to the reasonable requirements and purposes of its business; and (C) upon fair and reasonable terms (and, to the extent material, pursuant to enforceable written agreements);

               (7) transfer limited liability company ownership interests other than such activities that are expressly permitted pursuant to Sections 23 and 24 hereof;

               (8) form, acquire or hold any subsidiary or own equity interest in any other entity (whether corporate, partnership, limited liability company or other);

               (9) to the fullest extent permitted by applicable law, engage in any dissolution, liquidation, consolidation, merger, sale or other transfer of any of its assets outside the ordinary course of the Company's business;

               (10) elect to be classified as an association taxable as a corporation for federal, state, local or other income tax purposes; or

               (11) make any change to its name or principal business or use of any trade names, fictitious names, assumed names or "doing business as" names.

          e. Actions Requiring the Consent of the Member. Without the express written approval of the Member, but expressly subject to the additional limitations on and obligations of the Member, the Company shall not:

               (i) do any act in contravention of this Agreement;

               (ii) do any act which would make it impossible to carry on the ordinary business of the Company or the Member;

               (iii) sell, assign or transfer in whole or any portions the Property except as permitted in this Agreement and the Loan Documents;

               (iv) confess a judgment against the Company or the Member;

               (v) possess property or assign rights in specific Company property for other than a purpose described herein;

               (vi) except as otherwise provided in this Agreement, admit a person or entity as a Member of the Company; or

               (vii) pay any fee or other compensation, take any action or grant any consent which is otherwise prohibited by this Agreement.

     12. Independent Managers. As long as any Indebtedness is outstanding, the Member shall cause the Company at all times to have at least two Independent Managers who will each be appointed by the Member. To the fullest extent permitted by law, including Section 18-1101(c) of the Act, the Independent Managers shall consider only the interests of the Company, including its respective creditors, in acting or otherwise voting on the matters referred to in Section 11(d)(iii). No resignation or removal of an Independent Manager, and no appointment of a successor Independent Manager, shall be effective until the successor Independent Manager (i) shall have accepted his or her appointment by a written instrument; and (ii) shall have executed a counterpart of this Agreement as required by Section 6(b)(iii). In the event of a vacancy in the position of Independent Manager, the Member shall, as soon as practicable, appoint a new Independent Manager. All right, power and authority of the Independent Managers shall be limited to the extent necessary to exercise those rights and perform those duties specifically set forth in this Agreement. Except as provided in the second sentence of this Section 12, in exercising their rights and performing their duties under this Agreement, the Independent Managers shall have a fiduciary duty of loyalty and care similar to that of a director of a business corporation organized under the General Corporation Law of the State of Delaware. No Independent Manager shall at any time serve as trustee in bankruptcy for any Affiliate of the Company. As used in this Agreement, "Affiliate" shall mean, with respect to any Person, any other Person, directly or indirectly, Controlling or Controlled by or under direct or indirect common Control with such Person including, without limitation, (i) any Person who has a familial relationship, by blood, marriage or otherwise with any partner or employee of the Company, or any affiliate thereof; and (ii) any Person which receives compensation for administrative, legal or accounting services from the Company or any Affiliate. As used in this Agreement, "Control", "Controlled" or "Controlling" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or general partnership or managing member interests, by contract or otherwise. Without limiting the generality of the foregoing, a Person shall be deemed to Control any other Person in which it owns, directly or indirectly, a majority of the ownership interests. As used in this Agreement, "Person" shall mean any individual, corporation, partnership, joint venture, limited liability company, limited liability partnership, associate, joint stock company, trust, unincorporated organization or other organization, whether or not a legal entity, and any governmental authority.

     13. Independent Manager. "Independent Manager" shall mean a natural person who is not at the time of initial appointment and has not been at any time during the preceding five (5) years and shall not be while serving as an Independent Manager: (a) an officer, director, employee, partner, manager, member, stockholder or beneficial-interest holder of the Company or any Affiliate (other than his or her service as an independent manager, independent director, or special member of the Company); (b) a creditor, customer, supplier or other Person who derives any of its purchases or revenues (other than any fee the Independent Manager or the entity which employs the Independent Manager receives from (i) serving as an Independent Manager of the Company; or (ii) normal corporate services) from its activities with the Company; (c) a Person or other entity Controlling or under common Control with any such Person described in (a) or (b) above; or (d) a member of the immediate family of any such officer, director, employee, partner, manager, member, stockholder, or beneficial-interest holder of the Company or creditor, customer, supplier or special member of the Company. A natural person who satisfies the foregoing definition other than subparagraph (b) shall not be disqualified from serving as an Independent Manager of the Company if such individual is an independent director provided by a nationally recognized company that provides professional independent managers/directors (a "Professional Independent Director") and it also provides other corporate services in the ordinary course of its business. A natural person who otherwise satisfies the foregoing definition except for being the independent director of a "special purpose entity" affiliated with the Company that does not own a direct or indirect equity interest in the Company or any co-borrower shall not be disqualified from serving as an Independent Manager of the Company if such individual is either (i) a Professional Independent Director or (ii) the fees that such individual earns from serving as independent director of Affiliates of the Company constitute in the aggregate less than five percent (5%) of such individual's annual income. Notwithstanding the immediately preceding sentence, an Independent Manager may not simultaneously serve as Independent Manager of the Company and independent director of a special purpose entity that owns a direct or indirect equity interest in the Company or in any co-borrower with the Company. For purposes of this paragraph, a "special purpose entity" is an entity, whose organizational documents contain restrictions on its activities and impose requirements intended to preserve the Company's separateness that are substantially similar to those of the Company.

     14. Limited Liability. Except as otherwise expressly provided in the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort, or otherwise, shall be the debts, obligations and liabilities solely of the Company, and none of the Member nor any partner thereof, any Special Member or any Independent Manager shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member, Special Member or Independent Manager of the Company.

     15. Capital Contributions. The Member has a one hundred percent (100%) limited liability company interest in the Company. The Member shall, within ten
(10) days following its execution of this Agreement, make a capital contribution to the Company of One Hundred Dollars ($100.00).

     16. Additional Contributions. The Member is not required to make any additional capital contributions to the Company. However, the Member may make additional capital contributions to the Company at any time. The provisions of this Section 16 are intended solely to benefit the Member and, to the fullest extent permitted by law, shall not be construed as conferring any benefit upon any creditor of the Company (and no such creditor of the Company shall be a third-party beneficiary of this Agreement) and the Member and the Special Members shall not have any duty or obligation to any creditor of the Company to make any contribution to the Company or to issue any call for capital pursuant to this Agreement. In the event Member pays any amount to Lender pursuant to the terms of the Guaranty given by the Member, as guarantor, or any other covenant under the Loan Documents given by Member for the benefit of Lender in connection with the Indebtedness, and which reduces the outstanding amount of the Indebtedness, such amount shall be deemed to be a contribution to the capital of the Company made by the Member.

     17. Tax Status. It is intended that the Company, solely for tax purposes, shall be disregarded as an entity separate from its Member for federal, state and local income tax purposes.

     18. Distributions. Distributions shall be made to the Member at the times and in the aggregate amounts determined by the Member. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not be required to make a distribution to the Member on account of its interest in the Company if such distribution would violate Section 18-607 of the Act or any other applicable law, or constitute a default under the Loan Documents. Any payments made pursuant to the Loan Documents to or for the benefit of the Member, in its future capacity as a mezzanine borrower, shall constitute distributions to or at the direction of the Member.

     19. Books and Records. The Member shall keep or cause to be kept complete and accurate books of account and records with respect to the Company's business. The books of the Company shall at all times be maintained by the Member. The Member and its duly authorized representatives shall have the right to examine the Company books, records and documents during normal business hours. The Company's books of account shall be kept using the method of accounting determined by the Member. The Company's independent auditor shall be an independent public accounting firm selected by the Member.

     20. Reports.

          a. The Company shall cause to be prepared, at the Company's expense, such financial reports and other information as the Member may determine are appropriate or necessary.

          b. If required, the Member shall cause the accountants of the Company to prepare all federal, state and local tax returns required of the Company, submit those returns to the Member for its approval no later than thirty (30) calendar days prior to the date required for the filing thereof (including any extensions granted) and will cause the tax returns to be filed after they have been approved by the Member.

          c. All decisions as to accounting principles shall be made by the Member, subject to the provisions of this Agreement.

     21. Other Business. The Special Members and any Affiliate of the Member may engage in or possess an interest in other business ventures (unconnected with the Company) of every kind and description, independently or with others notwithstanding any provision to the contrary at law or at equity. The Company shall not have any rights in or to such independent ventures or the income or profits therefrom by virtue of this Agreement. Neither the Member nor any Special Member nor any Manager shall have the right, power or authority to bind the Company, the Member or any partner in Member in connection with any other business or transaction which is not within the scope of the purpose of the Company as set forth herein.

     22. Exculpation and Indemnification.

          a. No Member, Special Member, Independent Manager, employee, agent or Affiliate of the Company and no direct or indirect employee, representative, partner, agent or Affiliate of the Member (collectively, the "Covered Persons") shall be liable to the Company or any other Person who has an interest in or claim against the Company for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement excepting a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person's gross negligence or willful misconduct.

          b. To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of such Covered Person's gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this
     Section 22 shall be provided out of and to the extent of the Company assets only, and no Member or Independent Manager shall have personal liability on account thereof; and provided further, that so long as any Indebtedness is outstanding, indemnification payments under this Section 22 (including without limitation any payments made under Section 22(c)) shall be fully subordinated to any obligations respecting the Property and no indemnity payment from funds of the Company (as distinct from funds from other sources, such as insurance) of any indemnity under this Section 22 shall be payable from amounts allocable to any other Person pursuant to the Loan Documents and, to the fullest extent permitted by law, shall not constitute a claim against the Company if there is otherwise insufficient cash flow to pay such obligations.

          c. To the fullest extent permitted by applicable law and subject to
     Section 22(b) above, expenses (including legal fees) incurred by a Covered Person defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized by this Section 22.

          d. A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, or any other facts pertinent to the existence and amount of assets from which distributions to the Member might properly be paid.

          e. To the extent that, at law or in equity, a Covered Person has duties, including fiduciary duties, and liabilities relating thereto to the Company or to any other Covered Person, a Covered Person acting under this Agreement shall not be liable to the Company or to any other Covered Person for its good faith reliance on the provisions of this Agreement or any approval or authorization granted by the Company or any other Covered Person. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the Member and the Special Members to replace such other duties and liabilities of such Covered Person.

          f. The foregoing provisions of this Section 22 shall survive any termination of this Agreement.

     23. Transfers.

          (a) The transfer of any direct or indirect limited liability company ownership interest in the Company must be made in accordance with the Loan Documents. Any such transfer in violation of the terms of this Agreement or the Loan Documents shall be void and of no effect. If the Member transfers all of its membership interest in the Company pursuant to this Section 23 and in accordance with the Loan Documents, the transferee shall be admitted to the Company as a member of the Company upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement. Such admission shall be deemed effective immediately prior to the transfer and, immediately following such admission, the transferor Member shall cease to be a member of the Company.

          (b) Upon a foreclosure, sale or other transfer of the limited liability company interests in the Company pursuant to a future pledge and security agreement, (the "Mezzanine Pledge Agreement"), among Member and Mezzanine Lender (defined below), the holder of such limited liability company interests shall, upon the execution of a counterpart to this Agreement, automatically be admitted as member of the Company upon such foreclosure, sale or other transfer, with all of the rights and obligations of the Member hereunder, subject to the limitations on transferability of such interests as described in this Section 23. The Company acknowledges that a pledge of the membership interest in the Company made by the Member in connection with the Mezzanine Pledge Agreement shall be a pledge not only of profits and losses of the Company, but also a pledge of all rights and obligations of the Member. Upon a foreclosure, sale or other transfer of the limited liability company interests of the Company pursuant to the Mezzanine Pledge Agreement, the successor Member may transfer its interests in the Company, subject to this Section 23. Notwithstanding any provision in the Act or any other provision contained herein to the contrary, the

     Member shall be permitted to pledge and, upon any foreclosure of such pledge in connection with the admission of the Mezzanine Lender as a member, to transfer to the Mezzanine Lender its rights and powers to manage and control the affairs of the Company pursuant to the terms of the Mezzanine Pledge Agreement. Upon the exercise of its rights under the Mezzanine Pledge Agreement, the Mezzanine Lender shall have, among its other powers, the right to appoint and remove Independent Managers pursuant to the terms of Sections 11 and 12 herein.

          (c) Notwithstanding anything to the contrary contained herein, the Member shall not, without the prior written consent of the Mezzanine Lender, if any, issue and shall not permit the issuance of any additional limited liability company interests of the Company other than its initial issuance of limited liability company interests issued on or prior to the date of this Agreement.

          (d) Notwithstanding any provision in the Act or any other provision contained herein to the contrary, all limited liability company interests or shares issued by the Company are not and shall not become securities governed by Article 8 of the Uniform Commercial Code, see U.C.C. ss.8-103(c) (revised 1994 as in effect from time to time in the State of Delaware and any other applicable jurisdiction).

          For the purposes of this Section 23, "Mezzanine Lender" means any future mezzanine lender, its successors and assigns entering into a loan with a Member as borrower pursuant to which such Member pledges to the mezzanine lender all of its membership interest in the Company.

     24. Admission of Additional Members. Subject to the terms of Section 23, one or more additional members of the Company may be admitted to the Company with the written consent of the Member; provided that, notwithstanding the foregoing, so long as any Indebtedness remains outstanding, no additional members may be admitted to the Company, other than the Substitute Member or the Special Member, unless there is a transfer of 100% of the membership interest to a single entity in accordance with Section 23. In addition, any such admission pursuant to this Section 24 to the extent applicable must be made in accordance with the Loan Documents.

     25. Dissolution.

          a. Subject to Section 11(d), the Company shall be dissolved, and its affairs shall be wound up upon the first to occur of the following: (i) the termination of the legal existence of the last remaining member of the Company or the occurrence of any other event which terminates the continued membership of the last remaining member of the Company in the Company unless the business of the Company is continued in a manner required under
     Section 6(a)(iii) or this Section 25 or permitted by this Agreement or the Act; or (ii) the entry of a decree of judicial dissolution under Section 18-802 of the Act. Upon the occurrence of any event that causes the last remaining member of the Company to cease to be a member of the Company or the Member to cease to be a member of the Company (other than upon an assignment by the Member of all of its limited liability company interest in the Company and the admission of the transferee pursuant to Sections 23 and 24), to the fullest extent permitted by law, the personal representative of such member is hereby authorized to, and shall, within 90 days after the occurrence of the event that terminated the continued membership of such member of the Company, agree in writing (i) to continue the Company; and (ii) to the admission of the personal representative or its nominee or designee, as the case may be, as a Substitute Member of the Company, effective as of the occurrence of the event that terminated the continued membership of such member of the Company in the Company.

          b. Notwithstanding any other provision of this Agreement, the Bankruptcy of the Member or the Special Member shall not cause the Member or such Special Member to cease to be a member of the Company and upon the occurrence of such an event, the business of the Company shall continue without dissolution. Notwithstanding any other provision of this Agreement, the Member waives any right it might have to agree in writing to dissolve the Company upon the Bankruptcy of the Member or the occurrence of any other event that causes such Member to cease to be a member of the Company. "Bankruptcy" means, with respect to the Member or the Special Member, if the Member or a Special Member (i) makes an assignment for the benefit of creditors; (ii) files a voluntary petition in bankruptcy; (iii) is adjudged a bankrupt or insolvent, or has entered against itself an order for relief, in any bankruptcy or insolvency proceeding; (iv) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, or similar relief under any statute, law or regulation; (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of this nature; (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Person or of all or any substantial part of its properties; or (vii) 120 days after the commencement of any proceeding against the Person seeking reorganization, arrangement, composition, readjustment, liquidation, or similar relief under any statute, law or regulation, if the proceeding has not been dismissed, or if within 90 days after the appointment, without the Person's consent or acquiescence, of a trustee, receiver or liquidator of the Person or of all or any substantial part of its properties, the appointment is not vacated or stayed, or within 90 days after the expiration of any such stay, the appointment is not vacated. With respect to any Person, the foregoing definition of "Bankruptcy" is intended to replace and shall supersede the definition of "bankruptcy" set forth in Sections 18-101(1) and 18-304 of the Act.

          c. In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act; provided, however, if at such time (i) any Indebtedness is outstanding and (ii) the Company has not been released from its obligations with respect to such Indebtedness in accordance with the Loan Documents, then, to the extent permissible by applicable law, the Company shall not liquidate the Property without first obtaining the approval of the mortgagee holding the Mortgage or any other mortgagee holding first priority liens on any portion of the Property. Such mortgagees may continue to exercise all of their rights under the existing security instruments or agreements until the Indebtedness has been fully paid or discharged.

          d. The Company shall terminate when (i) all of the assets of the Company, after payment of or due provision for all debts, liabilities and obligations of the Company shall have been distributed to the Member in the manner provided for in this Agreement; and (ii) the Certificate of Formation shall have been canceled in the manner required by the Act.

     26. Waiver of Partition; Nature of Interest. Except as otherwise expressly provided in this Agreement, to the fullest extent permitted by law, the Member and the Independent Managers hereby irrevocably waive any right or power that such Member or the Independent Managers might have to cause the Company or any of its assets to be partitioned, to cause the appointment of a receiver for all or any portion of the assets of the Company, to compel any sale of all or any portion of the assets of the Company pursuant to any applicable law or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of the Company. No Member shall have any interest in any specific asset of the Company, and no Member shall have the status of a creditor with respect to any distribution pursuant to
Section 18 hereof. The interest of the Member in the Company is personal property.

     27. Benefits of Agreement; No Third-Party Rights. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of the Company or by any creditor of the Member other than (i) the Special Purpose Provisions, which shall be for the benefit of Lender and its successors and assigns; and (ii) Section 34 which shall be for the benefit of each Independent Manager. Subject to the Special Purpose Provisions, nothing in this Agreement shall be deemed to create any right in any Person (other than Covered Persons) not a party hereto, and this Agreement shall not be construed in any respect to be a contract in whole or in part for the benefit of any third Person.

     28. Severability of Provisions. Each provision of this Agreement shall be considered severable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement which are valid, enforceable and legal.

     29. Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof.

     30. Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware (without regard to conflict of laws principles), all rights and remedies being governed by said laws.

     31. Amendments. Subject to Section 11(d) and 11(e), this Agreement may not be modified, altered, supplemented or amended except pursuant to a written agreement executed and delivered by the Member. Subject to Section 11(d) and 11(e), so long as any Indebtedness is outstanding, this Agreement may not be modified, altered, supplemented or amended unless the Lender under the Loan Documents consents and, to the extent the Indebtedness has been securitized, the related rating agencies have delivered written confirmation that such changes will not result in the qualification, downgrade or withdrawal of any ratings assigned to the related securities, except: (i) to cure any ambiguity or (ii) to appoint a successor Independent Manager pursuant to Section 12.

     32. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement and all of which together shall constitute one and the same instrument.

     33. Notices. Any notices required to be delivered hereunder shall be in writing and personally delivered, mailed or sent by telecopy, electronic mail, or other similar form of rapid transmission, and shall be deemed to have been duly given upon receipt (a) in the case of the Company, to the Company at its address set forth in Section 3; (b) in the case of the Member, to the Member at its address as listed on Schedule A attached hereto; and (c) in the case of either of the foregoing, at such other address as may be designated by written notice to the other party.

     34. Enforcement by Independent Manager. Notwithstanding any other provision of this Agreement, the Member and the Springing Members agree that this Agreement, including, without limitation, the Special Purpose Provisions constitutes a legal, valid and binding agreement of the Member and the Springing Members, and is enforceable against the Member and the Springing Members by the Independent Managers, in accordance with its terms. In addition, each of the Independent Managers shall be an intended beneficiary of this Agreement.

     35. Effectiveness. Pursuant to Section 18-201(d) of the Act, this Agreement shall be effective as of [________________].

             [Signature page follows. No further text on this page.]

                                                                       EXHIBIT D
                  Form of Level 2 Subsidiary Limited Liability Company Agreement


     IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Agreement effective as of ______________ ___, ____.

                        MEMBER:
                        -------

                        [________________] REIT, LLC, a Delaware limited liability company

                        By: OG RETAIL HOLDING CO., LLC, a Delaware
                            limited liability company, its managing member

                            By: GLIMCHER PROPERTIES LIMITED PARTNERSHIP,
                                a Delaware limited partnership, as
                                administering member

                                By: GLIMCHER PROPERTIES CORPORATION, a
                                    Delaware corporation, its sole general
                                    partner

                                    By:_________________________
                                       George A. Schmidt, as
                                       Executive Vice President


                        Springing Member 1/Independent Manager:
                        ---------------------------------------

                               ____________________________
                               [________________], individually


                        Springing Member 2/Independent Manager:
                        ---------------------------------------

                               ____________________________
                               [________________], individually


                        Signature Page For LLC Agreement

                                   SCHEDULE A
                                   ----------

                                     Member
                                     ------



[________________] REIT, LLC
c/o Glimcher Properties Limited Partnership
150 East Gay Street
Columbus, Ohio 43215
Attention: General Counsel